                                                                     EXHIBIT 4.1
================================================================================


                               MONY Holdings, LLC,
                                   as Issuer,

                                       AND

                          Ambac Assurance Corporation,

                                       AND

The MONY Group Inc., solely for the limited purposes set forth in Sections 6.06,
                         11.05, 11.10(1) and 11.13(22),

                                       TO

                          Bank One Trust Company, N.A.
                                   as Trustee

                                  ------------

                                    Indenture

                                  ------------



                           Dated as of April 30, 2002
                                  $300,000,000

            Series A Floating Rate Insured Notes due January 21, 2017



                     Additional Floating Rate Insured Notes

                       Additional Fixed Rate Insured Notes

                                TABLE OF CONTENTS
                                -----------------

                                                                                                       PAGE
                                                                                                       ----

Article One DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION......................................1

Section 1.01.         Definitions........................................................................1
Section 1.02.         Form of Documents Delivered to Trustee and the Insurer............................22
Section 1.03.         Acts of Holders; Record Dates.....................................................22
Section 1.04.         Notices, Etc., to Trustee, Company and Insurer....................................24
Section 1.05.         Notice to Holders.................................................................25
Section 1.06.         Waiver............................................................................25
Section 1.07.         Conflict with TIA.................................................................25
Section 1.08.         Effect of Headings and Table of Contents..........................................25
Section 1.09.         Successors and Assigns............................................................26
Section 1.10.         Severability Clause...............................................................26
Section 1.11.         Benefits of Indenture.............................................................26
Section 1.12.         Governing Law.....................................................................26
Section 1.13.         Business Day Convention...........................................................26
Section 1.14.         Non-Petition Clause...............................................................26

Article Two NOTE FORMS..................................................................................27

Section 2.01.         Forms Generally...................................................................27
Section 2.02.         Form of Legends...................................................................28
Section 2.03.         Form of Legend for Global Notes...................................................29
Section 2.04.         Form of Trustee's Certificate of Authentication...................................30

Article Three THE NOTES.................................................................................30

Section 3.01.         Title and Terms...................................................................30
Section 3.02.         Denominations.....................................................................31
Section 3.03.         Execution, Authentication, Delivery and Dating....................................31
Section 3.04.         Temporary Notes...................................................................31
Section 3.05.         Tax Treatment.....................................................................32
Section 3.06.         Registration; General Provisions Relating to Transfer and Exchange; Exchange
                      of Exchange Notes for Original Notes..............................................32
Section 3.07.         Restrictions on Transfer..........................................................35
Section 3.08.         Mutilated, Destroyed, Lost and Stolen Notes.......................................39
Section 3.09.         Payment of Principal and Interest.................................................39
Section 3.10.         Persons Deemed Owners.............................................................40
Section 3.11.         Cancellation......................................................................41
Section 3.12.         CUSIP, ISIN and Common Code Numbers...............................................41

Article Four DEBT SERVICE COVERAGE ACCOUNT..............................................................41

Section 4.01.         Establishment of Debt Service Coverage Account....................................41

Section 4.02.         Initial Deposit in DSCA-Subaccount OB.............................................42
Section 4.03.         Deposits in the DSCA-Subaccount CBB...............................................42
Section 4.04.         Provision of Information by the Company...........................................43
Section 4.05.         Withdrawal and Application of Funds...............................................45
Section 4.06.         Statement of Account..............................................................48
Section 4.07.         Inter-Business Loans..............................................................49
Section 4.08.         Subaccount OB Deposits............................................................49
Section 4.09.         Investment of Funds in Debt Service Coverage Account..............................51
Section 4.10.         Deficiency of Funds in Debt Service Coverage Account..............................51
Section 4.11.         Additional Reserve Account........................................................53

Article Five SATISFACTION AND DISCHARGE.................................................................55

Section 5.01.         Satisfaction and Discharge of Indenture...........................................55
Section 5.02.         Application of Money in the Debt Service Coverage Account and the Escrow Account..56

Article Six REMEDIES ...................................................................................56

Section 6.01.         Events of Default.................................................................56
Section 6.02.         Acceleration of Maturity; Rescission and Annulment; Foreclosure...................58
Section 6.03.         Suits for Enforcement by Trustee..................................................60
Section 6.04.         Remedies Regarding Collateral; Application of Proceeds............................60
Section 6.05.         Application of Moneys Collected...................................................61
Section 6.06.         Limited Recourse..................................................................63
Section 6.07.         Trustee May File Proofs of Claim..................................................64
Section 6.08.         Trustee May Enforce Claims Without Possession of Notes............................64
Section 6.09.         Limitation on Suits...............................................................65
Section 6.10.         Unconditional Right of Holders to Receive Principal and Interest..................65
Section 6.11.         Restoration of Rights and Remedies................................................66
Section 6.12.         Remedies Not Exclusive............................................................66
Section 6.13.         Delay or Omission Not Waiver......................................................66
Section 6.14.         Control of Proceedings............................................................66
Section 6.15.         Waiver of Past Defaults...........................................................67
Section 6.16.         Undertaking for Costs.............................................................67
Section 6.17.         Waiver of Usury, Stay or Extension Laws...........................................67
Section 6.18.         Trigger Events....................................................................68
Section 6.19.         Subrogation of Insurer............................................................69

Article Seven THE TRUSTEE...............................................................................69

Section 7.01.         Certain Duties and Responsibilities...............................................69
Section 7.02.         Notice of Defaults................................................................71
Section 7.03.         Certain Rights of Trustee.........................................................71
Section 7.04.         Not Responsible for Recitals or Issuance of Notes.................................72

Section 7.05.         May Hold Notes....................................................................72
Section 7.06.         Money Held in Trust...............................................................73
Section 7.07.         Compensation and Reimbursement....................................................73
Section 7.08.         Disqualification; Conflicting Interests...........................................73
Section 7.09.         Corporate Trustee Required; Eligibility...........................................73
Section 7.10.         Resignation and Removal; Appointment of Successor.................................74
Section 7.11.         Acceptance of Appointment by Successor............................................75
Section 7.12.         Merger, Conversion, Consolidation or Succession to Business.......................76
Section 7.13.         Preferential Collection of Claims Against Company.................................76
Section 7.14.         Appointment of Authenticating Agent...............................................76

Article Eight HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY..........................................78

Section 8.01.         Company to Furnish Trustee Names and Addresses of Holders.........................78
Section 8.02.         Preservation of Information; Communications to Holders............................78
Section 8.03.         Reports by Trustee................................................................79
Section 8.04.         Reports by Company................................................................79

Article Nine CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE; CLOSED BLOCK REINSURANCE.............81

Section 9.01.         Company May Consolidate, Etc., Only on Certain Terms..............................81
Section 9.02.         Successor Substituted.............................................................82
Section 9.03.         Closed Block Reinsurance..........................................................82

Article Ten SUPPLEMENTAL INDENTURES.....................................................................84

Section 10.01.        Supplemental Indentures Without Consent of Holders................................84
Section 10.02.        Supplemental Indentures With Consent of Holders...................................85
Section 10.03.        Execution of Supplemental Indentures..............................................86
Section 10.04.        Effect of Supplemental Indentures.................................................87
Section 10.05.        Conformity with TIA...............................................................87
Section 10.06.        Reference in Notes to Supplemental Indentures.....................................87

Article Eleven COVENANTS................................................................................87

Section 11.01.        Payment of Notes..................................................................87
Section 11.02.        Maintenance of Office or Agency...................................................88
Section 11.03.        Money for Note Payments to Be Held in Trust.......................................88
Section 11.04.        Statement by Officers as to Default...............................................90
Section 11.05.        Existence.........................................................................90
Section 11.06.        Business of the Company, MONY Life and its Subsidiaries...........................91
Section 11.07.        Maintenance of Properties.........................................................93
Section 11.08.        Payment of Taxes and Other Claims.................................................93
Section 11.09.        Limitation on Indebtedness........................................................94
Section 11.10.        Limitations Relating to the Closed Block Business.................................94
Section 11.11.        Dividends.........................................................................96

Section 11.12.        Management of Closed Block, Surplus and Related Assets and Debt Service
                      Coverage Account. ................................................................96
Section 11.13.        Non-Consolidation.................................................................97
Section 11.14.        Waiver of Certain Covenants.......................................................99

Article Twelve REDEMPTION OF NOTES.....................................................................100

Section 12.01.        Right of Redemption by the Company...............................................100
Section 12.02.        Redemption by the Company by Action of the Insurer...............................100
Section 12.03.        Redemption Due to Sale of All or Substantially All of Closed Block Business......100
Section 12.04.        Redemption Due to Change of Control..............................................100
Section 12.05.        Election to Redeem; Notice to Trustee............................................101
Section 12.06.        Notice of Redemption.............................................................101
Section 12.07.        Deposit of Redemption Price......................................................102
Section 12.08.        Notes Payable on Redemption Date.................................................102
Section 12.09.        Notes Redeemed in Part...........................................................102
Section 12.10.        Release of Company...............................................................103

Article Thirteen DEFEASANCE............................................................................103

Section 13.01.        Company's Option to Effect Defeasance............................................103
Section 13.02.        Defeasance and Discharge.........................................................103
Section 13.03.        Conditions to Defeasance.........................................................104
Section 13.04.        Deposited Money and U.S. Government Obligations to Be Held in Trust;
                      Miscellaneous Provisions. .......................................................106
Section 13.05.        Reinstatement....................................................................106

Article Fourteen DIVIDEND ALLOCATION...................................................................107

Section 14.01.        Dividend Allocation..............................................................107

Article Fifteen COLLATERAL AND SECURITY................................................................109

Section 15.01.        Obligations Secured Hereby.......................................................109
Section 15.02.        Collateral.......................................................................110
Section 15.03.        Management of Swaps and Tax Agreements Prior to Event of Default.................111
Section 15.04.        Perfection of Security Interest in Collateral....................................111
Section 15.05.        Continuing Security Interest; Termination........................................112
Section 15.06.        Protection of Collateral.........................................................112
Section 15.07.        Performance of Obligations.......................................................113
Section 15.08.        Further Assurances...............................................................113
Section 15.09.        Power of Attorney................................................................114
Section 15.10.        No Pledge of Collateral to Others................................................114
Section 15.11.        No Change in Issuer's Name, Structure or Office..................................114
Section 15.12.        Release of Collateral............................................................115

EXHIBITS

Exhibit A                  Form of Series A Note

Exhibit B                  Certificate for Transfer for Restricted Certificated and Restricted Global Notes

Exhibit C-1                Certificate for Transfers from Restricted Global Note to Temporary Regulation S
                           Global Note

Exhibit C-2                Certificate for Transfers from Restricted Global Note to Regulation S Global Note

Exhibit C-3                Certificate for Transfers from Temporary Regulation S Global Note or Regulation
                           S Global Note to Restricted Global Note

Exhibit C-4                Certificate for Transfers from Restricted Certificated Note to Restricted Global
                           Note
Exhibit C-5                Certificate for Transfers from Restricted Certificated Note to Regulation S
                           Global Note

Exhibit C-6                Certificate for Transfers from Restricted Certificated Note to Temporary
                           Regulation S Global Note
Exhibit C-7                Certificate from Owner of Beneficial Interest in a Temporary Regulation S Global
                           Note

Exhibit C-8                Certificate from Transferee of Beneficial Interest in a Temporary Regulation S
                           Global Note

Exhibit C-9                Certificate from Euroclear or Clearstream to Trustee, as Notes Registrar, for
                           Exchange of Beneficial Interest in Temporary Regulation S Global Note
Exhibit D                  Investment Policy Statement for Surplus and Related Assets

Exhibit E                  Investment Policy Statement for the Debt Service Coverage Account

Exhibit F                  Closed Block Business Administrative Payments

Exhibit G                  Expenses of MONY Holdings to be paid from Debt Service Coverage Account

Exhibit H                  Schedule of Projected Closed Block Asset/Liability Ratios

Exhibit I                  Form of Statement of Account

Exhibit J                  Form of Notice of Due Payments

Exhibit K                  Form of Notice of Due Tax Payments

Exhibit L                  Form of Notice of Required Account Deposit

Exhibit M                  Form of Notice of Account Deposit

Exhibit N                  Form of Notice of Current Ratings

Exhibit O                  Form of Subordination Provisions

Exhibit P                  Form of Notice of Glide Path Actual Ratio

Exhibit Q                  Form of Supplemental Indenture relating to Issuance of Additional Notes

Exhibit R                  Cross-references to the Trust Indenture Act


Annex A                    Modification to Statutory Accounting Principles for Use in Determining Closed
                           Block Business Surplus

                  INDENTURE, dated as of April 30, 2002, among MONY Holdings, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1740 Broadway, New York, New York 10019, Facsimile Number (212) 708-2995, Ambac Assurance Corporation, an insurance company incorporated under the laws of the State of Wisconsin (herein called the "Insurer"), The MONY Group Inc., a company duly incorporated under the laws of the State of Delaware (herein called "MONY Group"), solely for the limited purposes set forth herein, and Bank One Trust Company, N.A., a national banking association, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the execution and delivery of this Indenture to provide for (i) the issuance of the Series A Floating Rate Insured Notes due January 21, 2017 (which are referred to in the Insurance Policy as the "Series A Floating Rate Notes due 2017") (the "Series A Notes") of the tenor and amount hereinafter set forth, and (ii) to provide for the issuance from time to time of additional series of floating rate and fixed rate insured notes as herein provided (the "Additional Floating Rate Notes" and "Additional Fixed Rate Notes", as appropriate, and together, the "Additional Notes")

                  All things necessary to make the Series A Notes, when executed by the Company and authenticated and delivered under this Indenture and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by their Holders, it is mutually agreed, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 1.01.     Definitions.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles ("GAAP") or statutory accounting principles as permitted from time to time by the Superintendent of Insurance of the State of New York ("SAP"), as applicable, and, except as otherwise expressly provided in this Indenture, the terms GAAP and SAP, as the case may be, with respect to any computation required or permitted hereunder shall mean such accounting principles as in effect at the date of such computation;

     (4) unless the context otherwise requires, any reference to an "Article", "Section" or "Exhibit" refers to an Article or a Section of, or an Exhibit to, this Indenture, as applicable;

     (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (6) "or" is not exclusive;

     (7) "including" means including without limitation;

     (8) any agreement, instrument or statute referred to in this Indenture or in any instrument or certificate delivered in connection with this Indenture means such agreement, instrument or statute as amended, modified or supplemented from time to time as permitted hereby in the case of agreements or instruments and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; and

     (9) references to a Person are also to its permitted successors and assigns, unless otherwise provided.

     "Accounting Period" has the meaning specified in Section 9.03(3)(b).

     "Act" when used with respect to any Holder, has the meaning specified in
Section 1.03.

     "Additional Notes" has the meaning specified in the recitals to this Indenture.

     "Additional Fixed Rate Notes" has the meaning specified in the recitals to this Indenture.

     "Additional Floating Rate Notes" has the meaning specified in the recitals to this Indenture.

     "Additional Reserve Account" has the meaning specified in Section 4.11(3).

                  "Administrative Payment" has the meaning specified in Section 4.11(1).

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Affiliated Group's Tax Sharing Agreement" means the Agreement to Allocate Consolidated Federal Income Tax Liability, effective as of January 1, 1994, among MONY Group and each of its subsidiaries included in the affiliated group of which MONY Group is the parent, as amended from time-to-time.

                  "Agent Member" means a member of, or participant in, the Depositary.

                  "A.M. Best" means A.M. Best Company, or any successor thereto, and, if such Person shall for any reason no longer perform the functions of a securities rating agency, "A.M. Best" shall be deemed to refer to any other nationally recognized rating agency designated by the Company; provided, that with respect to the rating of the Notes, the designation shall be with the consent of the Insurer, such consent not to be unreasonably withheld.

                  "Amount of Insured Deficiency" has the meaning specified in
Section 4.10(1)(a).

                  "Applicable Procedures" has the meaning specified in Section 3.07(2)(a).

                  "Assessment Date" means, with respect to any Scheduled Payment Date, the date five Business Days prior to such Scheduled Payment Date and, with respect to any Tax Payment Date, the date five Business Days prior to such Tax Payment Date.

                  "Authenticating Agent" has the meaning specified in Section 7.14.

                  "Authorized Officer" means:

                  (1) with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer, Trust Officer or other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture;

                  (2) with respect to the Insurer, the Chairman of the Insurer, the President, a Vice Chairman, or any Senior Managing Director, Managing Director, First Vice President or Vice President of the Insurer; and

                  (3) with respect to the Company, the President, the Chief Financial Officer or any Vice President of the Company.

                  "Bankruptcy Event" means, with respect to a specified Person:

                  (1) the entry of a decree or order by a court or governmental authority having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable bankruptcy, insolvency, reorganization, liquidation, rehabilitation, conservation or other similar law, or appointing a receiver, liquidator, rehabilitator, conservator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

                  (2) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable bankruptcy, insolvency, reorganization, liquidation, rehabilitation, conservation or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, rehabilitator, conservator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

                  "Base Date" has the meaning specified in the definition of Estimated Debt Service.

                  "Bloomberg Page BBAM" means the display page of Bloomberg Professional Service designated as BBAM or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates comparable to Three-Month LIBOR.

                  "Board of Directors" means, when used with respect to MONY Group or MONY Life, either the board of directors of MONY Group or MONY Life, as appropriate, or any duly authorized committee of that board.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York generally are authorized or obligated by law or executive order to close.

                  "Calculation Agent" means the Company, or any successor Calculation Agent as appointed by the Company with the consent of the Insurer.

                  "Cash" means immediately available funds denominated in U.S. dollars and on deposit in a demand deposit account.

                  "CB Debt Cash Flow" means the cash and cash flows available to pay principal of, and interest on the Notes without taking into account payments under the Insurance Policy, and equals the sum of:

                           (i) the earnings on and release of the Surplus and Related Assets (after the payment of Administrative Payments and investment management fees relating to the management of assets in the Closed Block and the Surplus and Related Assets (which fees will not exceed in any year 0.35% of the average market value of the assets of the Closed Block and the Surplus and Related Assets during such year; it being understood that (a) such fee cap will only apply to investment managers that are Affiliates of the Company and (b) fees in the nature of upside sharing formulae relating to equities or real estate mezzanine loans and fees from construction loan origination shall not be subject to the cap)), including any retained earnings of the Closed Block Business within MONY Life, to the extent that MONY Life is able to dividend such amounts to the Company, and

                           (ii) the earnings on, and the principal of, funds deposited in the DSCA-Subaccount CBB, and

                           (iii) any net tax payments to the Company pursuant to the CBB Tax Agreement, which will be deposited into the DSCA-Subaccount CBB, and

                           (iv) any amounts held (including investment income thereon) in the DSCA-Subaccount OB and the DSCA-Subaccount OB (Deposit), and

                           (v) any net payments received from the Swap Counterparty under the Swaps.

                  "CB Dividend Percentage" has the meaning specified in Section 14.01(3).

                  "CBB Tax Agreement" means the Closed Block Business Tax Agreement, dated as of April 30, 2002, between MONY Group and the Company.

                  "Change of Control" means the occurrence of any of the following events:

                           (i) (a) any Person (for the purposes of this definition of "Change of Control", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding MONY Group, any Subsidiary of MONY Group, any employee benefit plan or employee stock plan of MONY Group or any Subsidiary or any person organized, appointed, established or holding capital stock of MONY Group or a Subsidiary of MONY Group pursuant to such a plan, or any person organized by or on behalf of MONY Group to effect a reorganization or recapitalization of MONY Group that does not contemplate a change in the ultimate beneficial ownership of 50% or more of the voting power of the then outstanding equity interests of MONY Group) is or becomes the

         "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the then outstanding equity interests of MONY Group; or

                           (b) MONY Group merges with, or consolidates with, another Person or MONY Group sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of MONY Group to any Person;

         other than, in the case of either clause (i)(a) or (i)(b), any such transaction where immediately after such transaction the Person that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, all of the then outstanding voting equity interests of MONY Group, "beneficially owns" (as so determined), directly or indirectly, more than 50% of the total voting power of the then outstanding equity interests of the surviving or transferee Person; or

                           (ii) during any year or any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of MONY Group (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of MONY Group was approved by a vote of a majority of the directors of MONY Group then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason, other than pursuant to a proposal or request that the Board of Directors of MONY Group be changed as to which the Insurer has consented, to constitute a majority of the Board of Directors of MONY Group then in office; provided, however, for purposes of the foregoing determination, an individual who retires from the Board of Directors of MONY Group and whose resignation is approved by the individuals who at the beginning of such period constituted the Board of Directors of MONY Group (together with any directors referred to in the preceding parenthetical phrase) shall not be considered an individual who was a member of the Board of Directors of MONY Group at the beginning of such period or who ceased to be a director during such period if the number of directors is reduced following such resignation.

                  "Clearstream" means Clearstream Banking, societe anonyme.

                  "Closed Block" means the Closed Block established pursuant to
Article VIII of the Plan of Reorganization and thereafter maintained by MONY
Life.

                  "Closed Block Business" means the assets of the Closed Block as maintained by MONY Life, the liabilities and obligations of the Closed Block as maintained by MONY Life, Surplus and Related Assets and corresponding adjustments and other allocated assets and liabilities as recorded on the books and records of the Company and MONY Life as part of the Closed Block Business.

                  "Closed Block Business Surplus" means the statutory surplus of the Closed Block Business (which, for the avoidance of doubt, includes any and all amounts held in the Additional Reserve Account), determined using statutory accounting principles applicable to MONY Life as modified in accordance with Annex A hereto.

                  "Closed Block Reinsurance" has the meaning specified in
Section 9.03(1).

                  "Closed Block Reinsurance Treaty" has the meaning specified in
Section 9.03(1).

                  "Closed Block Reinsurers" has the meaning specified in Section 9.03(1).

                  "Closed Block Tax Sharing Procedure" means the tax sharing procedure set forth in Appendix A to the Closed Block Memorandum (as defined in Section 8.1 of the Plan of Reorganization) pursuant to which the Closed Block is treated as a separate line of business for the purpose of the allocation of MONY Life's taxes among its lines of business.

                  "Closing Date" means the initial date of issuance of the Series A Notes under this Indenture.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" has the meaning specified in Section 15.02.

                  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                  "Company Action Level RBC" has the meaning specified in
Section 1322(a)(8)(A) of the New York Insurance Law; provided, however, that for purposes of this definition, the term "RBC instructions" as used in Section 1322(a)(8)(C) of the New York Insurance Law shall have the meaning set forth in
Section 1322(a)(7) of the New York Insurance Law as if the report and instructions referred to in section 1322(a)(7) were those applicable to the year ending December 31, 2001, without taking into account any subsequent changes to the form of such report or the instructions thereto.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any Authorized Officer of the Company and delivered to the Trustee and the Insurer; provided, that if an Insurer Default has occurred and is continuing, the Company shall endeavor to make such delivery in good faith but failure of the Company to make such a delivery shall not be an Event of Default under this Indenture.

                  "Control" has the meaning specified in Section 8-106 and
Section 9-104 of the UCC.

                  "Corporate Trust Office" means the principal office of the Trustee in The City of New York, New York at which at any particular time this Indenture shall be administered, which is located at 153 West 51st Street, New York, New York 10019, Attention: Corporate Trust Administration, or at such other address as the Trustee may designate by notice to the Holders, the Insurer and the Company, or the principal corporate trust office of any successor Trustee at the address designated by such successor Trustee by notice to the Holders, the Insurer and the Company.

                  "corporation" means a corporation, limited liability company, association, company, joint-stock company or business trust.

                  "Customer" means a "customer" as defined in Section 4-104 of the UCC.

                  "Debt Service" means, for any period, all scheduled principal and interest payments on the Notes on a pre-tax basis, all scheduled premium payments on the Insurance Policy, and all net payments due from the Company under the Swaps (excluding any termination payments under the Swaps), payable on any Scheduled Payment Date falling within such period.

                  "Debt Service Coverage Account" has the meaning specified in
Section 4.01(1).

                  "Defeasance" has the meaning specified in Section 13.02.

                  "Depositary" means, initially, The Depository Trust Company, a New York banking corporation, or any successor clearing agency so registered appointed pursuant to Section 3.06(1).

                  "Dollars" or "$" or any similar references means the currency of the United States.

                  "DSCA Investment Policy" means the Investment Policy Statement for the Debt Service Coverage Account attached as Exhibit E.

                  "DSCA Shortfall" has the meaning specified in Section 4.11(2)(b).

                  "DSCA-Subaccount CBB" has the meaning specified in Section 4.01(1).

                  "DSCA-Subaccount OB" has the meaning specified in Section 4.01(1).

                  "DSCA-Subaccount OB (Deposit)" has the meaning specified in
Section 4.01(1).

                  "Entitlement Holder" means an "entitlement holder" as defined in Section 8-102( 7) of the UCC.

                  "Escrow Account" has the meaning specified in Section 4.10(1)(b).

                  "Estimated Debt Service" shall mean, for a specified number of Scheduled Payment Dates following any specified Scheduled Payment Date (the "Base Date"), the sum of Debt Service payments to be made on such specified Scheduled Payment Dates, subject to the following assumptions and adjustments:

                          (i) the principal amount of the Notes assumed to be outstanding on each such Scheduled Payment Date will equal the outstanding principal amount of the Notes as of the Base Date less any amortized principal amounts scheduled to be paid on or after the Base Date up to, but not including, such Scheduled Payment Date; and

                          (ii) so long as the Swaps are in place, for purposes of determining the Estimated Debt Service, Debt Service payments shall exclude payments to be made to the Swap Counterparty and interest payable on the Series A Notes shall be calculated on the assumption that they bear interest at the fixed rate of 6.44% (it being understood that a corresponding fixed rate shall be determined at the time of issuance of any series of Additional Floating Rate Notes); and

                          (iii) with respect to payments to be made in respect of the Fixed Notes on the final specified Scheduled Payment Date, if payments of principal and/or interest on the Fixed Notes are not scheduled to be made on such final specified Scheduled Payment Date, and if interest on the Fixed Notes is payable semi-annually, one-half of the aggregate amount of Scheduled Payments to be made on the Fixed Notes on the Scheduled Payment Date immediately following such final specified Scheduled Payment Date shall be included in Debt Service for the final specified Scheduled Payment Date for purposes of determining the Estimated Debt Service.

                  "Euroclear" means Euroclear S.A./N.V., as operator of the Euroclear System.

                  "Event of Default" has the meaning specified in Section 6.01.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Exchange Note" means (i) a note issued by the Company in exchange for an Original Note pursuant to the Exchange Offer or otherwise registered under the Securities Act or (ii) any note for which the next preceding Predecessor Note was an Exchange Note.

                  "Exchange Offer" means an offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange an Exchange Note or Exchange Notes for an Original Note or Original Notes.

                  "Fair Market Value of the Closed Block Business" has the meaning specified in Section 6.06.

                  "financial asset" means a "financial asset" as defined in
Section 8-102(a)(9) of the UCC.

                  "Fitch" means Fitch Ratings, or any successor thereto, and, if such Person shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized rating agency designated by the Company; provided, that with respect to the rating of the Notes, the designation shall be with the consent of the Insurer, such consent not to be unreasonably withheld.

                  "Fixed Notes" means the Additional Fixed Rate Notes and the Exchange Notes into which the Additional Fixed Rate Notes (if any) are exchanged.

                  "Floating Notes" means the Series A Notes, the Additional Floating Rate Notes and the Exchange Notes into which the Series A Notes and the Additional Floating Rate Notes (if any) are exchanged.

                  "Freed-Up Capital" has the meaning specified in Section 11.10(8).

                  "GAAP" has the meaning specified in Section 1.01(3).

                  "Glide Path Actual Ratio" as of any year-end equals that decimal amount (rounded to the nearest ten-thousandth) obtained by dividing (A) the statutory carrying value of the assets of the Closed Block as of such year-end, by (B) the statutory carrying value of the liabilities of the Closed Block as of such year-end, in each case determined using statutory accounting principles applicable to MONY Life as modified in accordance with Annex A hereto. For purposes of this Indenture, the "Glide Path Actual Ratio for a Scheduled Payment Date" means the Glide Path Actual Ratio determined as of (a) the year-end immediately preceding such Scheduled Payment Date for Scheduled Payment Dates in April, June and October and (b) the year-end immediately prior to the year-end immediately preceding such Scheduled Payment Date for a Scheduled Payment Date in January.

                  "Glide Path Deviation Excess" as of any Scheduled Payment Date equals the product of (X) the Ratio Excess as of such Scheduled Payment Date (expressed as a decimal number) and (Y) the amount determined in clause (B) of the definition of Glide Path Actual Ratio when determining the Glide Path Actual Ratio for such Scheduled Payment Date. If no Ratio Excess exists as of such Scheduled Payment Date, then the Glide Path Deviation Excess as of such Scheduled Payment Date equals zero.

                  "Glide Path Projected Ratio" as of any year-end equals the applicable Projected Closed Block Asset/Liability Ratio, expressed as a decimal amount (rounded to the nearest ten-thousandth), as set forth in Exhibit H to this Indenture. For purposes of this Indenture, the "Glide Path Projected Ratio for a Scheduled Payment Date" means the Glide Path Projected Ratio as of (a) the year-end immediately preceding such Scheduled Payment Date for Scheduled Payment Dates in April, June and October and (b) the year end immediately prior to the year-end immediately preceding such Scheduled Payment Date for a Scheduled Payment Date in January.

                  "Global Note" means a Note that evidences all of or part of the Notes of any series and bears the legend set forth in Section 2.03, issued to the Depositary or its nominee, and registered in the name of the Depositary or its nominee.

                  "Holder" means a Person in whose name a Note is registered in the Note Register.

                  "IMR" has the meaning specified in Section 9.03(3)(d).

                  "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more Supplemental Indentures entered into pursuant to the applicable provisions hereof.

                  "Initial Deviation" has the meaning specified in Section 4.11(2)(a)(y).

                  "Initial Principal Amount" of a Note means the principal amount of such Note at issuance.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
(7) of Regulation D.

                  "instrument" means an "instrument" as defined in Section 9-102
(a)(47) of the UCC.

                  "Insurance Agreement" means the Insurance Agreement, dated as of April 30, 2002, among the Company, the Insurer, MONY Group, for the limited purposes set forth therein, and MONY Life, for the limited purposes set forth therein, and the Trustee.

                  "Insurance Policy" means the financial guaranty insurance policy issued by the Insurer, dated as of April 30, 2002, guaranteeing the timely payment of the scheduled principal of and interest on the Series A Notes, together with any such policy issued by the Insurer guaranteeing the timely payment of scheduled principal of and interest on the Additional Floating Rate Notes and/or the Additional Fixed Rate Notes.

                  "Insurer" has the meaning specified in the first paragraph of this instrument.

                  "Insurer Default" means:

                           (i) any failure of the Insurer to make any Scheduled Payment with regard to the Notes under the Insurance Policy when such payment becomes due and payable thereunder; or

                           (ii) any Bankruptcy Event relating to the Insurer.

                  "Inter-Business Loan" has the meaning specified in Section 4.07(1).

                  "Interest Period" means, for the Series A Notes and the Additional Floating Rate Notes, respectively, the period beginning on the respective date of issuance of those Notes and ending on the first Scheduled Payment Date for those Notes and, thereafter, each of the successive periods beginning on the last day of the preceding Interest Period for those Notes and ending on the following Scheduled Payment Date for those Notes, subject to the following: (1) if any Scheduled Payment Date for the Series A Notes and the Additional Floating Rate Notes, respectively, is not a Business Day or a London Business Day, the Interest Period that would otherwise end on that Scheduled Payment Date will, instead, end on the Business Day (which is also a London Business Day) following that Scheduled Payment Date unless that Business Day falls in a new calendar month, in which case that Interest Period will end on the Business Day (which is also a London Business Day) preceding that Scheduled Payment Date, and (2) notwithstanding clause (1), the final Interest Period for the Series A Notes and the Additional Floating Rate Notes, respectively, will end on the scheduled maturity date of those Notes, regardless of whether or not the scheduled maturity date is a Business Day or a London Business Day. In the event that a Series A Note or Additional Floating Rate Note is exchanged for one or more Exchange Notes, the Interest Periods for such Exchange Note or Notes shall be the same as the Interest Periods of the Series A Note or Additional Floating Rate Note for which it or they were exchanged. Interest payable in respect of each Interest Period will accrue from and including the first day and to but excluding the last day of such Interest Period.

                  "Investment Management Criteria", with respect to a potential Investment Manager, shall mean:

                           (i)     the Investment Manager shall be an
     investment adviser registered under Section 203 of the Investment Advisers Act of 1940;

                           (ii) the Investment Manager shall have adequate experience managing the types of assets that will be subject to investment management;

                           (iii) the Investment Manager shall agree to manage the assets in accordance with the DSCA Investment Policy;

                           (iv) the Investment Manager shall agree to provide such information to the Trustee, the Company and the Insurer, with the frequency and in the format necessary to meet the requirements set forth in this Indenture and any other agreements relating to the issuance of the Notes, including the Insurance Agreement; and

                           (v) the Investment Manager shall not have the authority to withdraw assets from the Debt Service Coverage Account except pursuant to the investment management agreement, and cash solely on a cash against delivery basis.

                  "Investment Manager" has the meaning specified in Section
4.09.

                  "Legend" has the meaning specified in Section 2.02(2).

                  "LIBOR Determination Date" means with respect to each Interest Period, the second London Business Day preceding the first day of such Interest Period.

                  "Lien" means any lien, mortgage, pledge, security interest, assignment, charge or encumbrance of any kind (including conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Liquidated Damages" means liquidated damages payable under the Registration Rights Agreement.

                  "London Business Day" means any day on which commercial banks and foreign exchange markets settle payments and have the option to be open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

                  "Maximum Dividend Amount" has the meaning specified in Section 14.01(2).

                  "ML CB Dividend" has the meaning specified in Section
14.01(1).

                  "ML OB Dividend" has the meaning specified in Section
14.01(l).

                  "modco" has the meaning specified in Section 9.03(3)(a).

                  "money" has the meaning specified in Section 1-201(24) of the UCC.

                  "MONY Group" means The MONY Group Inc., a Delaware corporation and the holder of all of the membership interests in the Company.

                  "MONY Life" means MONY Life Insurance Company, a New York stock life insurance company.

                  "Moody's" means Moody's Investors Service, Inc., or any successor thereto, and, if such Person shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Company; provided, that with respect to the rating of the Notes, the designation shall be with the consent of the Insurer, such consent not to be unreasonably withheld.

                  "Net Gain from Operations" has the meaning (i) in respect of the Closed Block Business, specified in the supplemental statutory-based statement of operations of the Closed Block Business within MONY Life referred to in Section 8.04(2)(b), and (ii) in respect of MONY Life, as specified in the statutory financial statements of MONY Life referred to in Section 8.04(2)(a).

                  "Net Treaty Gain Balance" has the meaning specified in Section 9.03(3)(b).

                  "Notes" means, collectively, the Original Notes and the Exchange Notes.

                  "Notes Register" and "Notes Registrar" have the meanings specified in Section 3.06(1).

                  "Notice of Account Deposit" has the meaning specified in
Section 4.03.

                  "Notice of Claim and Certificate Under the Insurance Policy" has the meaning specified in Section 4.10(1)(a).

                  "Notice of Claim and Certificate Under the Swap Policy" has the meaning specified in Section 4.10(1)(a).

                  "Notice of Current Ratings" has the meaning specified in
Section 4.04(3).

                  "Notice of Default" has the meaning specified in Section 6.01(1)(e).

                  "Notice of Due Payments" has the meaning specified in Section 4.04(1).

                  "Notice of Due Tax Payments" has the meaning specified in
Section 4.04(2).

                  "Notice of Required Account Deposit" has the meaning specified in Section 4.08(1).

                  "OB Tax Agreement" means the Ongoing Businesses Tax Agreement, dated as of April 30, 2002, between MONY Group and the Company.

                  "Officer's Certificate" means a certificate signed by an Authorized Officer of the Company, or any person duly appointed by member(s) of the Company and delivered to the Trustee, with a copy to the Insurer. The officer signing an Officer's Certificate given pursuant to Section 11.04 shall be the principal executive, financial or accounting officer of the Company.

                  "Ongoing Businesses" means all of the businesses, assets and liabilities of MONY Group and its subsidiaries, other than the businesses, assets and liabilities that are part of the Closed Block Business.

                  "Opinion of Counsel" means a written opinion of counsel, who may, but need not, be counsel for the Company; provided, that with respect to matters relating to tax, bankruptcy and security interests, such counsel shall be independent of the Company and its Affiliates, and who shall be reasonably acceptable to the Trustee and the Insurer, as long as no Insurer Default has occurred and is continuing.

                  "Original Note" means a Series A Note or an Additional Note or any Note (other than an Exchange Note) for which the next preceding Predecessor Note was an Original Note.

                  "Outstanding", when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                            (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                           (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or with any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice satisfactory to the Trustee has been made;

                           (iii) Notes as to which Defeasance has been effected pursuant to Section 13.02; and

                           (iv)  Notes that have been paid pursuant to Section
         3.08 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that, except as provided for herein, in determining whether the Holders of the requisite Remaining Principal Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes (other than the Insurer) or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee actually knows to be so owned shall be so disregarded; provided, further, that principal amounts on Notes which have been paid with proceeds of the Insurance Policy shall continue to remain Outstanding for purposes of this Indenture until the Insurer has been paid as subrogee hereunder, and the Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Insurer; provided, further, that so long as no Insurer Default has occurred and is continuing, any Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall continue to be deemed to be Outstanding. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes other than the Insurer or any Affiliate of the Company or of such other obligor.

                  "Paying Agent" means any Person authorized by the Company to pay the principal of, Redemption Price, if any, interest on or any other amounts under any Notes on behalf of the Company.

                  "Permitted Indebtedness" means:

                           (1) securities lending and other activities of the Debt Service Coverage Account only to the extent permitted under the DSCA Investment Policy;

                           (2) unsecured indebtedness owing to MONY Group or any of its Affiliates which is incurred for the purpose of making a Subaccount OB Deposit; provided that any such indebtedness, other than Inter-Business Loans, is subordinated to the obligations of the Company under the Notes pursuant to subordination provisions in the form set out in Exhibit O; and

                           (3) subordinated indebtedness of the Company incurred pursuant to Section 6.18(1)(b).

                  "Permitted Liens" means (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which reserves adequate under GAAP are being maintained; (ii) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance; (iii) mechanics', workers', materialmen's or other like liens arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith; (iv) liens granted under securities lending and borrowing agreements, repurchase and reverse repurchase agreements and derivatives entered into by MONY Life in the ordinary course of business as permitted under this Indenture; (v) clearing and settlement liens on securities and other investment properties incurred in the ordinary course of clearing and settling transactions in such assets and holding them with custodians; (vi) insurance regulatory liens; (vii) judgment liens in respect of judgments that are being contested in good faith and by appropriate proceedings and for which reserves adequate under GAAP are being maintained;
(viii) pre-existing liens on property acquired through foreclosure or similar proceedings; and (ix) liens contemplated by this Indenture.

                  "Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, trust (including any beneficiary thereof), unincorporated organization or other legal entity, or any government or any agency or political subdivision thereof.

                  "Place of Payment" has the meaning specified in Section
3.09(l).

                  "Plan of Reorganization" means the plan of reorganization of The Mutual Life Insurance Company of New York under Section 7312 of the New York Insurance Law, which became effective on November 16, 1998.

                  "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

                  "proceeds" has the meaning specified in Section 9-102(a)(64) of the UCC.

                  "QIB" means a "qualified institutional buyer" within the meaning assigned to that term in Rule 144A.

                  "RBC" has the meaning specified in Section 9.03(3)(g).

                  "Ratio Excess" has the meaning specified in Section
4.11(2)(a).

                  "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price" means, with respect to a Note subject to total or partial redemption, the redemption price set forth in the applicable form of Note. Redemption Price shall not include any accrued interest or Liquidated Damages payable on or in respect of the Note.

                  "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent, acting in good faith and in a commercially reasonable manner.

                  "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the Closing Date, by and among the Company, MONY Life and the Initial Purchasers (as therein defined), as such agreement may be amended from time-to-time.

                  "Regular Record Date", for any Scheduled Payment Date on the Notes, means the fifteenth day, whether or not a Business Day, preceding such Scheduled Payment Date.

                  "Regulation D" means Regulation D promulgated under the Securities Act.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Notes" has the meaning set forth in
Section 2.01(3).

                  "Regulatory Redemption Event" means a change in New York law or regulation (other than with respect to taxes) that changes the ability of MONY Life to declare shareholder dividends without regulatory approval in a manner that materially adversely affects CB Debt Cash Flow.

                  "Remaining Principal Amount" with respect to a Note shall mean the Initial Principal Amount of such Note less any principal amounts of such Note redeemed pursuant to Article Twelve and less any amortization payments paid on such Note.

                  "Required Surplus" means the amount of Closed Block Business Surplus required to maintain the Closed Block Business' Total Adjusted Capital, expressed as a percentage of the Closed Block Business' Company Action Level RBC, at 100% (for purposes of such calculation, (a) treating the Closed Block Business as if it were a New York domestic stock life insurer and (b) determining the Closed Block Business' Total Adjusted Capital and Company Action Level RBC in a manner consistent with the determination of Closed Block Business Surplus, including the application of Annex A).

                  "Restricted Certificated Notes" has the meaning specified in
Section 2.01(3).

                  "Restricted Global Notes" has the meaning specified in Section 2.01(3).

                  "Restricted Period" means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of the Notes occurs.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 144A Information" shall mean such information as is specified pursuant to paragraph (d)(4) of Rule 144A (or any successor provision thereto).

                  "SAP" has the meaning specified in Section 1.01(3).

                  "Scheduled Payment Date" means the dates for scheduled payments of principal and interest under the terms of the Notes of any series.

                  "Scheduled Payments" means, with respect to any Scheduled Payment Date, all scheduled payments in respect of principal and interest payable by the Company under the terms of the Notes of any series on such date.

                  "SEC" means the Securities and Exchange Commission, as from time-to-time constituted, or if at any time after the date of this Indenture such Commission is not performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

                  "Secured Obligations" has the meaning specified in Section 15.01.

                  "Secured Parties" means the Holders, the Insurer and the Swap Counterparty, as their interests may appear under this Indenture.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "security" has the meaning specified in Section 8-102(a)(15) of the UCC.

                  "Security Entitlement" means a "security entitlement" as defined in Section 8-102(17) of the UCC.

                  "Series A Notes" has the meaning specified in the recitals to this Indenture.

                  "Special Payment Date" means any date specified by the Insurer pursuant to Section 6.18 following a Trigger Event for the payment of principal and interest on the Notes.

                  "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto, and, if such Person shall for any reason no longer perform the functions of a securities rating agency, "Standard & Poor's" shall be deemed to refer to any other nationally recognized rating agency designated by the Company; provided, that with respect to the rating of the Notes, the designation shall be with the consent of the Insurer, such consent not to be unreasonably withheld.

                  "Stated Maturity", when used with respect to any Series A Note (or Exchange Note or Notes for which a Series A Note is exchanged), means January 21, 2017; and when used with respect to any Additional Note (or Exchange Note or Notes for which an Additional Note is exchanged), means the maturity date provided in the Supplemental Indenture applicable thereto.

                  "Statement of Account" has the meaning specified in Section 4.06(1).

                  "Subaccount OB Deposit" has the meaning specified in Section 4.08(2).

                  "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock or other equity security of which is owned, directly or indirectly, by a Person or by one or more other Subsidiaries, or by a Person and one or more other Subsidiaries. Unless otherwise noted, "Subsidiary" shall mean a Subsidiary of the Company.

                  "Supplemental Indenture" has the meaning specified in Section 3.01(2).

                  "Surplus and Related Assets" means those assets segregated outside the Closed Block by MONY Life to meet initial capital requirements related to the Closed Block Business within MONY Life as well as those assets that initially represent the difference between the assets of the Closed Block and the sum of liabilities of the Closed

Block as designated by MONY Life on or prior to the Closing Date in conformity with the Investment Policy Statement for Surplus and Related Assets attached as Exhibit D.

                  "Swap Agreement" means the ISDA Master Agreement, the schedule thereto, and confirmation thereunder, each dated as of April 30, 2002, between the Company and the Swap Counterparty, together with any other confirmation which may be entered into between the Company and the Swap Counterparty under such ISDA Master Agreement (including the schedule thereto) in respect of the Additional Floating Rate Notes.

                  "Swap Counterparty" means Ambac Financial Services, L.P. or any successor counterparty under such Swaps as may be consented to by the Insurer.

                  "Swap Policy" means the financial guaranty insurance policy issued by the Insurer to the Trustee for the benefit of the Swap Counterparty, dated as of April 30, 2002, guaranteeing timely payment of certain of the Company's obligations under the Swaps.

                  "Swaps" means the interest rate swap transactions entered into by the Company with the Swap Counterparty pursuant to the Swap Agreement.

                  "Tax Agreements" means (i) the Affiliated Group's Tax Sharing Agreement, (ii) the CBB Tax Agreement, and (iii) the OB Tax Agreement, together with any tax instructions from MONY Group to its Subsidiaries that are parties to the Affiliated Group's Tax Sharing Agreement as to payments under the Tax Agreements.

                  "Tax Payment Dates" means the payment dates referred to in the Affiliated Group's Tax Sharing Agreement.

                  "Tax Payments" means any net tax payments payable by the Company under the CBB Tax Agreement.

                  "Temporary Regulation S Global Notes" has the meaning set forth in Section 2.01(3).

                  "Three-Month LIBOR" means, for each Interest Period, the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in that market at that time, that appears on Bloomberg Page BBAM as of 11:00 a.m., London time, on the LIBOR Determination Date with respect to such Interest Period. If such rate does not appear on the Bloomberg Page BBAM, then Three-Month LIBOR for the relevant Interest Period will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the LIBOR Determination Date with respect to such Interest Period to prime banks in the London interbank market for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in that market at that time, assuming an actual/360 day count basis. The Calculation Agent shall request the principal London office of each of the Reference

Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. dollars to leading European banks for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in that market at that time. If the Calculation Agent is unable to obtain rate quotations for such loans, the rate for that LIBOR Determination Date shall be Three-Month LIBOR as calculated for the immediately preceding Interest Period. Notwithstanding the foregoing, "Three-Month LIBOR" with respect to the first Interest Period will be 1.92125%.

                  "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

                  "Total Adjusted Capital" has the meaning specified in Section 1322(a)(11) of the New York Insurance Law; provided, however, that for purposes of this definition, the term "RBC instructions" as used in Section 1322(a)(11) shall have the meaning set forth in Section 1322(a)(7) of the New York Insurance Law as if the report and instructions referred to in Section 1322(a)(7) were those applicable to the year ending December 31, 2001, without taking into account any subsequent changes to the form of such report or the instructions thereto.

                  "Treaty Gain Amount" has the meaning specified in Section 9.03(3)(b)

                  "Treaty Loss Amount" has the meaning specified in Section 9.03(3)(b)

                  "Trigger Events" has the meaning specified in Section 6.18(2).

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York.

                  "United States" and "U.S." means the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

                  "U.S. Government Obligation" has the meaning specified in
Section 13.03(1).

                  "Valuation Date" with respect to a Scheduled Payment Date means eight Business Days prior to such Scheduled Payment Date. All valuations on or as of a particular Valuation Date shall be as of the close of business on the immediately preceding quarter-end, and shall be notified to the Trustee, the Company and the Insurer no later than the close of business on the Business Day prior to the applicable Assessment Date.

                  "Voting Stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

SECTION 1.02.  Form of Documents Delivered to Trustee and the Insurer.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  All information to be provided under this Indenture by the Company, the Trustee or the Insurer, as applicable, shall be provided by an Authorized Officer of the Company, the Trustee or the Insurer, as applicable.

SECTION 1.03.  Acts of Holders; Record Dates.

                  (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as in this Indenture otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are in this Indenture sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.03.

                  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than the signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                  The ownership of Notes shall be proved by the Notes Register.

                  (2) Any Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Insurer in reliance thereon, whether or not notation of such Act is made upon such Note.

                  (3) The Company may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 6.02, (iii) any request to institute proceedings referred to in Section 6.07, or
(iv) any direction referred to in Section 6.14. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 8.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date, and no other Holders, shall be entitled to give or take, or vote on, the relevant action whether or not such Holders remain Holders after such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite Remaining Principal Amount of Outstanding Notes on the date the action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date and the proposed action by Holders to be given to the Trustee in writing and to each Holder in the manner set forth in Section 1.05.

                  (4) Notwithstanding any other provision in this Indenture to the contrary, so long as no Insurer Default has occurred and is continuing, the Insurer shall be entitled to exercise all rights and remedies with respect to the Notes under this Indenture, including the right to vote on all matters presented to the Holders, the exercise of remedies and the waiver of breaches and defaults, and no Act of the Holders will be effective and only an Act of the Insurer in exercising such rights of the Holders in respect of such Act will be effective; provided, however, that (i) the Holders shall retain the right under this Indenture to approve any changes in the material terms of the Notes as set forth in Section 10.02(2), and (ii) if an Insurer Default occurs and is continuing, all rights and remedies available to a specific series of Notes shall be exercised directly by the Holders of such series of Notes, and all rights and remedies available to Holders as a group under this Indenture shall be exercised by the Holders voting as a group. Any vote, determination, election or other Act of the Insurer in exercising the rights with respect to the Notes as provided in this Section 1.03(4) shall be deemed to be the vote, determination, election or other Act of the Holders.

                  (5) Without limiting the foregoing, a Holder entitled under this Indenture to take any action under this Indenture with regard to a particular Note may do so with regard to all or any part of the Remaining Principal Amount of such Note, which action may differ with respect to different portions of the Remaining Principal Amount of such Note, or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 1.04.  Notices, Etc., to Trustee, Company and Insurer.

                  Any Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (a) the Trustee by any Holder or by the Company or the Insurer, as the case may be, shall be sufficient for every purpose hereunder (unless otherwise in this Indenture expressly provided) if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

                  (b) the Company by the Trustee or by any Holder or the Insurer, as the case may be, shall be sufficient for every purpose hereunder (unless otherwise in this Indenture expressly provided) if in writing and (i) mailed by first-class mail, postage prepaid or (ii) delivered by hand or (iii) transmitted by facsimile, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee and the Insurer by the Company,
         Attention: President; or

                  (c) the Insurer by any Holder or by the Trustee or the Company, as the case may be, shall be sufficient for every purpose hereunder (unless otherwise in this Indenture expressly provided) if in writing and (i) mailed by first-class mail, postage prepaid or (ii) delivered by hand or (iii) transmitted by facsimile, to the Insurer addressed to it at Ambac Assurance Corporation, One State Street Plaza,

         New York, New York, 10004, Facsimile Number (212) 208-3113, Attention:
         Managing Director, Structured Finance and Credit Derivatives;

     or to such other Persons or addresses as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     SECTION 1.05.  Notice to Holders.

                  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise in this Indenture expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder's address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice sent to the Holders by the Trustee or the Company shall also be sent to the Insurer; provided that such notice to the Insurer shall be subject to the same conditions as provided in this Indenture for notices to the Holders.

                  If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee and the Insurer, with respect to notifications to the Insurer, shall constitute a sufficient notification for every purpose hereunder.

     SECTION 1.06.  Waiver.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders or the Insurer, as the case may be, shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     SECTION 1.07.  Conflict with TIA.

                  If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required to be a part of and govern this Indenture, such required provision shall control.

     SECTION 1.08.  Effect of Headings and Table of Contents.

                  The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 1.09.  Successors and Assigns.

                  All covenants and agreements in this Indenture which bind any party shall bind its successors and assigns, whether so expressed or not.

     SECTION 1.10.  Severability Clause.

                  If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, and the validity, legality or enforceability of such provisions in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 1.11.  Benefits of Indenture.

                  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture; provided that it is understood and acknowledged that the Swap Counterparty is a third-party beneficiary under this Indenture.

     SECTION 1.12.  Governing Law.

                  This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 1.13.  Business Day Convention.

                  If any Scheduled Payment Date, Special Payment Date or Redemption Date is not a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of any amounts due on the Notes need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Scheduled Payment Date, Special Payment Date or Redemption Date.

     SECTION 1.14.  Non-Petition Clause.

                  The Trustee and the Insurer hereby covenant and each Holder or beneficial owner of any Note, by accepting such Note or any interest therein, shall be deemed to covenant, to the fullest extent permitted by law, that it will not at any time prior to foreclosure on all of the Collateral, liquidation of all of the Collateral and application of the moneys so collected pursuant to Section 6.05 hereof, institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency, rehabilitation, conservation or liquidation proceedings, or any other proceedings under any United States federal or state, or any other, bankruptcy, insolvency or similar law in connection with any obligations relating to this Indenture, the Notes, the Insurance Agreement or any agreement relating hereto or thereto.

                                   ARTICLE TWO

                                   NOTE FORMS

     SECTION 2.01.  Forms Generally.

                  (1) The Floating Notes shall be in substantially the form set forth in Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (and, in the case of Additional Floating Rate Notes, the corresponding Supplemental Indenture), the Fixed Notes, if any, shall be in the form as provided in the corresponding Supplemental Indenture, and the Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or of the Depositary or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

                  The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                  (2) All the Notes shall be issued only in registered form, without coupons.

                  (3) Upon their original issuance, the Original Notes of each series offered and sold to Institutional Accredited Investors who are not also QIBs shall be issued in the names of their initial beneficial owners and delivered to such Holders (or upon their respective orders) by the Company. Such Notes are referred to in this Indenture as the "Restricted Certificated Notes". Original Notes shall not otherwise be issued in any form other than Global Notes, except as provided in Section 3.07.

                  Original Notes of each series offered and sold in their initial distribution in reliance on Regulation S shall be initially issued in the form of one or more temporary Global Notes registered in the name of the Depositary or its nominee and deposited with the Trustee as custodian for the Depositary. Such temporary Global Notes are referred to in this Indenture as the "Temporary Regulation S Global Notes". Investors may hold beneficial interests in such Temporary Regulation S Global Notes only through Euroclear or Clearstream. After such time as the Restricted Period shall have terminated, beneficial interests in such Temporary Regulation S Global Notes may be exchanged for beneficial interests in Global Notes of the same series as provided in Section 3.07, which shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary. Such Global Notes are referred to in this Indenture as the "Regulation S Global Notes".

                  Original Notes of each series offered and sold in their initial distribution in reliance on Rule 144A shall be issued in the form of one or more Global Notes registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary. Such Global Notes are referred to in this Indenture as the "Restricted Global Notes".

                  (4) The aggregate Initial Principal Amount of each Global Note may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in
     Section 3.07.

     SECTION 2.02.     Form of Legends.

                  (1) Each Note issued hereunder shall, in addition to any other legends required or permitted by this Indenture, bear the applicable legend below:

                  (a) In the case of a Restricted Global Note or a Restricted Certificated Note:

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR
         (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE, AND, IN ADDITION, TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH OF CASE (A) AND (B), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. SECURITIES OWNED BY AN INITIAL INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  (b) In the case of a Temporary Regulation S Global Note:

         THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO BELOW. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE, NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY

         GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE RESTRICTED GLOBAL NOTE. NO EXCHANGE OF AN INTEREST IN THIS TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE REGULATION S GLOBAL NOTE EXCEPT ON OR AFTER THE TERMINATION OF THE RESTRICTED PERIOD AND UPON DELIVERY OF THE CERTIFICATIONS BY THE OWNER OF THE NOTES AND BY THE DEPOSITARY RELATING TO SUCH TRANSFER IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

                  (c) In the case of a Temporary Regulation S Global Note and a Regulation S Global Note:

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER SUCH LAWS.

                  (2) If any Note is issued upon the transfer, exchange or replacement of another Note that does not bear a legend setting forth restrictions on transfer that are intended to ensure compliance with the Securities Act as provided in Section 2.02(1) (the "Legend"), the Note so issued shall not bear the Legend. If any Note is issued upon the transfer, exchange (other than pursuant to an Exchange Offer) or replacement of another Note bearing the Legend, or if a request is made to remove the Legend on any Note, the Note so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Notes are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver a Note that does not bear the Legend.

     SECTION 2.03. Form of Legend for Global Notes.

                  Every Global Note authenticated and delivered hereunder shall, in addition to any other legends required or permitted by this Indenture, bear a legend in substantially the following form:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO BELOW AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. THIS NOTE MAY NOT BE

         EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     SECTION 2.04. Form of Trustee's Certificate of Authentication.

                  The Trustee's certificates of authentication shall be in substantially the following form:

                  This is one of the Notes of the series designated therein referred to in the within mentioned Indenture.

                                             [________________________________],
                                                                      as Trustee

                                                     By: _______________________
                                                              Authorized Officer

                                  ARTICLE THREE

                                    THE NOTES

     SECTION 3.01. Title and Terms.

                  (1) The aggregate Initial Principal Amount of Notes that may be authenticated and delivered under this Indenture is limited to $450,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for (including through an Exchange Offer), or in lieu of, other Notes pursuant to Section 3.04, 3.06, 3.08, 10.06 or 12.09.

                  The Series A Notes shall be designated the "Series A Floating Rate Insured Notes due January 21, 2017" (which are referred to in the Insurance Policy as the "Series A Floating Rate Notes due 2017") and shall be issued in an aggregate Initial Principal Amount of $300,000,000. The Series A Notes shall have the terms and conditions set forth in Exhibit A and in this Indenture.

                  (2) One or more series of Additional Notes may be authenticated and delivered under this Indenture, in each case pursuant to an indenture supplemental hereto (a "Supplemental Indenture") substantially in the form of Exhibit Q. Each series of Additional Floating Rate Notes shall have the terms and conditions set forth in Exhibit A, and in this Indenture subject to such insertions, omissions, substitutions and variations as may be provided in the corresponding Supplemental Indenture. Each series of Additional Fixed Rate Notes shall have the terms and conditions set forth in this Indenture and in the Supplemental Indenture corresponding to such issuance.

     SECTION 3.02. Denominations.

                  The Notes of each series shall be issuable only in fully registered form without coupons and in principal amounts only in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

     SECTION 3.03. Execution, Authentication, Delivery and Dating.

                  The Notes shall be executed on behalf of the Company by any of its Authorized Officers, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of each series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee shall authenticate and deliver such Notes in accordance with such Company Order.

                  Each Note shall be dated the date of its authentication.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in this Indenture executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder and never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.11, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     SECTION 3.04. Temporary Notes.

                  Pending the preparation of definitive Notes of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

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

                  If temporary Notes of any series are issued, the Company will cause definitive Notes of that series to be prepared without unreasonable delay. After the preparation of definitive Notes of such series, the temporary Notes of such series shall be exchangeable for definitive Notes of such series upon surrender of the temporary Notes of such series at any office or agency of the Company designated pursuant to Section 11.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes of the same series, of any authorized denominations and of like tenor and aggregate Initial Principal Amount. Until so exchanged, the temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series and tenor.

     SECTION 3.05. Tax Treatment.

                  The Company shall treat the Notes as debt obligations of MONY Group for United States federal, state and local tax purposes. By accepting a Note or a beneficial interest therein, each Holder and beneficial owner shall be deemed to acknowledge and agree to such treatment and covenant to take no action inconsistent with such treatment unless otherwise notified by the Company.

     SECTION 3.06. Registration; General Provisions Relating to Transfer and
                   Exchange; Exchange of Exchange Notes for Original Notes.

                  (1) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the "Notes Register") in which, subject to Sections 3.06(2) and 3.07 and to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Notes Registrar" for the purpose of registering Notes and transfers of Notes as in this Indenture provided.

                  Subject to Sections 3.06(2) and 3.07, upon surrender for registration of transfer of any Note of a series at the office or agency of the Company designated pursuant to Section 11.02, the Company shall execute, and the Trustee shall authenticate and deliver, one or more new Notes of the same series, of any authorized denominations and of like tenor and aggregate Initial Principal Amount.

                  At the option of the Holder, Notes of any series may be exchanged for other Notes of the same series, of any authorized denominations and of like tenor and aggregate Remaining Principal Amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or exchange (other than in connection with an Exchange Offer, which is governed by subsection (3) of this Section 3.06) shall (if so required by the Company or Notes Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Notes Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing and, in the case of any Note that bears the Legend referred to in Section 2.02(1)(a), a certificate in the form of Exhibit B duly executed by the transferor Holder or such Holder's attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

                  If the Notes are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Notes of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Notes and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Note in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (2) The provisions of clauses (a), (b), (c) and (d) below shall apply only to Global Notes:

                  (a) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or its nominee and delivered to the Depositary or its nominee or custodian, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

                  (b) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes in certificated form, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or its nominee unless (i) the Depositary (x) has notified the Company that it is unwilling or unable to continue as a depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) Euroclear or Clearstream, as the case may be, (x) is closed for business for a continuous period of 14 days (other than by reason of statutory or other holidays) or (y) announces an intention permanently to cease business or does in fact do so, or (iii) there shall have occurred and be continuing an Event of Default.

                  (c) Subject to clause (b) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary shall direct.

                  (d) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section, Section 3.04, 3.08,
          10.06 or 12.09 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary or its nominee.

                  (3) The Original Notes may be exchanged for Exchange Notes pursuant to the terms of an Exchange Offer. The Trustee and the Notes Registrar shall make the exchange as follows:

                  The Company shall present the Trustee with an Officer's Certificate certifying the following:

                      (A) upon issuance of the Exchange Notes, the transactions contemplated by the Exchange Offer have been consummated; and

                      (B) the principal amount of each series of Original Notes properly tendered in the Exchange Offer that are represented by a Global Note and the principal amount of each series of Original Notes properly tendered in the Exchange Offer that are represented by Restricted Certificated Notes; the name of each Holder of such Restricted Certificated Notes; the principal amount properly tendered in the Exchange Offer by each such Holder; and the name and address to which certificated Exchange Notes shall be registered and sent for each such Holder.

                  The Trustee, upon receipt of (i) such Officer's Certificate,
     (ii) an Opinion of Counsel (x) to the effect that the Exchange Notes have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (y) with respect to the matters set forth in Section 3(d)(xvii) of the Registration Rights Agreement and (iii) a Company Order, shall authenticate (A) a Global Note for each series of Exchange Notes in aggregate principal amount equal to the aggregate principal amount of the corresponding series of Original Notes represented by a Global Note indicated in such Officer's Certificate as having been properly tendered and (B) certificated Exchange Notes representing Exchange Notes registered in the names and in the principal amounts indicated in such Officer's Certificate.

                  If the principal amount at maturity of the Global Note for a series of Exchange Notes is less than the principal amount at maturity of the Global Note for the corresponding series of Original Notes, the Trustee shall make an endorsement on such Global Note for the corresponding series of Original Notes indicating a reduction in the principal amount at maturity represented thereby.

                  The Trustee shall deliver such certificated Exchange Notes to the Holders thereof as indicated in such Officer's Certificate.

     SECTION 3.07. Restrictions on Transfer.

                  (1) Each Holder and beneficial owner of any Original Note shall be deemed to have represented and agreed as follows (terms used in this Section 3.07(1) that are defined in Rule 144A, Regulation D or Regulation S are used in this Indenture as defined therein):

                  (a) Such Holder or beneficial owner either:

                      (i) (x) is a QIB, (y) is aware that the sale of such Note to it is being made in reliance on Rule 144A, and (z) is acquiring such Note for its own account or the account of a QIB,

                      (ii) (x) is an Institutional Accredited Investor purchasing such Note for its own account, and (y) is not acquiring such Note with a view to any resale or distribution thereof other than in accordance with the restrictions set forth in this Section 3.07, or

                      (iii) is a non-U.S. person acquiring such Note in an
                  offshore transaction in reliance on Regulation S.

                  (b) Such Holder or beneficial owner understands that such Note has not been and will not be registered under the Securities Act and may not be reoffered, resold, pledged or otherwise transferred except
          (i)(x) to a Person who such Holder or beneficial owner reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (y) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S, or (z) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) and (ii) in accordance with all applicable securities laws of the states of the United States and other jurisdictions. The purchaser further understands that, if it is not a QIB, such Note purchased by it may not be held in book-entry form until they have been transferred in accordance with the foregoing restrictions and no such transfer will be permitted unless the purchaser provides certification that the transfer complies with the restrictions set forth in this Section 3.07.

                  (2) Notwithstanding any other provisions of this Indenture or the Notes, transfers of a Global Note, in whole or in part, and transfers of interests in Global Notes shall be made only in accordance with this
     Section 3.07(2).

                  (a) Restricted Global Note to Temporary Regulation S Global Note. If the holder of a beneficial interest in any Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Temporary Regulation S Global Note of the same series, such transfer may be effected, subject to the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable (the "Applicable Procedures") and, only in accordance with the provisions of this Section 3.07(2)(a). Upon receipt by the Trustee, as Notes Registrar, at its office in The City of New York of
          (1) written instructions given in accordance with the

     Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to the account of a specified Agent Member (which shall be the Agent Member for Euroclear or Clearstream or both, as the case may be) a beneficial interest in such Temporary Regulation S Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note of the same series to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and
     (3) a certificate in substantially the form set forth in Exhibit C-1 given by the holder of such beneficial interest, the Trustee, as Notes Registrar, shall instruct the Depositary to reduce the Initial Principal Amount of such Restricted Global Note, and to increase the Initial Principal Amount of such Temporary Regulation S Global Note, by the principal amount of the beneficial interest in such Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Agent Member for Euroclear or Clearstream or both, as the case may be) a beneficial interest in such Temporary Regulation S Global Note having a principal amount equal to the amount by which the Initial Principal Amount of such Restricted Global Note was reduced upon such transfer.

                  (b) Restricted Global Note to Regulation S Global Note. If the holder of a beneficial interest in any Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note of the same series, such transfer may be effected, subject to the Applicable Procedures and only in accordance with this Section 3.07(2)(b). Upon receipt by the Trustee, as Notes Registrar, at its office in The City of New York of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to the account of a specified Agent Member's account a beneficial interest in such Regulation S Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any such transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be, for which such Agent Member's beneficial interest is held) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in substantially the form set forth in Exhibit C-2 given by the holder of such beneficial interest, the Trustee, as Notes Registrar, shall instruct the Depositary to reduce the Initial Principal Amount of such Restricted Global Note, and to increase the Initial Principal Amount of such Regulation S Global Note, by the principal amount of the beneficial interest in such Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Global Note having a principal amount equal to the amount by which the Initial Principal Amount of the Restricted Global Note was reduced upon such transfer.

                  (c) Temporary Regulation S Global Note or Regulation S Global Note to Restricted Global Note. If the holder of a beneficial interest in any Temporary Regulation S Global Note or Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same series, such transfer may be effected, subject to the Applicable Procedures and only in accordance with this Section 3.07(2)(c). Upon receipt by the Trustee, as Notes Registrar, at its office in The City of New York of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Trustee to credit or cause to be credited to the account of a specified Agent Member a beneficial interest in such Restricted Global Note in a principal amount equal to that of the beneficial interest in such Temporary Regulation S Global Note or Regulation S Global Note to be so transferred,
     (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (3) with respect to a transfer of a beneficial interest in such Temporary Regulation S Global Note or Regulation S Global Note, a certificate in substantially the form set forth in Exhibit C-3 given by the holder of such beneficial interest, the Trustee, as Notes Registrar, shall instruct the Depositary to reduce the Initial Principal Amount of such Temporary Regulation S Global Note or Regulation S Global Note, as the case may be, and to increase the Initial Principal Amount of such Restricted Global Note, by the principal amount of the beneficial interest in such Temporary Regulation S Global Note or Regulation S Global Note, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Restricted Global Note having a principal amount equal to the amount by which the Initial Principal Amount of such Temporary Regulation S Global Note or Regulation S Global Note, as the case may be, was reduced upon such transfer.

                  (d) Restricted Certificated Note to Global Note. If the Holder of a Restricted Certificated Note wishes at any time to transfer all or a portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, the Regulation S Global Note or Temporary Regulation S Global Note of the same series, such transfer may be effected, subject to the Applicable Procedures and only in accordance with this Section 3.07(2)(d). Upon receipt by the Trustee, as Notes Registrar, at its office in The City of New York of (1) such Restricted Certificated Note as provided in Section 3.06, and written instructions satisfactory to the Notes Registrar directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Note, the Temporary Regulation S Global Note or Regulation S Global Note, as the case may be, in a principal amount equal to the Initial Principal Amount of the Restricted Certificated Note (or portion thereof) to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (which shall, in the case of any transfer to a Person who wishes to take delivery in the form of a beneficial interest in the Regulation S Global Note, be the Agent Member for Euroclear or Clearstream or both, as the case may be) and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be, for which such Agent Member's account is held, to be credited with such beneficial interest, and (3) a certificate substantially in the form set forth in Exhibit C-4, if the specified account is to be credited with a beneficial interest in a Restricted Global Note, or Exhibit C-5, if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, or Exhibit C-6, if the specified account is to be credited with a beneficial interest in the Temporary Regulation S Global Note, duly executed by such Holder or such Holder's attorney duly authorized in writing, the Trustee, as Notes Registrar, shall cancel such Restricted Certificated Note and shall instruct the Depository to increase the Initial Principal Amount of such Restricted Global Note, Temporary Regulation S Global Note or Regulation S Global Note by the Initial Principal Amount of the Restricted Certificated Note to be transferred and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Restricted Global Note having a principal amount equal to the amount by which the Initial Principal Amount of such Restricted Certificated Note was reduced upon such transfer. Restricted Certificated Notes may not otherwise be exchanged for Global Notes or for beneficial interests in Global Notes.

                  (e) Temporary Regulation S Global Notes. After the Restricted Period, if the holder of a beneficial interest in a Temporary Regulation S Global Note wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Temporary Regulation S Global Note, such transfer may be effected, subject to the Applicable Procedures only in accordance with this Section 3.07(2)(e). Upon delivery (A) by a beneficial owner of an interest in a Temporary Regulation S Global Note to Euroclear or Clearstream, as the case may be, of a certificate substantially in the form of Exhibit C-7, (B) by the transferee of such beneficial interest in the Temporary Regulation S Global Note to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form set forth in Exhibit C-8, and (C) by Euroclear or Clearstream, as the case may be, to the Trustee, as Notes Registrar, of a certificate substantially in the form of Exhibit C-9, the Trustee may direct either Euroclear or Clearstream, as the case may be, to reflect on its records the transfer of a beneficial interest in the Temporary Regulation S Global Note from such beneficial owner to such transferee.

                  (f) Temporary Regulation S Global Note to Regulation S Global Note. Interests in a Temporary Regulation S Global Note may be exchanged for interests in a Regulation S Global Note of the same series only on or after the termination of the Restricted Period after delivery by a beneficial owner of an interest therein to Euroclear or Clearstream of a certificate substantially in the form of Exhibit C-7, and upon delivery by Euroclear or Clearstream to the Trustee of a certification substantially in the form set forth in Exhibit C-9. Upon receipt of such certification, the Trustee will exchange the portion of the Temporary

          Regulation S Global Note covered by such certification for a beneficial interest in a Regulation S Global Note of the same series.

                  (3) Interests in the Temporary Regulation S Global Note to be Held Through Euroclear or Clearstream. Until the termination of the Restricted Period, interests in the Temporary Regulation S Global Notes may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream, provided that this clause (3) shall not prohibit any transfer in accordance with Section 3.07(2).

     SECTION 3.08.  Mutilated, Destroyed, Lost and Stolen Notes.

                  (1) If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same series and of like tenor and Initial Principal Amount and bearing a number not contemporaneously outstanding.

                  (2) If there shall be delivered to the Company and the Trustee
     (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and of like tenor and Initial Principal Amount and bearing a number not contemporaneously outstanding.

                  (3) If any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

                  (4) Upon the issuance of any new Note under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  (5) Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  (6) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 3.09.  Payment of Principal and Interest.

                  (1) All payments of the principal of, Redemption Price, if any, interest on and other amounts in respect of the Restricted Certificated Notes or other certificated

     Notes shall be payable at the office or agency of the Company maintained for that purpose pursuant to Section 11.02 and at any other office or agency maintained by the Company for that purpose (each, a "Place of Payment"); provided, however, that at the option of the Company payment of interest may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. All payments of the principal of, Redemption Price, if any, interest on and other amounts under the Global Notes, shall be made to the Depositary or its nominee, as the holder thereof. Payment to or credit to the accounts of owners of beneficial interests in such Notes will be effected pursuant to the procedures and customary practices of the Depositary and its Agent Members.

                  (2) Interest on any Note (including overdue interest and interest thereon) that is payable on any Scheduled Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

                  (3) Each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  (4) Amounts properly withheld under the Code by any Person from a payment to any Holder of interest and/or principal and/or Redemption Price and/or Liquidated Damages shall be considered as having been paid by the Company, or the Insurer if applicable, to such Holder for all purposes of this Indenture.

     SECTION 3.10.  Persons Deemed Owners.

                  (1) Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, Redemption Price, if any, and any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  (2) Neither any Agent Member nor any other Person on whose behalf any Agent Member may act (including Euroclear and Clearstream and account holders and participants in Euroclear or Clearstream) shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or its nominee, or under any Global Note, and the Depositary or its nominee, as the case may be, shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note (including all Notes represented thereby) for all purposes whatsoever. Notwithstanding the foregoing, nothing in this Indenture shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be as between such Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of any Holder.

                  (3) For so long as Notes are represented by Global Notes, the Company and the Trustee may request, accept and rely upon a certificate or letter of confirmation signed on behalf of the Depositary, or any form of record executed by it, to the effect that at any particular time or throughout any particular period any particular Person is, was or will be shown in its records as entitled to a particular interest in the Global Notes.

     SECTION 3.11.  Cancellation.

                  All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder that the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed by the Trustee unless the Trustee shall be directed by a Company Order to return the cancelled Notes to the Company.

     SECTION 3.12.  CUSIP, ISIN and Common Code Numbers.

                  The Company in issuing the Notes may use CUSIP, ISIN and Common Code numbers and, if so, the Trustee shall use CUSIP, ISIN and Common Code numbers in notices of redemption as a convenience to Holders; provided that the Trustee shall assume no responsibility for the accuracy of such numbers and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE FOUR

                          DEBT SERVICE COVERAGE ACCOUNT

     SECTION 4.01.  Establishment of Debt Service Coverage Account.

                  (1) The Company shall cause to be established and maintained as provided in Section 4.01(2) an account, consisting solely of one or more deposit accounts and/or securities accounts which shall be trust accounts, the assets held in which shall not be commingled with the general assets of the Company or the Trustee, in the name of the Trustee, as Trustee for the benefit of the Secured Parties, which account is referred to as the "Debt Service Coverage Account". The Trustee shall at all times be an Entitlement Holder with respect to each such securities account, and a Customer with respect to each such deposit account. The Debt Service Coverage Account shall be held by the Trustee and administered by the Trustee for the benefit of the Secured Parties as provided in this

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

     Article Four. The Debt Service Coverage Account shall consist of three subaccounts: (i) a subaccount for the Ongoing Businesses (the "DSCA-Subaccount OB"); (ii) a subaccount for Subaccount OB Deposits (the "DSCA-Subaccount OB (Deposit)"); and (iii) a subaccount for the Closed Block Business (the "DSCA-Subaccount CBB"). The Company shall deposit into each of such subaccounts the amounts specified in this Indenture, at the times and in the manner specified in this Indenture. All products and proceeds of any amounts deposited in any subaccount, including any investments or reinvestments of such proceeds, shall be retained in such subaccount and invested and applied as provided in this Indenture. Funds in the Debt Service Coverage Account may be withdrawn or applied only as provided in this Indenture.

                  (2) The Debt Service Coverage Account shall be established and maintained by the Trustee in its own name for the benefit of the Secured Parties at its Corporate Trust Office, and all assets held in the Debt Service Coverage Account shall be held either directly in such office or at subaccounts held in the name of the Trustee. The Trustee shall have sole Control over, and shall be the only party entitled to withdraw funds from, the Debt Service Coverage Account; provided, that the Investment Manager shall be entitled to withdraw assets from such accounts, solely for investment management purposes pursuant to the applicable investment management agreement, and cash solely on a cash against delivery basis. The parties agree that New York law shall be the law of the jurisdiction of the securities intermediary or depositary bank, as applicable, with respect to the Debt Service Coverage Account and each of its subaccounts, and Bank One Trust Company, N.A. (or any successor Trustee) agrees, in its individual capacity, to treat all assets credited to the Debt Service Coverage Account or any of its subaccounts, other than money, as "financial assets" within the meaning of the UCC.

                  (3) For purposes of this Indenture, all determinations as to the fair market value of assets held in the Debt Service Coverage Account or any subaccount thereof shall be made by the Investment Manager except as otherwise provided herein. For such purpose, the Investment Manager will value commercial paper at amortized cost and for other assets will use valuations provided to it by Interactive Data Corp., or any successor thereto, or from such other source as may be designated by the Investment Manager, and agreed to by the Company, and consented to by the Insurer, such consent not to be unreasonably withheld.

     SECTION 4.02.  Initial Deposit in DSCA-Subaccount OB.

                  On the Closing Date, the Company shall deposit in the DSCA-Subaccount OB $60,000,000. On the date of issuance of each series of Additional Notes, the Company shall deposit in the DSCA-Subaccount OB 20% of the gross proceeds from the issuance of such Additional Notes.

     SECTION 4.03.  Deposits in the DSCA-Subaccount CBB.

                  The Company shall deposit in the DSCA-Subaccount CBB (i) all dividends paid by MONY Life to the Company attributable to MONY Life's Closed

Block Business as provided in Section 14.01, (ii) any net tax payments paid by or on behalf of MONY Group to the Company pursuant to the CBB Tax Agreement or any related written instructions issued by MONY Group as to payments under the CBB Tax Agreement, and (iii) any net payments made to the Company by the Swap Counterparty or the credit support provider under the Swaps. The Company shall deposit any such amounts into the DSCA-Subaccount CBB not later than the fifth Business Day following receipt and reconciliation by the Company of such amount. The Trustee shall deliver quarterly, or as may be requested by the Company, a Notice in the form set forth in Exhibit M (a "Notice of Account Deposit"), to the Company, with a copy to the Insurer, confirming its receipt of each deposit made to the DSCA-Subaccount CBB and that the Trustee has credited such deposit to the DSCA-Subaccount CBB.

SECTION 4.04.  Provision of Information by the Company.

          (1) Not later than the Assessment Date relating to each Scheduled Payment Date the Company shall deliver to the Trustee a notice in the form set forth in Exhibit J (each, a "Notice of Due Payments"), specifying the following amounts and other information (to the extent arising on or after the date of the immediately preceding notice delivered pursuant to this Section 4.04(1)):

          (a) (i) any third-party out-of-pocket costs incurred by the Company with respect to the Notes, other than fees and expenses of the Trustee, that are due and payable on or prior to such Scheduled Payment Date as provided in Section 4.05(1)(b) and (ii) the fees and expenses of the Trustee with respect to the Notes and the trust as limited by the application by the Company of Exhibit G (the Trustee having provided information to the Company prior to the Assessment Date as to its fees and expenses that are payable on or prior to such Scheduled Payment Date),

          (b) any other ongoing expenses incurred directly by the Company attributable to the Closed Block Business (including accounting fees, administrative expenses, etc.) that are due and payable on or prior to such Scheduled Payment Date as provided in Section 4.05(1)(c) as limited by the application by the Company of Exhibit G,

          (c) any net payments due and payable under the Swaps by the Company to any Swap Counterparty on or prior to such Scheduled Payment Date (excluding any termination payments),

          (d) any amounts, including without limitation indemnity or reimbursement payments, that are due and payable to the Insurer under the Insurance Agreement or this Indenture on or prior to such Scheduled Payment Date (including payment of premium), and amounts previously paid by the Insurer to the Holders under the Insurance Policy or to any Swap Counterparty under the Swap Policy,

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

          (e) any dividends paid by MONY Life to the Company attributable to MONY Life's Closed Block Business as provided in Section 14.01 and the amount of any distribution to be made by the Company to MONY Group from such funds, in each case on or prior to such Scheduled Payment Date,

          (f) a list of assets to be liquidated pursuant to any required liquidation of assets under Section 4.05(3) on or prior to such Scheduled Payment Date and the priority in which such assets are to be liquidated,

          (g) any termination payments associated with the Swaps due and payable by the Company to the Swap Counterparty on or prior to such Swap Payment Date, and

          (h) any and all Liquidated Damages payable on or prior to such Scheduled Payment Date.

          (2) Not later than the Assessment Date relating to each Tax Payment Date, the Company shall deliver to the Trustee a notice in the form set forth in Exhibit K (each, a "Notice of Due Tax Payments") specifying (i) the date of such Tax Payment Date, (ii) net payments due and payable on or prior to such Tax Payment Date by or to the Company under any Tax Agreement, and for each such payment, its amount, the source of payment and its payor and recipient, including the amount of taxes due with respect to the assets and earnings of each of the DSCA-Subaccount CBB, the DSCA-Subaccount OB and the DSCA-Subaccount OB (Deposit) for the relevant tax period on or prior to such Tax Payment Date, as the case may be or (iii) that there are no such payments due and payable under any Tax Agreement.

          (3) On each Assessment Date relating to a Scheduled Payment Date, the Company shall deliver to the Trustee a notice in the form set forth in Exhibit N (each, a "Notice of Current Ratings"), which shall set forth:

              (i) the financial strength rating assigned to MONY Life by each of Moody's, Standard & Poor's, Fitch and A.M. Best, if so rated, or if not so rated, a statement to that effect; and

              (ii) the rating assigned to the long-term, senior, unsecured debt of MONY Group by each of Moody's or Standard & Poor's, if so rated, or if not so rated, a statement to that effect.

          (4) A copy of every notice delivered by the Company or the Trustee pursuant to this Section 4.04 shall also be provided to the Insurer at the same time as provided to or by the Trustee.

          (5) Not later than the Business Day prior to the Scheduled Payment Date, the Company shall deliver to the Trustee a notice setting forth the Three-Month LIBOR rate for the Interest Period commencing on such Scheduled Payment Date.

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

SECTION 4.05.  Withdrawal and Application of Funds.

          (1) On each Scheduled Payment Date or Tax Payment Date the Trustee shall apply the funds on deposit in the Debt Service Coverage Account in reliance, without independent verification, on the basis of the Notice of Due Payments and/or the Notice of Due Tax Payments and other information provided to it (and to the Insurer) by the Company, as specified in Section 4.05(2) in the following priority:

          (a) (i) to make any net Tax Payments due and payable by the Company under the CBB Tax Agreement on or prior to such date, as set forth in the Notice of Due Tax Payments delivered in relation to that Tax Payment Date,

              (ii) to make (x) any net Tax Payments due and payable by the Company under the OB Tax Agreement on or prior to such date and (y) any net tax payments due and payable with respect to the assets and earnings of each of the DSCA-Subaccount CBB, DSCA-Subaccount OB and the DSCA-Subaccount OB (Deposit), as set forth in the Notice of Due Tax Payments delivered in relation to that Tax Payment Date;

          (b) to pay fees of the Investment Manager and any third-party out-of-pocket costs incurred, and due and payable on or prior to such Scheduled Payment Date, by the Company with respect to the Notes, including any such fees and expenses of the Trustee with respect to the Notes and the trust, to the extent, as determined by the Company, limited by the application of Exhibit G, and as set forth in the applicable Notice of Due Payments delivered in relation to such Scheduled Payment Date;

          (c) so long as the Insurer has not given the Trustee notice of the occurrence and continuation of an Event of Default, to pay other ongoing expenses incurred directly by the Company and due and payable on or prior to such date and attributable to the Closed Block Business, to the extent, as determined by the Company, limited by the application of Exhibit G, and as set forth in the applicable Notice of Due Payments delivered in relation to such Scheduled Payment Date;

          (d) to pay the net amounts due and payable by the Company to the Swap Counterparty on or prior to such Scheduled Payment Date under the Swaps (excluding any termination payments), and as set forth in the applicable Notice of Due Payments delivered in relation to such Scheduled Payment Date;

          (e) to pay the premium and commitment fee due and payable to the Insurer on or prior to such Scheduled Payment Date pursuant to the Insurance Agreement, as set forth in the applicable Notice of Due Payments delivered in relation to such Scheduled Payment Date;

          (f) to pay, reimburse, indemnify or repay the Insurer for all amounts that the Company is obligated to pay, reimburse, indemnify or repay the Insurer pursuant to the Insurance Agreement on or prior to such Scheduled Payment Date, as specified to the Trustee by the Company in the relevant Notice of Due Payments, including: (i) for any outstanding amounts paid by the Insurer to the Swap Counterparty under the Swaps or the Swap Policy, (ii) for any outstanding amounts paid by the Insurer to Holders pursuant to or in respect of amounts payable under the Insurance Policy, and (iii) for any indemnity payments and other amounts due and payable by the Company to the Insurer pursuant to the Insurance Agreement (including interest on such amounts as provided under the Insurance Agreements), in each case on or prior to such date and as set forth in the applicable Notice of Due Payments delivered in relation to such Scheduled Payment Date;

          (g) to pay any interest on the Notes due and payable on or prior to such Scheduled Payment Date (including interest on such amounts, to the extent provided under the terms of the Notes), as determined by the Trustee (provided that if there are not sufficient amounts to make all such payments, the amounts available shall be paid out), pro rata among each of the series of Notes according to the aggregate relative amounts of interest (including interest on such amounts) due and payable on each series of Notes on or prior to such date, and then such amount for each series shall be allocated pro rata among the Notes of such series according to the relative amounts of interest (including interest on such amounts) due and payable on each Note of such series, without any preference of one Note or series over the other;

          (h) to pay any Liquidated Damages to the Holders due and payable on or prior to such Scheduled Payment Date (including interest on such amounts if provided), as set forth in the Notice of Due Payments, pro rata to the Holders in accordance with the relative Liquidated Damages due and payable to each Holder on or prior to such date;

          (i) to repay any principal of the Notes due and payable on or prior to such Scheduled Payment Date, as determined by the Trustee (provided that if there are not sufficient amounts to make all such payments, the amounts available shall be paid out), pro rata among each series of Notes according to the relative aggregate amounts of principal due and payable on the Notes of each such series on or prior to such date, and then such amount for each series shall be allocated pro rata among the Notes of such series according to the relative amounts of principal due and payable on each Note of such series, without any preference of one Note or series over the other;

          (j) if the Trustee has received notice from the Insurer of the occurrence and continuation of an Event of Default, to pay any ongoing expenses incurred directly by the Company referred to in Section 4.05(1)(c);

          (k) to pay any termination payments in respect of the Swaps to the Swap Counterparty, as set forth in the applicable Notice of Due Payments delivered in relation to such Scheduled Payment Date;

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

          (l) to repay any Inter-Business Loan in accordance with Section 4.07(2) from the DSCA-Subaccount CBB to the DSCA-Subaccount OB or the DSCA-Subaccount OB (Deposit), as applicable; and

          (m) after the foregoing priorities are satisfied in full, to release any excess funds to the Ongoing Business within the Company outside the DSCA - Subaccount OB or DSCA - Subaccount OB (Deposit); provided, however, that after the release of such excess funds the aggregate market value of all subaccounts of the Debt Service Coverage Account as determined by the Investment Manager as of the relevant Valuation Date shall not be less than the lesser of (i) 100% of the aggregate Remaining Principal Amount of the Notes and (ii) 25% of the aggregate Initial Principal Amount of the Notes (such determination to be made, if necessary, by the Company in writing, provided to the Insurer and confirmed by the Trustee).

          After the foregoing priorities are satisfied in full and the Notes are paid in full and all other amounts due and payable to the Insurer are paid in full, all remaining funds in the subaccounts of the Debt Service Coverage Account shall be released to the Company, which may dividend such funds to MONY Group.

          Except with respect to the tax payments to be made in accordance with clause (a) above which are to be paid on the Tax Payment Dates, the Trustee shall make withdrawals from the Debt Service Coverage Account under this Section only on Scheduled Payment Dates or Special Payment Dates.

          (2) Except with respect to the tax payments to be made in accordance with Clause (1)(a)(ii) above, in making the payments specified in Section 4.05(1) the Trustee shall first withdraw Cash and then liquidate non-Cash assets (as set forth in Section 4.05(3)) first from the DSCA-Subaccount CBB; next, only if and to the extent necessary, from the DSCA-Subaccount OB; and then next, only if and to the extent necessary, from the DSCA-Subaccount OB (Deposit). Each tax payment specified in clause (y) of Section 4.05(1)(a)(ii) shall be made from the account to which it relates, and the tax payment specified in clause (x) of
Section 4.05(1)(a)(ii) shall be made from the DSCA-Subaccount OB.

          (3) If there is insufficient Cash in any subaccount of the Debt Service Coverage Account on any Scheduled Payment Date or Tax Payment Date to make the payments required to be made on such date as provided in Section 4.05(1), but there are assets other than Cash held in such account, the Trustee shall, not later than the close of business on the Business Day immediately following the Assessment Date, liquidate such other assets in the order specified by the Company in an amount sufficient to generate proceeds to satisfy such payments on such date.

          (4) On the Closing Date, the initial premium and the initial commitment fee payment will be paid to the Insurer from the DSCA-Subaccount CBB (which will be funded by an Inter-Business Loan in the aggregate amount of such payments from the DSCA-Subaccount OB to the DSCA-Subaccount CBB). In addition, upon the issuance of any series of Additional Notes, the initial premium payable to the Insurer in respect of such Additional Notes will be paid by the DSCA-Subaccount CBB (whether directly or through an Inter-Business Loan) on the closing date of such issuance. The Trustee shall make such payments at the written direction of the Company.

SECTION 4.06.  Statement of Account.

          (1) Not later than three days following each Scheduled Payment Date and Tax Payment Date, the Trustee shall deliver to the Company a statement of account in the form set forth in Exhibit I (each, a "Statement of Account") specifying:

          (a) all withdrawals made from each subaccount of the Debt Service Coverage Account on or prior to such date and after the immediately preceding Scheduled Payment Date or Tax Payment Date, specifying the subaccount, the recipient of the payment, and the date and amount paid;

          (b) the title and principal amount of each non-Cash asset in each subaccount of the Debt Service Coverage Account liquidated by the Trustee pursuant to Section 4.05(3) on or prior to such date and after the immediately preceding Scheduled Payment Date or Tax Payment Date, specifying the amount of proceeds received;

          (c) the amount of Cash and the title and principal amount of each non-Cash asset held in each subaccount of the Debt Service Coverage Account after giving effect to all payments made on or prior to such date;

          (d) all Subaccount OB Deposits made pursuant to Section 4.08 on or prior to such date and after the immediately preceding Scheduled Payment Date or Tax Payment Date;

          (e) based upon the accounting records of the Company reported to the Trustee as contemplated in Section 4.07(2), the outstanding principal amount of all outstanding Inter-Business Loans on such date and the amount of interest accrued thereon and if, on or prior to such date and after the immediately preceding Scheduled Payment Date, the Trustee has utilized funds held in the DSCA-Subaccount OB or the DSCA-Subaccount OB (Deposit) to fund an Inter-Business Loan, or funds in the DSCA-Subaccount CBB to repay an outstanding Inter-Business Loan, the amount of the Inter-Business Loan, the source of funds for the Inter-Business Loan, and the date of the Inter-Business Loan, and the outstanding principal amount of all Inter-Business Loans on such date and the amount of interest accrued thereon and if, on or prior to such date and after the immediately preceding Scheduled Payment Date, the date of repayment of such Inter-Business Loan and the amount of accrued interest paid thereon; and

          (f) any amount deposited in the Escrow Account on or prior to such date and after the immediately preceding Scheduled Payment Date and the use to which the Trustee applied those funds pursuant to Section 4.05(l).

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

          (2) No later than ten days following each Tax Payment Date the Trustee shall deliver to the Company, with a copy to the Insurer, a Notice of Account Deposit specifying all amounts deposited into the DSCA-Subaccount CBB pursuant to any of the Tax Agreements on or prior to such Tax Payment Date and after the immediately preceding Tax Payment Date.

          (3) The Trustee shall also make available each Statement of Account to the Holders in the manner provided in Section 1.05, and to the Insurer in the manner provided in Section 1.04(c), each at the same time as such Statement of Account is provided to the Company.

SECTION 4.07.  Inter-Business Loans.

          (1) If the Trustee applies funds from the DSCA-Subaccount OB or the DSCA-Subaccount OB (Deposit) to priorities (a) through (k) referred to in
Section 4.05(1) above (other than amounts payable directly by such Subaccounts pursuant to Section 4.05(1)(a)(ii)(y) and amounts payable by the DSCA-Subaccount OB pursuant to Section 4.05(1)(a)(ii)(x)), the Company shall record a loan on its accounting records (an "Inter- Business Loan"), reflecting the obligation of the Closed Block Business within the Company to repay such amount to the DSCA-Subaccount OB or the DSCA-Subaccount OB (Deposit), as applicable. No Inter-Business Loan shall be evidenced by any note or other documentation other than through the entries on the Company's accounting records. Each Inter-Business Loan shall, as calculated by the Company, accrete in principal value at a rate per annum equal to Three-Month LIBOR plus 1.75% per annum, compounded quarterly on each Scheduled Payment Date with respect to the Series A Notes, but shall not require the Closed Block Business to pay interest in cash on any Inter-Business Loan until the date such Inter-Business Loan is repaid in full; provided, however, that no interest will accrete or accrue on any and all outstanding Inter-Business Loan while a Trigger Event shall have occurred and be continuing.

          (2) If, as of any Scheduled Payment Date, the Trustee determines that, to the extent the amounts held in the DSCA-Subaccount CBB on such date are more than sufficient to pay in full all the amounts due and payable on such date referred to in clauses (a) through (k) in Section 4.05(1), and any Inter-Business Loan remains outstanding (based upon the accounting records of the Company as reported to the Trustee on the corresponding Assessment Date) on such date, the Trustee shall withdraw the excess funds held in the DSCA-Subaccount CBB and transfer such funds first to the DSCA-Subaccount OB (Deposit) and then to the DSCA-Subaccount OB, as applicable, to the extent required to repay any Inter-Business Loans then outstanding made from such subaccounts, respectively, including any interest accrued thereon. The Inter-Business Loans made from each subaccount shall be repaid in the order of their incurrence, and such repaid Inter-Business Loans shall also be reported on
Exhibit I.

SECTION 4.08.  Subaccount OB Deposits.

          (1) For each Scheduled Payment Date, the Trustee shall determine as of the Assessment Date (which shall be treated as the Base Date for purposes of

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

determining the Estimated Debt Service) whether the aggregate fair market value of the assets in the Debt Service Coverage Account, as determined by the Investment Manager as of the related Valuation Date and notified to the Company and the Trustee by such Assessment Date, after giving effect to all payments to be made pursuant to priorities (a) through (k) of Section 4.05(1) to be made on that Scheduled Payment Date, will decline to an amount that is less than or equal to the aggregate Estimated Debt Service payable on the following four Scheduled Payment Dates (or the Scheduled Payment Dates remaining until the Stated Maturity of the latest maturing series of Notes, if less than four), as calculated by the Company and confirmed by the Trustee, and, if such value will so decline then the Trustee shall deliver to the Company, with a copy to the Insurer, a notice in the form set out as Exhibit L (each, a "Notice of Required Account Deposit") no later than three Business Days prior to such Scheduled Payment Date, specifying the amount of the required Subaccount OB Deposit and presenting the calculations on which such determination was made.

          (2) If the Company receives any Notice of Required Account Deposit on any Business Day, the Company will make a deposit (a "Subaccount OB Deposit") into the DSCA-Subaccount OB (Deposit) in the amount specified in Section 4.08(3) no later than the close of business on a day that is not later than the twentieth day following the receipt of such notice. If the Company receives any Notice of Required Account Deposit on any day that is not a Business Day, the Company will make such Subaccount OB Deposit no later than the close of business on a day that is not later than the twentieth day following the first Business Day to occur after the receipt of such notice. Any such Subaccount OB Deposit shall be made by the Company from funds derived from any source other than the Closed Block Business. Not later than one Business Day following the date on which the Company makes any Subaccount OB Deposit, the Trustee shall deliver to the Company, with a copy to the Insurer, a Notice of Account Deposit confirming its receipt of such Subaccount OB Deposit and that the Trustee has credited such Subaccount OB Deposit to the DSCA-Subaccount OB (Deposit).

          (3) Subject to Section 4.08(4), each Subaccount OB Deposit shall be in an amount sufficient to cause the aggregate amount on deposit in the Debt Service Coverage Account, after giving effect to all payments to be made pursuant to priorities (a) through (k) referred to in Section 4.05(1) on such Scheduled Payment Date, to be equal to the aggregate Estimated Debt Service payable on the following four Scheduled Payment Dates (or the Scheduled Payment Dates remaining until the Stated Maturity of the latest maturing series of Notes, if less than four), as calculated by the Company and confirmed by the Trustee; provided, however, that in no event will the Subaccount OB Deposit to be made on a Scheduled Payment Date exceed the aggregate fair market value of the assets held in the Additional Reserve Account as determined by the Company as of the relevant Valuation Date.

          (4) The aggregate amount of Subaccount OB Deposits made over the period from the initial issuance of Notes to any point in time in which any Notes are Outstanding shall not exceed an amount equal to 20% of the aggregate gross proceeds from the issuance of the Notes up to such point in time. Subaccount OB Deposits calculated pursuant this Section 4.08 may not be in negative amounts or result in any withdrawal from the DSCA-Subaccount OB (Deposit).

          (5) If any Subaccount OB Deposit is made, the Company shall cause MONY Life to release an amount equal to the amount of such Subaccount OB Deposit from the Additional Reserve Account to the Ongoing Businesses simultaneously with the making of the deposit.

SECTION 4.09.  Investment of Funds in Debt Service Coverage Account.

          (1) On or prior to the Closing Date, the Company shall enter into, and shall maintain, an investment management agreement with one or more Affiliates of MONY Group (together, the "Investment Manager") for the provision of investment management services relating to the assets held in the Debt Service Coverage Account. Subject to the provisions of this Section 4.09, the Company may appoint any successor Investment Manager from time to time. Consent of the Holders or the Insurer shall not be required for the appointment of an investment manager that is an Affiliate of the Company, or if not an Affiliate, meets the Investment Management Criteria. In all other instances, as long as no Insurer Default has occurred and is continuing, appointment of an investment manager that is not an Affiliate of the Company will require the consent of the Insurer. The approval of the Insurer, such approval not to be unreasonably withheld, shall also be required for the form of any investment management agreement with an investment manager that is not an Affiliate of the Company.

          (2) So long as the Insurer has not given the Trustee notice of the occurrence and continuation of an Event of Default, the Investment Manager shall invest, and the Trustee hereby authorizes the Investment Manager to so invest in the name of the Trustee, the assets in the Debt Service Coverage Account from time to time in accordance with the DSCA Investment Policy without independent verification of compliance by the Trustee. If an Event of Default has occurred and, following notice by the Insurer of such Event of Default, is not cured within any cure period specified herein under Section 6.01 or if no such cure period is so specified, within 30 days of receipt of such notice by the Company, the Insurer (or its designee) shall have the authority to direct the Trustee to invest the assets in the Debt Service Coverage Account in accordance with the DSCA Investment Policy and to make all other determinations and to take all other actions specified herein to be made or taken by the Investment Manager; provided, that upon cure of such Event of Default, (x) the Insurer shall no longer have such authority, and (y) the Trustee shall invest such assets only in accordance with the instructions of the Investment Manager.

SECTION 4.10.     Deficiency of Funds in Debt Service Coverage Account.

          (1) (a) If, as of close of business on any Assessment Date relating to a Scheduled Payment Date, the aggregate fair market value of all the assets held in the Debt Service Coverage Account as of the relevant Valuation Date, as determined by the Investment Manager and notified to the Company and the Trustee, after taking into account payments to be made on the next succeeding

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     Scheduled Payment Date, as set forth in the Notice of Due Payments relating to such Scheduled Payment Date, is not sufficient (as determined by the Trustee) to permit payment of all Scheduled Payments with respect to interest and principal due and payable on the following Scheduled Payment Date, and with respect to net amounts due and payable by the Company under the Swaps to the Swap Counterparty determined in accordance with such Notice of Due Payments, the Trustee shall give notice to the Company and the Insurer by telephone or telecopy of the amount of such deficiency by the close of business on such Assessment Date to be confirmed in writing to the Company and the Insurer by the close of business on such Assessment
     Date in the form set forth in and in the manner contemplated by the Insurance Policy or the Swap Policy, as applicable.

     The aggregate deficiencies with respect to principal and interest payable to Holders and the net payments payable under the Swaps to the Swap Counterparty, are termed the "Amount of Insured Deficiency".

          (b) At the time of the execution and delivery of this Indenture, and for the purposes of this Indenture, the Trustee shall establish an account for the benefit of Holders and the Insurer (the "Escrow Account") which shall be a trust account, the assets held in which shall not be commingled with the general assets of the Trustee, and over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount received by it from the Insurer under the Insurance Policy in the Escrow Account and distribute such amount only for purposes of making the Scheduled Payments for which a claim was made. Such amounts shall be disbursed by the Trustee to Holders in the same manner as principal and interest payments are to be made with respect to the Notes under Section 4.05. It shall not be necessary for such payments to be made by checks or wire transfers separate from the check or wire transfer used to pay Scheduled Payments with other funds available to make such payments. However, the amount of any payment of principal of or interest on the Notes to be paid from the Escrow Account shall be noted in the notice provided by the Trustee in respect of the Insurance Policy as contemplated in Section 4.10(1)(a). Funds held in the Escrow Account shall not be invested by the Trustee. Any funds remaining in the Escrow Account following a Scheduled Payment Date shall, no later than the following Business Day, be remitted to the Insurer except for funds held for the payment of Notes pursuant to
     Section 11.03(3) hereof.

          (c) All payments to be made by the Insurer under the Swap Policy shall be made directly to the Swap Counterparty.

          (d) Any funds received by the Trustee as a result of any claim under the Insurance Policy shall be applied by the Trustee, subject to Section
     11.03 hereof, together with the funds, if any, to be withdrawn from the Debt Service Coverage Account, directly to the payment in full of the Scheduled Payments due on the Notes (including Notes held for the Trustee's own account).

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

          (e) The Trustee shall keep a complete and accurate record through its SEI Trust System of all funds deposited by the Insurer into the Escrow Account and the allocation of such funds to payment of interest on and principal paid in respect of any Note. The Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trustee.

SECTION 4.11.  Additional Reserve Account.

          (1) The Closed Block Business within MONY Life (but not the Closed Block) will pay to the Ongoing Businesses within MONY Life certain administrative payments to facilitate the operation of Article Fourteen hereof (each an "Administrative Payment"). The Administrative Payments shall be payable quarterly on the last Business Day of the first month of each quarter, calculated as of the last day of the prior calendar year on the basis of the charges set forth in Exhibit F to this Indenture.

          (2) By the close of business on each Assessment Date relating to a Scheduled Payment Date, the Company shall provide a notice to the Trustee and the Insurer in the form set out in Exhibit P, specifying the Glide Path Actual Ratio as of such Scheduled Payment Date and presenting the calculations thereof. The Company shall determine and advise the Insurer, and the Trustee shall confirm, within three Business Days following such Scheduled Payment Date (which Scheduled Payment Date shall be the Base Date for purposes of this Section), whether:

          (a) the absolute value of the quantity (A minus B) is greater than 0.0300, where "A" equals the Glide Path Projected Ratio for such Scheduled Payment Date and "B" equals the Glide Path Actual Ratio for such Scheduled Payment Date (the amount of any positive excess of such absolute value over 0.0300 being termed the "Ratio Excess" as of such Scheduled Payment Date); and whether

          (b) the aggregate fair market value of the assets held in the Debt Service Coverage Account, as determined by the Investment Manager as of the relevant Valuation Date and notified to each of the Company, the Trustee and the Insurer, after giving effect to any payments to be made pursuant to priorities (a) through (k) referred to in Section 4.05(1) on such Scheduled Payment Date and to any deposits made in the Debt Service Coverage Account on that date is less than (the amount of any such positive shortfall being termed the "DSCA Shortfall") the greater of:

                   (x) 10% of the Remaining Principal Amount of the Notes
              Outstanding on such Scheduled Payment Date, after giving effect to any principal payments to be made on such Scheduled Payment Date, and

                   (y) the aggregate Estimated Debt Service payable on the
              following four Scheduled Payment Dates (or the Scheduled Payment Dates remaining until the Stated Maturity of the latest maturing series of

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

          Notes, if less than four), as calculated by the Company and confirmed by the Trustee.

          (3) If the Company makes an affirmative determination (which the Trustee shall confirm) pursuant to (a) or (b) of clause (2) of this Section 4.11, the Trustee shall deliver to the Company, with a copy to the Insurer, a Notice of Required Account Deposit. On the basis of such Notice of Required Account Deposit, the Company will cause the Closed Block Business within MONY Life (but not the Closed Block) to deposit by internal book entry the Administrative Payments with payment dates succeeding such Scheduled Payment Date, when and as such Administrative Payments would otherwise be due and which would otherwise have been payable to the Ongoing Business within MONY Life, in an additional reserve account held by MONY Life in the Closed Block Business within MONY Life (the "Additional Reserve Account"), until the next Scheduled Payment Date as to which the Trustee makes a negative determination pursuant to
(a) and (b) of clause (2) of this Section 4.11; provided, however, that the aggregate required deposit (or deposits) by internal book entry to the Additional Reserve Account with respect to such Scheduled Payment Date will not be greater than the larger of the Glide Path Deviation Excess and the DSCA Shortfall (if any); and provided, further, however, that at no time will the amount of the Additional Reserve Account exceed 56% of the aggregate Initial Principal Amount of the Notes issued prior to such time. Not later than one Business Day following the date on which the Closed Block Business within MONY Life (but not the Closed Block) makes any deposit by internal book entry into the Additional Reserve Account, the Company shall deliver to the Trustee, with a copy to the Insurer, confirmation of such deposit by internal book entry.

          (4) If, as of any Scheduled Payment Date:

          (a) the Glide Path Deviation Excess, as determined in accordance with the notice provided for in Section 4.11(2) hereof relating to such Scheduled Payment Date, equals zero, and the fair market value of the assets held in the Debt Service Coverage Account, as determined by the Investment Manager as of the relevant Valuation Date and notified to the Company by the Trustee, after giving effect to any deposits to be made to the Debt Service Coverage Account and any payments to be made pursuant to priorities (a) through (k) referred to in Section 4.05(1) on such Scheduled Payment Date, equals or exceeds the greater of:

              (x) 10% of the outstanding Remaining Principal Amount of the Notes Outstanding after giving effect to any principal payments to be made on that date, and

              (y) the aggregate Estimated Debt Service payable on the following four Scheduled Payment Dates (or the Scheduled Payment Dates remaining until the Stated Maturity of the latest maturing series of Notes, if less than four), as calculated by the Company and confirmed by the Trustee,

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

then all funds in the Additional Reserve Account shall be released from the Additional Reserve Account and paid to the Ongoing Businesses within MONY Life. Furthermore, upon the release of the Company from its obligations under the Notes and to the Insurer under the Insurance Agreement, or the satisfaction of such obligations in full, any amount remaining in the Additional Reserve Account will be paid to the Ongoing Businesses within MONY Life.

                                  ARTICLE FIVE

                           SATISFACTION AND DISCHARGE

SECTION 5.01.  Satisfaction and Discharge of Indenture.

          This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes in this Indenture expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (1) either:

          (a) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.08 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

          (b) all such Notes not theretofore delivered to the Trustee for cancellation:

              (i)   have become due and payable, or

              (ii) will become due and payable at their Stated Maturity within one year, or

              (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (b)(i), (ii) or (iii) above, has deposited or caused to be deposited in the Escrow Account for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and premium, if any, interest to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, and Liquidated Damages, if any,

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

          and such amount is available for the payment of principal, the Redemption Price, if any, and interest in accordance with Section 4.05 and Section 12.09, as applicable, and Liquidated Damages, if any; and

          (2) the Company has paid or caused to be paid all other sums payable by the Company to the Insurer hereunder or pursuant to the Insurance Agreement, or has been relieved of all obligations hereunder pursuant to Section 6.06 or
Section 12.10; and

          (3) the Company has delivered to the Trustee, with a copy to the Insurer, an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent in this Indenture provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

          (4) the Insurance Policy and the Swap Policy shall have terminated in accordance with their terms or otherwise; and

          (5) the Swap Agreement shall have terminated and all amounts payable by the Company to the Swap Counterparty shall have been fully paid.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, the obligations of the Trustee to any Authenticating Agent under Section 7.14 and, if money shall have been deposited with the Trustee pursuant to Subclause (b) of clause (1) of this Section 5.01, the obligations of the Trustee under Section 5.02, Section 11.03(3) and Section 12.08, and the obligations of the Company under Section 15.07(4) shall survive.

SECTION 5.02. Application of Money in the Debt Service Coverage Account and the Escrow Account.

                  Subject to the provisions of Section 11.03(3), all money held with the Trustee in the Debt Service Coverage Account and all money deposited with the Trustee in the Escrow Account pursuant to Section 4.10, and all money deposited by the Company pursuant to Section 12.07, shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto.

                                  ARTICLE SIX

                                    REMEDIES

SECTION 6.01.  Events of Default.

          (1) "Event of Default", wherever used in this Indenture means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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

          (a) the making of any payment by the Insurer under the Insurance Policy or the Swap Policy; or

          (b) the transfer by MONY Life of any Surplus and Related Assets to the Closed Block other than a transfer to the Closed Block of funds previously transferred to the Surplus and Related Assets from the Ongoing Businesses within MONY Life in connection with the Closed Block Tax Sharing Procedure (it being understood, for the avoidance of doubt, that Surplus and Related Assets may be transferred to satisfy any obligation to pay benefits, expenses, taxes and policyholder dividends in respect of policies and contracts included in the Closed Block at any time, including following an Event of Default, notwithstanding that any such transfer may constitute an Event of Default); or

          (c) the occurrence of a Bankruptcy Event with respect to MONY Group, the Company or MONY Life; or

          (d) the failure of the Company to make a Scheduled Payment or to pay the Redemption Price of any Notes, together with any interest payable thereon, in full when due, or to make a payment under the Swap Agreement in full when due, and any such default remains unremedied for a period of three Business Days; or

          (e) the failure of the Company to make a Subaccount OB Deposit as provided in Section 4.08 of this Indenture, and continuance of such default for a period of 20 days (i) after there has been given, by registered or certified mail, to the Company by the Trustee or the Insurer a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or (ii) after the Company has actual knowledge thereof; or

          (f) the default of the Company or MONY Group in the performance, or breach, of any other covenant or warranty applicable to it under this Indenture, and continuance of such default or breach for a period of 20 days (90 days in the case of a default in the performance, or breach, of Section 11.12(1)) (x) after there has been given, by registered or certified mail, to the Company by the Trustee or the Insurer a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, or (y) after the Company or MONY Group, as the case may be, has actual knowledge of such default or breach on its own part; or

          (g) the failure of the security interest in the Collateral granted to the Secured Parties pursuant to Article Fifteen to be perfected, other than as a result of any act or omission on the part of the Insurer; or

          (h) the default of MONY Group to make or cause to be made payments to the Company as provided for in the CBB Tax Agreement, and continuance of such default for a period of ten Business Days after the Company has actual knowledge of such default; or

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

          (i) the default of the Company to pay any premium to the Insurer when due under the Insurance Agreement, and continuance of such default for a period of three Business Days.

          (2) Notwithstanding the foregoing, in the event a dispute arises between the Company and the Insurer or a representative of the Holders (duly appointed for such purpose by not less than 66-2/3% in Remaining Principal Amount of the Notes Outstanding) (the "representative"), as applicable, as to whether an Event of Default has occurred and is continuing from the breach of the covenants contained in Sections 11.06(3) and 11.06(6) of this Indenture, unless the Company and the Insurer (as long as no Insurer Default has occurred and is continuing) or the representative (but only as long as an Insurer Default has occurred and is continuing) agree that such Event of Default has been cured within ten days following receipt of written notice of default from the Trustee or the Insurer, the Company and the Insurer (as long as no Insurer Default has occurred and is continuing) or the representative (but only as long as an Insurer Default has occurred and is continuing) shall first meet at a mutually agreed time (but not later than the 15th day following receipt of such written notice) and place and attempt to negotiate a resolution of the dispute. In the event such negotiation fails to resolve any such conflict, the parties hereby agree to submit the determination of whether an Event of Default has occurred and is continuing to arbitration administered by the American Arbitration Association under its then current Commercial Arbitration Rules. Any such controversy shall be submitted in New York, New York to a panel of three arbitrators, one chosen by the Company and one by the representative or the Insurer, as applicable, and the third under the American Arbitration Rules. The arbitrators shall have no authority to make any other ruling, finding or award relating to the Notes issued under this Indenture, except for the finding contemplated by this paragraph (2) of this Section 6.01. The parties shall abide by the finding rendered by the arbitrators and shall not contest such finding in any court of law. The Company and the Insurer or the representative, as applicable, shall use reasonable efforts to conclude such arbitration within 80 days following the end of the cure period of ten days as provided in this paragraph (2) of this Section 6.01. The foregoing provisions of this Section 6.01(2) shall not apply, and no meeting, negotiation or arbitration shall be required to be commenced or continued in connection with a dispute as to whether an Event of Default has occurred and is continuing from the breach of the covenants contained in either of Sections 11.06(3) or 11.06(6) if (i) the dispute also involves a purported Event of Default arising from the breach of any other provision of this Indenture or (ii) a dispute involving a purported Event of Default arising from the breach of any other provision of this Indenture shall arise after the commencement of any such meeting, negotiation or arbitration.

SECTION 6.02.  Acceleration of Maturity; Rescission and Annulment; Foreclosure.

          (1) If an Event of Default occurs and is continuing, then in every such case the Holders of not less than 66-2/3% in Remaining Principal Amount of the Notes Outstanding may direct the Trustee to declare the principal of and interest on all the Notes to be due and payable immediately (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under Section 1.03(4) to exercise the rights of the Holders in determining whether to give any

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

such direction), and upon any such declaration such principal and interest shall become immediately due and payable. If an Insurer Default has occurred and is continuing, then the Holders of not less than 66-2/3% in Remaining Principal Amount of the Outstanding Notes may direct the Trustee to declare the principal of and interest on the Notes to be due and payable immediately, and upon any such declaration such principal and interest shall become immediately due and payable. Any such declaration of acceleration shall be made by a notice in writing to the Company, from the Trustee, pursuant to the procedures set forth in Section 1.04.

          (2) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Six provided, the Holders of not less than 66-2/3% in Remaining Principal Amount of the Outstanding Notes may (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under Section 1.03(4) to exercise the rights of the Holders in determining whether to give any such direction) by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Company has paid or deposited with the Trustee in the DSCA-Subaccount CBB a sum sufficient (taking into account all higher priority payments required to be made prior to such amounts are paid pursuant to Section 4.05) to allow payment of:

              (i) all overdue interest on all Notes and all Liquidated Damages and interest (if any) owing thereon,

              (ii) the principal of and redemption premium, if any, on any Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the respective rates prescribed by the Notes,

              (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the respective rates prescribed by the Notes,

              (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

              (v) all amounts due and payable at such time to the Insurer and the Swap Counterparty; and

          (b) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.15.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

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

          (3) If there is an acceleration pursuant to paragraph (1) of this Section and such acceleration has not been rescinded or annulled pursuant to paragraph (2) of this Section, and if the principal, interest and other amounts due and payable due to such acceleration have not been paid by the Company, then in every such case the Holders of not less than 66-2/3% in Remaining Principal Amount of the Notes Outstanding may vote to foreclose on the Collateral (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under Section 1.03(4) to exercise the rights of the Holders in determining whether and how to exercise any such vote), by a notice in writing to the Company, with a copy to the Trustee, and upon such declaration foreclosure proceedings may commence.

SECTION 6.03.  Suits for Enforcement by Trustee.

          If an Event of Default occurs and is continuing, the Holders of not less than 66-2/3% in Remaining Principal Amount of the Notes Outstanding may direct the Trustee, subject to Section 7.01 (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under Section 1.03(4) to exercise the rights of the Holders in determining whether and how to exercise any such vote) to, proceed to protect and enforce its rights, the rights of the Holders and the rights of the Insurer under this Indenture by such appropriate judicial proceedings as the Trustee or the Insurer, as the case may be, shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy, subject to the limitations set forth in Section 6.04.

SECTION 6.04.  Remedies Regarding Collateral; Application of Proceeds.

          (1) If the Holders elect to foreclose on the Collateral as provided in
Section 6.02(3), then not later than ten Business Days from the day on which the Trustee receives written notice of such election, the Trustee shall (or shall, at the discretion of the Insurer, as long as no Insurer Default has occurred and is continuing), exercise or take any or all of the following rights, remedies or actions:

          (a) exercise any and all rights and remedies of a secured party with respect to all or any part of the Collateral under the UCC and other applicable law; and

          (b) sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such terms as the Trustee in its reasonable discretion may deem appropriate; provided, however, that every aspect of the disposition of the Collateral, including the method, manner, time, place, and other terms, must be commercially reasonable.

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

          (2) The parties acknowledge and agree that (x) with respect to the securities and instruments held in the Debt Service Coverage Account that are of a type that is customarily sold on a recognized market the notification requirements of Section 9-611 of the UCC are inapplicable, and (y) any Collateral that is not of a type that is customarily sold on a recognized market is subject to the notification requirements prescribed in Section 9-611(b) of the UCC. To the extent that such notice is required and has not been waived after default, the Company agrees that if such notice is given to it in the manner provided in Section 1.04 at least ten Business Days before the time of sale or disposition, such notice shall be deemed commercially reasonable and shall fully satisfy any requirement for the giving of such notice to it. The Insurer agrees that to the extent that such notice is required to be given to it and has not been waived after default, if such notice is given to it in the manner provided in Section 1.04 at least 10 Business Days before the time of sale or disposition, such notice shall be deemed commercially reasonable and shall fully satisfy any requirement for the giving of such notice to it. At any sale or other disposition of the Collateral by the Trustee, the Collateral, or portion thereof to be sold, may be sold as an entirety or in separate parcels, as the Trustee may in its sole and absolute discretion determine, unless otherwise instructed by the Insurer; provided that such disposition is commercially reasonable. Any sale or other disposition of the Collateral by the Trustee may be made through such brokers as may be selected by the Trustee in its sole discretion and on such commercially reasonable terms as the Trustee may determine, unless otherwise instructed by the Insurer, without any obligation to advertise or give notice of any kind other than that necessary under applicable law. The Trustee, unless otherwise instructed by the Insurer, may, without notice or publication, adjourn any public sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and, to the extent permitted by law, such sale may, without further notice, be made at the time and place to which the same was so adjourned. If the sale of all or any part of the Collateral is made on credit for future delivery, the Collateral so sold may be retained by the Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Trustee shall not incur any liability if any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale in this Indenture conferred, the Trustee may, unless otherwise instructed by the Insurer, proceed by suit or suits at law or at equity to foreclose on and sell the Collateral pursuant to the judgment or decree of a court or courts having competent jurisdiction.

SECTION 6.05.  Application of Moneys Collected.

          The Trustee shall notify the Company of its intent to distribute the moneys collected by the Trustee pursuant to this Article and the Company shall promptly provide a Notice of Due Payments to the Trustee upon receipt of such notice. Any money collected by the Trustee pursuant to this Article (after deducting the costs of liquidation, the Trustee's fees and expenses in connection therewith, and any governmental fees or taxes required to be paid to effectuate the liquidation) shall be distributed in accordance with Section 9-615 of the UCC in the following order of priority in accordance with Section 9-615 of the UCC:

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

          (a) To the payment of any Tax Payments payable by the Company to MONY Group under the CBB Tax Agreement that are due but unpaid at such time, as set forth in the applicable Notice of Due Payments;

          (b) To the payment of all reasonable fees and expenses of the Trustee with respect to the Notes, subject to the limitations set forth in Exhibit G, as set forth in the applicable Notice of Due Payments;

          (c) To the payment of any premium due and payable to the Insurer under the Insurance Agreement, as set forth in the applicable Notice of Due Payments;

          (d) To the payment of net amounts due and payable to the Swap Counterparty, as set forth in the applicable Notice of Due Payments;

          (e) To the payment of the amounts due and payable to the Insurer under this Indenture and the Insurance Agreement (other than any premium due and payable to the Insurer) as set forth in the applicable Notice of Due Payments;

          (f) To the payment of the amounts due and payable as interest on the Notes (including interest on such amounts, to the extent provided under the terms of the Notes) as determined by the Trustee, pro rata among each of the series of Notes according to the aggregate relative amounts of interest (including interest on such amounts) due and payable on each series of Notes, and then such amount for each series shall be allocated pro rata among the Notes of such series according to the relative amounts of interest (including interest on such amounts) due and payable on each Note of such series, without any preference of one Note or series over the other;

          (g) To the payment of Liquidated Damages due and payable to the Holders, pro rata to the Holders in accordance with the relative Liquidated Damages due and payable to each Holder;

          (h) To the payment of the amounts due and payable as principal of the Notes, as determined by the Trustee, pro rata among each series of Notes according to the relative aggregate amounts of principal due and payable on the Notes of each such series, and then such amount for each series shall be allocated pro rata among the Notes of such series according to the relative amounts of principal due and payable on each Note of such series, without any preference of one Note or series over the other;

          (i) To the payment of any termination payments in respect of the Swaps to the Swap Counterparty, as set forth in the applicable Notice of Due Payments; and

          (j) After the foregoing priorities are satisfied in full, to the Company.

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SECTION 6.06.  Limited Recourse.

          (a) Recourse with respect to the obligations of the Company on the Notes or under this Indenture or the Insurance Agreement or the Registration Rights Agreement or any agreement, instrument, certificate or other document relating hereto or thereto, shall be limited, first, to the Collateral, and, upon foreclosure on all the Collateral, liquidation of all the Collateral and application of the moneys so collected pursuant to
     Section 6.05 hereof, second, to the Company as senior, unsecured indebtedness to the extent of the Fair Market Value of the Closed Block Business as of the date of the commencement of foreclosure on the Collateral. For this purpose, the "Fair Market Value of the Closed Block Business" shall mean the value of the Closed Block Business, determined in accordance with the remaining provisions of this Section 6.06(a), that would be obtained in an arm's-length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller. The Fair Market Value of the Closed Block Business shall be calculated as the present value of the Projected Cash Flows of the Closed Block Business before debt service in respect of the Notes using the Discount Rate. "Projected Cash Flows" shall mean cash flows projected by the parties and in the manner specified in this Section 6.06(a) below. "Discount Rate" shall mean the discount rate, selected by the parties and in the manner specified in this Section 6.06(a) below, that, in the professional judgment of such parties, is the most appropriate rate for the purposes of calculating the present value of the Projected Cash Flows of the Closed Block Business. The determination of Projected Cash Flows and Discount Rate
     (i) shall be jointly made by two nationally recognized investment banks, respectively selected by MONY Group and by Holders of not less than 50.1% in Remaining Principal Amount of the Notes (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under Section 1.03(4) to exercise the rights of the Holders in selecting such bank) and (ii) shall take into account the provisions of Article VIII of the Plan of Reorganization relating to the declaration and amount of Closed Block policyholder dividends. In their determination of the Projected Cash Flows, the selected investment banks shall jointly obtain the services of a nationally recognized actuarial appraisal firm in order to determine the cash flows necessary for the payment or discharge of the remaining Closed Block Liabilities. If such selected investment banks cannot agree on Projected Cash Flows and Discount Rate within 60 days after they have been selected, they shall designate as a third appraiser, within 30 days of the determination of such investment banks that they cannot so agree, a nationally recognized investment bank, whose appraisal shall be determinative. The costs required for the determination of the Fair Market Value of the Closed Block Business shall be borne by MONY Group. The parties shall cooperate and shall provide all necessary information and assistance to permit any determination hereunder.

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          (b) No recourse may be had with respect to the Notes, this Indenture, the Insurance Policy, the Insurance Agreement, the Registration Rights Agreement or any agreement, instrument, certificate, or other document related hereto or thereto against any member of the Company, any Affiliate, Subsidiary or controlling person of the Company or any of their respective stockholders, partners or members, or against any officer or director of any such Person or any of their successors or predecessors, or against any beneficiary or equity owner of a trust, including MONY Group or MONY Life, and, except as provided above, no suit, claim or proceeding may be brought against any such Person for any obligation relating to the Notes, the Indenture, the Insurance Agreement, the Registration Rights Agreement or any such agreement, instrument, certificate, or other document.

SECTION 6.07.  Trustee May File Proofs of Claim.

          In case of any judicial proceeding relative to the Company, its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions necessary or appropriate in order to have claims of the Holders, the Insurer or the Trustee, as the case may be, allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder and the Insurer to make such payments to the Trustee and if the Trustee shall consent to the making of such payments directly to the Holders or the Insurer, as applicable, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder or the Insurer any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or the Insurer thereof or to authorize the Trustee to vote in respect of the claim of any Holder or the Insurer in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders (but not on behalf of the Insurer), vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

SECTION 6.08.  Trustee May Enforce Claims Without Possession of Notes.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and

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counsel, be for the ratable benefit of the Holders or the Insurer as applicable, in respect of which such judgment has been recovered.

SECTION 6.09.  Limitation on Suits.

          No Holder (or the Insurer, in exercising the rights of the Holders) shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder (or the Insurer, in exercising the rights of the Holders) has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

          (2) the Holders of not less than 66-2/3% in Remaining Principal Amount of the Notes Outstanding (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under Section 1.03(4) to exercise the rights of the Holders in determining whether and how to exercise any such vote) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder (or Holders), or the Insurer, as applicable, have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of reasonable indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given (in accordance with the terms of this Indenture) to the Trustee during such 60-day period by the Holders of a majority in Remaining Principal Amount of the Notes Outstanding (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under
Section 1.03(4) to exercise the rights of the Holders in determining whether to give any such direction);

it being understood and intended that no one or more of such Holders (or the Insurer, in exercising the rights of the Holders) shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or the Insurer, or to obtain or to seek to obtain priority or preference over any other of such Holders or the Insurer or to enforce any right under this Indenture, except in the manner in this Indenture provided and for the equal and ratable benefit of all of such Holders and the Insurer, subject to the provisions of this Indenture.

SECTION 6.10.  Unconditional Right of Holders to Receive Principal and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the


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principal of and any premium and interest on such Note on the respective
Scheduled Payment Dates expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment (subject to Section 6.06), and such rights shall not be impaired without the consent of such Holder.

SECTION 6.11.  Restoration of Rights and Remedies.

          If the Trustee, the Insurer or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Insurer or such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Insurer and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Insurer and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.12.  Remedies Not Exclusive.

          (1) Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 3.08, no remedy conferred upon or reserved to the Trustee or the Insurer or Holders under this Indenture is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and in addition to every other remedy conferred in this Indenture or now or hereafter existing at law or in equity or by statute, including, without limitation, any rights the Insurer may have under the equitable doctrine of subrogation.

          (2) The Trustee shall have, with respect to the Collateral, in addition to any other remedies that may be available to it at law or in equity pursuant to this Indenture, all rights and remedies conferred upon a secured party under the UCC.

SECTION 6.13.  Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder or the Insurer to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default, as applicable, or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders or the Insurer may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders or the Insurer, as the case may be.

SECTION 6.14.  Control of Proceedings.

          The Holders of not less than 66-2/3% of the Remaining Principal Amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Notes (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the

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exclusive right under Section 1.03(4) to exercise the rights of the Holders to so direct); provided that:

           (a) such direction shall not be in conflict with any rule of law or with this Indenture and shall not involve the Trustee in personal liability or expense for which the Trustee has not received a reasonable indemnity, and

           (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.15. Waiver of Past Defaults.

           (1) The Holders of not less than 66-2/3% in Remaining Principal Amount of the Notes Outstanding may on behalf of the Holders of all the Notes, waive any past default hereunder and its consequences (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under Section 1.03(4) to exercise the rights of the Holders in determining whether so to waive) except a default:

           (a) in the payment of the principal of or interest on any Note or of Liquidated Damages in respect of any Note except as provided under Section 6.02(2)(b), or

           (b) in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Note affected.

           (2) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.16. Undertaking for Costs.

           In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, having due regard to the merits and good faith of the claims or defenses made by such party litigant, provided that this Section 6.16 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee.

SECTION 6.17. Waiver of Usury, Stay or Extension Laws.

           The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this

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Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power in this Indenture granted to the Trustee, including the power to liquidate and apply the Collateral, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.18. Trigger Events.

           (1) Upon the occurrence of a Trigger Event, and as long as no Insurer Default has occurred and is continuing, then either or both of the following may occur, at the option of the Insurer at the date ("Special Payment Date") notified by the Insurer to the Company and the Trustee on behalf of the Holders pursuant to Section 1.04:

           (a) all future premiums payable pursuant to the Insurance Agreement shall become immediately due and payable, or

           (b) subject to the payment priorities set forth in Section 4.05(1), assets held in the Debt Service Coverage Account in excess of the amount equal to the aggregate Estimated Debt Service payable on the immediately following Scheduled Payment Date may be applied to prepay all or a portion of the principal of Notes of all series, pro rata among each series of Notes according to the relative aggregate amounts of Remaining Principal Amount on the Notes of each such series, and then such amounts for each series shall be allocated pro rata among the Notes of such series according to the relative amounts of Remaining Principal Amount on each Note of such series, without any preference of one Note or series over another; or to pay all or a portion of interest due and payable on the Notes, pro rata according to the aggregate relative amounts of interest (including interest on such amounts) due and payable on each series of Notes on or prior to such date, and then such amount for each series shall be allocated pro rata among the Notes of such series according to the relative amounts of interest (including interest on such amounts) due and payable on each Note of such series, without any preference of one Note or series over the other. If all or a portion of the principal of the Notes is prepaid pursuant to this Section 6.18(1)(b), the Company may refinance such prepaid portion of principal, if any; provided that the refinanced portion corresponding to the prepaid portion of principal on the Notes shall be subordinated in time and in right of payment (on subordination terms, materially as set forth in Exhibit O), to the remaining Notes Outstanding and shall have a maturity that is longer than that of the latest maturing Notes Outstanding; and provided, further, that no such application of amounts in the Debt Service Coverage Account pursuant to this Section 6.18(1)(b) shall cause the Company to be required to make a Subaccount OB Deposit pursuant to Section 4.08, even if the conditions for a Subaccount OB Deposit pursuant to Section 4.08 are triggered by such application.

           (2) A "Trigger Event" shall mean:

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           (a) a downgrade by Standard & Poor's of MONY Group's senior debt rating to BB+ or below, or by Moody's to Ba2 or below; or

           (b) an Event of Default occurs and is not waived pursuant to Section 6.15.

           (3) If a Trigger Event occurs, the Company shall promptly give notice of such occurrence to the Trustee and the Insurer pursuant to the procedures set forth in Section 1.04. Upon receipt of such notice, the Insurer, as long as no Insurer Default has occurred and is continuing, shall notify the Trustee of its decision to elect one or more of the consequences specified in Section 6.18(1).

SECTION 6.19. Subrogation of Insurer.

           (1) Anything herein to the contrary notwithstanding, any payment with respect to the principal of or interest on the Notes which is made with moneys received pursuant to the terms of the Insurance Policy shall not be considered payment by the Company, shall not discharge the Company in respect of its obligation to make such payment and shall not result in the payment of or the provision for the payment of the principal of or interest on the Notes within the meaning of Article Five hereof. The Company and the Trustee acknowledge that without the need for any further action on the part of the Insurer, the Company, the Trustee or the Notes Registrar in the event that the Insurer makes payments, directly or indirectly, on account of principal of or interest on the Notes to the Holders, the Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Company.

           (2) Any subrogation rights granted pursuant to this Section 6.19 shall be in addition to and not in limitation of rights of subrogation otherwise available to the Insurer in respect of any payments made by the Insurer and any other rights granted to the Insurer pursuant to this Indenture, the Insurance Agreement and the Swap Agreement.

                                 ARTICLE SEVEN

                                   THE TRUSTEE

SECTION 7.01. Certain Duties and Responsibilities.

           (1) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

           (2)The Trustee shall use the same degree of care with respect to the Collateral transferred to or by it or in its control or possession that it uses for property


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that it holds for itself in its individual capacity. The Trustee shall keep appropriate records in connection with its obligations and duties arising under this Indenture in a commercially reasonable form and upon resignation or removal shall deliver such records or appropriate summaries thereof in the form and manner then kept to its successor or to the Company. Except as permitted hereunder, the Trustee shall not sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any of the Collateral.

           (3) All moneys and other property received by the Trustee under or pursuant to any provision of this Indenture shall be held in trust for the purposes of this Indenture and the Trustee (except as otherwise provided in this Indenture) shall have no right to set off or apply any such monies or other property against any obligation of the Company or any Secured Party, and hereby waives any and all security interests or rights of setoff that it may otherwise have against the Collateral, except as provided in this Indenture.

           (4) Subject to contrary instructions from the Insurer (as long as no Insurer Default has occurred and is continuing), if an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

           (5) Except during the continuance of an Event of Default:

           (a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee, it being expressly understood that the Trustee has no obligation to monitor compliance by the Company with any covenant or agreement contained in this Indenture (including, but not limited to, Article Eleven hereof) unless the Trustee is expressly stated to be obligated to monitor such compliance;

           (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and, if required by the terms of this Indenture, substantially conforming to the requirements of this Indenture; provided, however, that the Trustee shall examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture (provided, that the Trustee shall have no obligation to confirm that any information contained therein has been properly calculated or prepared); and

           (c) the Trustee shall have no obligation to confirm or calculate any numerical information provided to it in this Indenture except for the confirmations or calculations specifically set forth herein.

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           (6) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

           (a) this paragraph does not limit the effect of paragraph (1) of this
     Section 7.01;

           (b) the Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

           (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.14.

           (7) The Company hereby directs the Trustee to enter into the Insurance Agreement as of the Closing Date.

SECTION 7.02. Notice of Defaults.

           If an Event of Default occurs hereunder with respect to the Notes, and an Authorized Officer of the Trustee in the Corporate Trust Office has actual knowledge of its occurrence and continuance, the Trustee shall give all Holders entitled to receive reports pursuant to Section 3.13(c) of the TIA, with a copy to the Company and the Insurer, notice of such default; provided, however, that in the case of any default of the character specified in Section 6.01(1)(f) with respect to the Notes, no such notice shall be given to the Holders until at least 30 days after the occurrence thereof.

SECTION 7.03. Certain Rights of Trustee.

           Subject to the provisions of Section 7.01:

           (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (2) any request or direction of the Company mentioned in this Indenture shall be sufficiently evidenced by a Company Request or Company Order;

           (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be in this Indenture specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

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

           (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

           (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders or the Insurer pursuant to this Indenture, unless such Holders or the Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, and the Insurer hereby agrees to indemnify the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with the requests or directions of the Insurer pursuant to this Indenture, to exercise any of the rights or powers vested in the Trustee by this Indenture and the Trustee hereby acknowledges that such indemnity from the Insurer pursuant to this Section 7.03(5) is sufficient for purposes of the indemnification requirements of the Trustee under this Indenture;

           (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

           (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 7.04. Not Responsible for Recitals or Issuance of Notes.

           The recitals contained in this Indenture and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 7.05. May Hold Notes.

           The Trustee, any Authenticating Agent, any Paying Agent, any Notes Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.14, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Notes Registrar or such other agent.

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SECTION 7.06.  Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or pursuant to the terms of this Indenture. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 7.07.  Compensation and Reimbursement.

          Subject to Articles Four and Six, the Company agrees:

          (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree from time to time for all services rendered by it hereunder as specified in and subject to the limitations set forth in Exhibit G (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), or as otherwise consented to by the Insurer (as long as no Insurer Default has occurred and is continuing) which consent shall not be unreasonably withheld;

          (2) except as otherwise expressly provided in this Indenture, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

SECTION 7.08.  Disqualification; Conflicting Interests.

          If the Trustee has or shall acquire any conflicting interest, within the meaning of the TIA, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

SECTION 7.09.  Corporate Trustee Required; Eligibility.

          There shall at all times be one (and only one) Trustee hereunder, which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and qualified and eligible under this Article and otherwise permitted by the TIA to act as

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Trustee under an Indenture qualified under the TIA, and having its Corporate
Trust Office in The City of New York, the State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Seven.

SECTION 7.10.  Resignation and Removal; Appointment of Successor.

          (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Seven shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.

          (2) The Trustee may resign at any time by giving written notice thereof to the Company, with a copy to the Insurer. If an instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (3) The Trustee may be removed at any time by Act of the Holders of 66-2/3% in Remaining Principal Amount of the Notes Outstanding(it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under Section 1.03(4) to exercise the rights of the Holders), delivered to the Trustee and to the Company.

          (4) If at any time:

          (a) the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Company, by the Insurer (so long as no Insurer Default has occurred and is continuing) or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (b) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Company Order may remove the Trustee, or (ii) subject to Section 6.16, any Holder who has been a bona fide Holder of a Note for at least six months, or the Insurer (so long as no Insurer Default has occurred and is continuing), may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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          (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall, with the consent of the Insurer, such consent not to be unreasonably withheld, promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 7.11, it being agreed that the Insurer shall consent to the appointment of any successor Trustee that (i) is a Federal or U.S. state-chartered depository institution or trust company, (ii) has a combined capital and surplus of at least $50,000,000 and has its corporate trust office in The City of New York, the State of New York, and (iii) the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of which) are rated P-1 and Aaa by Moody's, or A-1+ and AAA by Standard & Poor's at the time any amounts are held on deposit therein. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of 66-2/3% in Remaining Principal Amount of the Notes Outstanding (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under Section 1.03(4) to exercise the rights of the Holders) delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by
Section 7.11, any Holder who has been a bona fide Holder of a Note for at least six months, or the Insurer, as long as no Insurer Default has occurred and is continuing, may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (6) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders and the Insurer in the manner provided in Section 1.04. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 7.11.  Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Insurer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

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          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 7.12.   Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. If any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.13.  Preferential Collection of Claims Against Company.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor). For purposes of Section 311(b)(4) and (6) of the TIA:

          (1) "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

          (2) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company (or any such obligor) for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company (or any such obligor) arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

SECTION 7.14.   Appointment of Authenticating Agent.

          The Trustee may appoint an "Authenticating Agent" or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 3.08, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and

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delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each
Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United
States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 7.14.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section 7.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or if at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this
Section 7.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.05 to all Holders and in the manner provided in
Section 1.04 to the Insurer. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.14.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

          If an appointment is made pursuant to this Section 7.14, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

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          "This is one of the Notes of the series designated therein referred to in the within mentioned Indenture.

                                        [_____________________________________],
                                                                      As Trustee

                                        By:____________________________________,
                                                         As Authenticating Agent

                                        By:_____________________________________
                                                             Authorized Officer"

                                 ARTICLE EIGHT

                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 8.01.     Company to Furnish Trustee Names and Addresses of Holders.

          The Company will furnish or cause to be furnished to the Trustee to the extent such information is in the possession of the Company:

          (1) quarterly, not later than ten days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of each series as of the fifteenth day (whether or not a Business Day) prior to such date, and

          (2) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

which list may exclude, in either case, any names and addresses received by the Trustee in its capacity as Notes Registrar.

SECTION 8.02.     Preservation of Information; Communications to Holders.

          The Trustee shall comply with the obligations imposed on it pursuant to Section 312 of the TIA.

          Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders in accordance with Section 312(b) of the TIA, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the TIA.

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SECTION 8.03.  Reports by Trustee.

          (1) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, if required by Section 313(a) of the TIA, the Trustee shall transmit a brief report dated as of such May 15 with respect to any of the events specified in such Section 313(a) that may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

          (2) The Trustee shall transmit the reports required by Section 313(b) of the TIA at the times specified therein.

          (3) Reports pursuant to this Section 8.03 shall be transmitted in the manner and to the Persons required by Sections 313(c) and (d) of the TIA.

SECTION 8.04.  Reports by Company.

          (1) The Company, pursuant to Section 314(a) of the TIA, shall:

          (a) file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

          (c) transmit, within 30 days after the filing thereof with the Trustee, to the Holders of Notes, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 8.04 as may be required by rules and regulations prescribed from time to time by the SEC; and

          (d) notify the Trustee when and as the Notes of any series become admitted to trading on any national securities exchange.

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           (2) In addition to the obligations set forth in paragraph (1), the
Company

           (a) shall make available to the Trustee for the Trustee to make available to the Holders and the Insurer, (i) promptly when available, the Company's Annual Report on Form 10-K wherein there will be footnote disclosure of the Company's financial statements on a stand-alone basis or, in the event that the Company is not obligated to file an Annual Report on Form 10-K, audited financial statements for the Company and its consolidated Subsidiaries within 160 days following the end of the Company's fiscal year which statements shall include such footnote disclosure; (ii) promptly when available, MONY Group's Annual Report on Form 10-K or, in the event that MONY Group is no longer obligated to file an Annual Report on Form 10-K, audited financial statements for MONY Group within 160 days following the end of MONY Group's fiscal year; and (iii) audited annual statutory financial statements of MONY Life, not later than 160 days after the end of each calendar year; and

           (b) shall make available to the Trustee for the Trustee to make available to the Holders and the Insurer: (i) the annual supplemental statutory based financial information maintained by MONY Life on the Closed Block Business within MONY Life, within 160 days of the end of the Company's fiscal year, such information to be substantially in the form as set forth in the section of the Company's Offering Circular for the Series A Notes entitled "Unaudited Pro Forma Condensed Statutory Financial Information of MONY Life"; (ii) quarterly statutory based financial information on the Closed Block Business within MONY Life for each fiscal quarter, within 45 days of the end of each such quarter, containing the equivalent level of information provided in the financial information referred to in (i) above; (iii) annual statutory based financial information, containing the equivalent level of information provided in the financial information referred to in (i) above, on the Ongoing Businesses within MONY Life within 160 days of the end of the Company's fiscal year;
     (iv) quarterly statutory based financial information on the Ongoing Businesses within MONY Life for each fiscal quarter, within 45 days of the end of each such quarter, containing the equivalent level of information provided in the financial information referred to in (i) above; (v) annual supplemental investment reports, including investment reports on the Debt Service Coverage Account and Surplus and Related Assets (each showing, for the relevant period, the account balance; the portions of the account balance consisting of cash and assets other than cash, respectively; withdrawals and payments for the relevant period, specifying the nature of each such withdrawal and payment; and deposits into and earnings on the amounts in the Debt Service Coverage Account and the Surplus and Related Assets, respectively), certification of conformity of the Surplus and Related Assets and Debt Service Coverage Account to the Investment Policy Statement for Surplus and Related Assets attached as Exhibit D and Investment Policy Statement for the Debt Service Coverage Account attached as Exhibit E, respectively, a listing of the portfolio of Surplus and Related Assets, an update of the description of the asset portfolio supporting the Closed Block, including

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       realized and unrealized losses for the prior year of such asset portfolio, and a listing of the portfolio and balance of each of the DSCA-Subaccount CBB, DSCA-Subaccount OB and DCSA-Subaccount OB (Deposit), all within 160 days of the end of the Company's fiscal year;
       (vi) within 160 days of the end of the Company's fiscal year, statements of the annual cumulative deviation of the ratios relating to the Closed Block from the projections as specified in Exhibit H and
       (vii) such other reports, statements and certifications relating to the Company, the Notes or MONY Life as the Trustee or the Insurer may reasonably request at any time. For the calendar fiscal year 2002, all "annual" information for items (i), (iii) and (v) above shall be for the period from and after the first quarter-end after the Closing Date and ending on December 31, 2002.

           (3) So long as any of the Original Notes are Outstanding, and the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon request the Company shall provide to Holders of Original Notes or prospective purchasers designated by such Holders Rule 144A Information in order to permit compliance with Rule 144A under the Securities Act in connection with the resale of such Note by such Holders.

                                  ARTICLE NINE

          CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE; CLOSED
                               BLOCK REINSURANCE

SECTION 9.01. Company May Consolidate, Etc., Only on Certain Terms.

           The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

           (1) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

           (2) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company other than the Collateral would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby;

           (3) the Company has delivered to the Trustee, with a copy to the Insurer, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is

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required in connection with such transaction, such supplemental indenture comply with this Article Nine and that all conditions precedent in this Indenture provided for relating to such transaction have been complied with; and

           (4) the Insurer has delivered to the Company, with a copy to the Trustee, a written consent of the Insurer consenting to such transaction prior to the consummation thereof.

SECTION 9.02. Successor Substituted.

           Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
Section 9.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company in this Indenture, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

SECTION 9.03. Closed Block Reinsurance.

           (1) The Trustee and the Insurer each hereby acknowledge and each Holder or beneficial owner of any Note, by accepting such Note or any interest therein, shall be deemed to acknowledge that MONY Life may enter into one or more reinsurance transactions (the "Closed Block Reinsurance Treaty") reinsuring all or a portion of the Closed Block Business (the "Closed Block Reinsurance") with one or more reinsurance counterparties (collectively, the "Closed Block Reinsurers") prior to the termination of this Indenture subject to the terms set forth in this Section 9.03.

           (2) Any Closed Block Reinsurance undertaken by MONY Life upon terms and conditions that are consistent with paragraphs (a) through (i), inclusive, of Section 9.03(3) may be undertaken without the need to obtain the prior consent or waiver of the Trustee, the Insurer or any Holder, notwithstanding any of the terms, conditions or covenants contained in this Indenture, the Notes, or any other agreements executed in connection with the issuance of the Notes.

           (3) Closed Block Reinsurance as to which no prior written consents or waivers is required under this Indenture or the agreements entered into in connection with the issuance of the Notes must be upon terms and conditions consistent with the following:

           (a) Except as set forth below, the reinsurance must be undertaken entirely on a modified coinsurance ("modco") basis. For the purposes of the foregoing, reinsurance shall be deemed to be on a modco basis if MONY Life retains for its own account the statutory reserves associated with the liabilities reinsured and the corresponding assets. Yearly renewal term ("YRT") reinsurance

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     and the reinsurance of term and disability coverages will be permitted on other than a modco basis.

           (b) The Closed Block Reinsurance Treaty may provide that the Ongoing Businesses of MONY Life shall advance all or any portion of any Treaty Gain Amount for a particular Accounting Period to a trust or other segregated account or to the Closed Block Reinsurers. However, the Ongoing Businesses of MONY Life shall not advance any such amount to the Closed Block Reinsurers if immediately after making such advance the Net Treaty Gain Balance would exceed an amount equal to one percent (1%) of the aggregate liabilities reinsured under the Closed Block Reinsurance Treaty as of the end of such Accounting Period. As used herein, with respect to any particular accounting period not to exceed one year (the "Accounting Period"), the "Treaty Gain Amount" or "Treaty Loss Amount" shall mean an amount equal to the pre-tax gain from operations of the reinsured business or pre-tax loss from operations of the reinsured business, respectively, for such Accounting Period, computed in accordance with the terms of the Closed Block Reinsurance Treaty. "Net Treaty Gain Balance" shall mean, at any point in time, the amount, if any, by which: (i) the cumulative sum of all Treaty Gain Amounts paid into the trust or other segregated account or paid to the Closed Block Reinsurers and investment income credited thereon; exceeds (ii) the cumulative sum of all Treaty Loss Amounts paid to the Ongoing Businesses of MONY Life, all investment income credited thereon, all Closed Block Reinsurance Treaty risk charges credited or paid to the Closed Block Reinsurers, and all other repayments from the trust or other segregated account or by the Closed Block Reinsurers to the Ongoing Businesses of MONY Life of amounts previously advanced, including the investment income credited thereon.

           (c) All payments from MONY Life under the Closed Block Reinsurance Treaty will be made by the Ongoing Businesses within MONY Life; no cash or assets within the Closed Block Business will be used to make such payments. In particular, any reinsurance risk charges will be paid entirely by the Ongoing Businesses within MONY Life and no portion of the assets held within the Closed Block Business will be used to make any payments to the trust or other segregated account or to the Closed Block Reinsurers pursuant to paragraph (b) above or at any time to reimburse the Ongoing Businesses for any such payments to such trust or other segregated account or to the Closed Block Reinsurers. All payments received by MONY Life under the Closed Block Reinsurance Treaty will inure to the benefit of, and be paid to, the Ongoing Businesses within MONY Life; none of the payments made by the Closed Block Reinsurers or from the trust or other segregated account under the Closed Block Reinsurance Treaty shall inure to the benefit of, or be made to, the Closed Block Business.

           (d) The Closed Block Reinsurance may involve risk transfer with respect to up to 100% of the total liabilities within the Closed Block Business of MONY Life, including policyholder reserves, dividend liability, dividend accumulations, the interest maintenance reserve ("IMR"), and other miscellaneous liabilities.

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           (e) The risks transferred to the Closed Block Reinsurers may include the investment risk with respect to up to 100% of the total assets held within the Closed Block Business of MONY Life, including the invested assets, policy loans, accrued investment income, premiums due and accrued, the Surplus and Related Assets, and other miscellaneous assets; provided, however, that the total amount of assets as to which investment risk is transferred will not exceed the total amount of liabilities within the Closed Block Business of MONY Life as of the effective date of the Closed Block Reinsurance Treaty.

           (f) Net cash flows under the Closed Block Reinsurance Treaty may reflect up to 100% of the revenues associated with the Closed Block Business of MONY Life and expense items that may include up to 100% of the expenses associated with the Closed Block Business of MONY Life.

           (g) Any reduction in the risk-based capital ("RBC") held within MONY Life, as a result of the Closed Block Reinsurance shall be for the benefit of the Ongoing Businesses of MONY Life; no assets held within the Closed Block Business may be adjusted or withdrawn as a result of any Closed Block Reinsurance transaction.

           (h) Neither the Closed Block Reinsurance Treaty nor the cash flow payments resulting therefrom shall adversely affect the cash flows of the Closed Block Business or the CB Debt Cash Flow, including any payments that may be required in connection with the CBB Tax Agreement.

           (i) The provisions of the Closed Block Reinsurance Treaty shall be the result of good-faith, arm's-length negotiation with one or more Closed Block Reinsurers, each of which must not then be affiliated with MONY Life.

           (j) In connection with any Closed Block Reinsurance, each Closed Block Reinsurer must have financial strength ratings from Standard and Poor's and Moody's no lower than those of MONY Life.

           (k) The assets of the Closed Block must continue to be invested and reinvested in a manner consistent with the Plan of Reorganization.

                                  ARTICLE TEN

                             SUPPLEMENTAL INDENTURES

SECTION 10.01.  Supplemental Indentures Without Consent of Holders.

           Without the consent of Holders, but, so long as no Insurer Default has occurred and is continuing, with the consent of the Insurer, such consent (other than with respect to clause (7) below) not to be unreasonably withheld, and with the consent of the Swap Counterparty if the rights and interests of the Swap Counterparty are adversely affected thereby, the Company and the Trustee, at any time and from time to time, may

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enter into one or more Supplemental Indentures, in a form satisfactory to the
Trustee, for any of the following purposes:

           (1) to add to the covenants of the Company for the benefit of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series; provided, that such covenants shall not materially adversely affect the interests of the Holders of any other series of Notes) or to surrender any right or power in this Indenture conferred upon the Company; or

           (2) to add any additional Events of Default for the benefit of the Holders (it being understood that all such additional Events of Default shall be for the benefit of all series of Notes); or

           (3) to provide additional collateral for the Notes; or

           (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

           (5) to facilitate an Exchange Offer and to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

           (6) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with any of the provisions of this Indenture; provided that such action pursuant to this paragraph (6) shall not materially adversely affect the interests of the Holders of any series of Notes or the Insurer; or

           (7) to establish the terms of any series of Additional Notes to be issued under this Indenture; or

(8) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statue hereafter enacted, and to add to this indenture such other provisions as may be expressly required by the TIA.

SECTION 10.02. Supplemental Indentures With Consent of Holders.

           (1) The Company and the Trustee may, with (so long as no Insurer Default has occurred and is continuing) the consent of the Insurer, and with the consent of the Swap Counterparty if the rights and interests of the Swap Counterparty are adversely affected thereby, enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such series under this Indenture, subject to paragraph (2) below.

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           (2) No such Supplemental Indenture entered into pursuant to this
Section 10.02 shall, without the consent of the Holder of each Outstanding Note affected thereby:

           (a) change any Scheduled Payment with respect to such Note,

           (b) change any Scheduled Payment Date with respect to such Note,

           (c) change the Stated Maturity of such Note,

           (d) reduce the Remaining Principal Amount or Redemption Price of such Note,

           (e) reduce the rate of interest on such Note or reduce the amount of Liquidated Damages which would be payable with respect to such Note.

           (f) change the place of payment where, or the coin or currency in which, the principal of, Redemption Price, if any, or interest of such Note is payable,

           (g) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date),

           (h) reduce the percentage in Remaining Principal Amount of the Notes Outstanding, the consent of whose Holders is required for any such Supplemental Indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, and

           (i) modify any of the provisions of this Section or Section 6.15, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; provided, however, that this paragraph shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 7.11 and 10.01(5).

           It shall not be necessary for any Act of Holders under this Section
10.02 to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 10.03. Execution of Supplemental Indentures.

           In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article Ten or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to

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Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.04. Effect of Supplemental Indentures.

           Upon the execution of any Supplemental Indenture under this Article Ten, this Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 10.05. Conformity with TIA.

           Every Supplemental Indenture executed pursuant to this Article shall conform to the requirements of the TIA.

SECTION 10.06. Reference in Notes to Supplemental Indentures.

           Notes authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article Ten may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the Company shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such Supplemental Indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes of such series.

                                 ARTICLE ELEVEN

                                    COVENANTS

SECTION 11.01.  Payment of Notes.

           The Company covenants and agrees for the benefit of each series of Notes, that it will duly and punctually pay the principal, Redemption Price, if any, and interest then due and owing on the Notes of that series in accordance with the terms of the Notes of that series and this Indenture, and any Liquidated Damages payable in respect of the Notes of that series, subject to the provisions of Section 6.06. Without limiting the foregoing, the Company acknowledges that it has assigned to the Trustee all of the Company's right, title and interest in, to and under the Debt Service Coverage Account pursuant to Section 15.02. Withdrawals from the Debt Service Coverage Account and payments to the Holders shall be made by the Trustee in accordance with Article Four. Amounts of principal, Redemption Price, if any, interest or Liquidated Damages, if any, paid by the Trustee to any Holder pursuant to Sections 4.05 and
4.10 shall be considered as having been paid by the Company to such Holder for all purposes of this Indenture.

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SECTION 11.02.  Maintenance of Office or Agency.

           The Company will maintain in The City of New York, New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. Unless and until the Trustee shall have received from the Company notice to the contrary, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company will give prompt written notice to the Trustee, with a copy to the Insurer of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee, with a copy to the Insurer, with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

           The Company may also from time to time designate one or more other offices or agencies (in or outside The City of New York, New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, New York for such purposes. The Company shall give prompt written notice to the Trustee, with a copy to the Insurer, of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 11.03.  Money for Note Payments to Be Held in Trust.

           (1) All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Debt Service Coverage Account in accordance with Section 4.05 shall be made on behalf of the Company by the Paying Agent on the Notes, and the Trustee shall pay over any such amounts to the Paying Agent (if not the Trustee) for such purpose and no amounts so withdrawn from the Debt Service Coverage Account by the Trustee for payments on the Notes shall be paid over to the Company except as provided in Article Four or Article Six or subsection (2) of this Section 11.03.

           The Company hereby appoints the Trustee as the initial Paying Agent for amounts due on the Notes. The Company may appoint any other Person to act as Paying Agent to perform all functions of Paying Agent under this Indenture, as fully to all intents and purposes as though the Paying Agent has been expressly authorized to perform such functions.

           Whenever the Company shall have one or more Paying Agents, the Trustee shall, prior to each due date of the principal of or any premium or interest on any Notes or Liquidated Damages in respect of any Note, deposit with such Paying Agent a

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sum sufficient to pay such amount, such sum to be held on trust pursuant to this
Indenture.

           If the Company shall at any time act as its own Paying Agent with respect to the Notes, it shall, on or before each due date of the principal of or any premium or interest on any of the Notes or Liquidated Damages in respect of any Note, segregate and hold in trust for the benefit of the Persons entitled thereto the proceeds deposited with it pursuant to the preceding paragraph until such sums shall be paid to such Persons or otherwise disposed of as in this Indenture provided and will promptly notify the Trustee and the Insurer of its action or failure so to act.

           The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 11.03, that such Paying Agent will (i) comply with the provisions of this Indenture applicable to it as a Paying Agent; (ii) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as in this Indenture provided and pay such sums to such Persons as in this Indenture provided; (iii) give the Trustee, with a copy to the Insurer, notice of any default by the Company of which it has actual knowledge in the making of any payment required to be made with respect to the Notes; and (iv) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

           The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

           (2) Any money deposited by the Company with the Trustee in the Debt Service Coverage Account or otherwise, or deposited with any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any Redemption Price or interest on any Note or Liquidated Damages in respect of any Note and remaining unclaimed until the later of (i) two years after such principal, Redemption Price, interest or Liquidated Damages has become due and payable and (ii) the termination of the Insurance Policy, whether on its terms or otherwise, shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language,

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customarily published on each Business Day and of general circulation in The
City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

           (3) Any money deposited in the Escrow Account in trust for the payment of the principal of or interest on any Note shall be held in such Escrow Account until disbursement in accordance with Section 4.10(b) hereof, provided that, if on the later of (i) two years after such principal or interest has become due and payable and (ii) the termination of the Insurance Policy, whether on its terms or otherwise, any funds so held shall not have been validly claimed by a Holder and remain on deposit in the Escrow Account, then such funds shall be paid upon request to the Insurer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Insurer for payment thereof to the extent of such funds and all liability of the Trustee with respect to such money in the Escrow Account shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Insurer.

SECTION 11.04. Statement by Officers as to Default.

           The Company will deliver to the Trustee and the Insurer, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate, stating, to the best knowledge of the signers thereof, whether or not the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company is in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 11.05. Existence.

           Subject to Article Nine, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its separate corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders or the Insurer. MONY Group shall not transfer, convey, sell, lease or otherwise dispose of its equity interest in the Company, in whole or in part, or any interest therein, or securities convertible into, exercisable or exchangeable for any or all of its equity interest in the Company, to any Person other than a Person that is a wholly-owned Subsidiary of MONY Group, or enter into any contract, option or arrangement or understanding to that effect with any Person other than a Person that is a wholly-owned

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Subsidiary of MONY Group. MONY Group shall not pledge, encumber or otherwise authorize the encumbrance of any or all of its equity interest in the Company. MONY Group shall not and shall not cause or permit the Company to issue any equity interest of the Company to any Person other than to MONY Group or to a Person that is a wholly-owned Subsidiary of MONY Group. Notwithstanding any transfer, conveyance, sale, lease or other disposition of MONY Group's equity interest in the Company, in whole or in part, or any interest therein, or securities convertible into, exercisable or exchangeable for any or all of its equity interest in the Company, or any contract, option or arrangement or understanding to that effect, or any issuance of any equity interest of the Company, MONY Group shall continue to be bound by Sections 6.06, 11.05, 11.10(1) and 11.13(22) of this Indenture.

SECTION 11.06. Business of the Company, MONY Life and its Subsidiaries.

           (1) The Company shall not engage in any business other than maintaining the ownership of all of the equity interest in its direct subsidiary MONY Life, any business related to the issuance of the Notes under this Indenture, or any business reasonably related, ancillary or complementary thereto.

           (2) The Company shall not transfer, convey, sell, lease or otherwise dispose of its equity interest in MONY Life, in whole or in part, or any interest therein, or securities convertible into, exercisable or exchangeable for any or all of its equity interest in MONY Life, or enter into any contract, option or arrangement or understanding to that effect with any Person. The Company shall not pledge, encumber or otherwise authorize the encumbrance of any or all of its equity interest in MONY Life. The Company shall not and shall not cause or permit MONY Life to issue any equity interest of MONY Life to any Person other than the Company.

           (3) The Company shall cause MONY Life to engage only in the businesses of issuing, marketing and selling products which are similar to those life insurance products which are being issued, marketed and sold by MONY Life as of the date of this Indenture, including life insurance, annuity and disability riders or CPI increments on existing disability income policies and pension policies, or any activities reasonably related or ancillary thereto.

           (4) As long as no Insurer Default has occurred and is continuing, the Company shall obtain the written consent of the Insurer (but no consent of any Holder shall be required), prior to permitting MONY Life to make further investments in Subsidiaries of MONY Life, other than investments in Persons that are Subsidiaries of MONY Life as of the date hereof, if MONY Life's Total Adjusted Capital falls below 200% of MONY Life's Company Action Level RBC until such time as MONY Life's Total Adjusted Capital is restored to a level at or above 200% of MONY Life's Company Action Level RBC. For these purposes, MONY Life's Total Adjusted Capital will be calculated annually as of year-end, such calculation to be completed no later than the 60th day following the end of the relevant year; provided, however, that if MONY Life's Total Adjusted Capital as of any year-end falls below 225% of MONY Life's Company Action Level RBC then the calculation will thereafter be done quarterly as of each

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quarter-end, such calculation to be completed no later than the 45th day following the end of the relevant quarter, until such time as MONY Life's Total Adjusted Capital is restored to a level at or above 225% of MONY Life's Company Action Level RBC.

           (5) As long as no Insurer Default has occurred or is continuing, the Company shall obtain the written consent of the Insurer (but no consent of any Holder shall be required), prior to permitting the aggregate amount of first year and single premiums, deposits, purchase contract considerations and other similar amounts collected by MONY Life in respect of Ongoing Business in any calendar year to exceed 150% of calendar year 2001 levels if MONY Life's Total Adjusted Capital falls below 200% of MONY Life's Company Action Level RBC until such time as MONY Life's Total Adjusted Capital is restored to a level at or above 200% of MONY Life's Company Action Level RBC. For these purposes, MONY Life's Total Adjusted Capital will be calculated annually as of year-end, such calculation to be completed no later than the 60th day following the end of the relevant year; provided, however, that if the Total Adjusted Capital as of any year-end falls below 225% of MONY Life's Company Action Level RBC then the calculation will thereafter be done quarterly as of each quarter-end, such calculation to be completed no later than the 45th day following the end of the relevant quarter, until such time as MONY Life's Total Adjusted Capital is restored to a level at or above 225% of MONY Life's Company Action Level RBC.

           (6) Other than as provided in the second sentence of paragraph (7) below, the Company will cause the Subsidiaries (including any Person that becomes such a Subsidiary in the future) of MONY Life to remain primarily engaged in (i) the insurance business (including without limitation, asset management and group pension business), (ii) businesses of a type conducted by the Subsidiaries of MONY Life as of the date of this Indenture or (iii) businesses reasonably related or ancillary thereto.

           (7) As long as no Insurer Default has occurred and is continuing, the Company will cause MONY Life not to enter into any merger agreement that would result in the legal merger or consolidation of MONY Life with any other entity until it has first obtained for the benefit of the Insurer advice from Standard & Poor's and Moody's that such merger will not result in the merged MONY Life's financial strength ratings being below "A-" and "A3", respectively (it being understood that, subject to the limitations of paragraph (4) above, this paragraph (7) shall not preclude mergers of an acquisition Subsidiary of MONY Life into any other entity or mergers of any other entity into an acquisition Subsidiary of MONY Life.) Any merger or consolidation of MONY Life or any Subsidiary of MONY Life, including an acquisition subsidiary, which is not in breach of this paragraph (7) but which causes the Company to fail to comply with paragraph (6) above will be deemed not to constitute a breach of paragraph (6) unless the Company remains in non-compliance with paragraph (6) on the one hundred and eightieth day after the closing of such merger or consolidation.

           (8) The Company will not cause or permit MONY Life to create, incur, assume, guarantee, acquire or, contingently or otherwise, become responsible for payment of any indebtedness for borrowed money; provided, however, that for purposes of this covenant indebtedness for borrowed money shall not include (i) surplus notes

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contemplated by Section 1307 of the New York Insurance Law so long as at the time of issuance of any such notes the aggregate principal amount of all such notes of MONY Life that would be outstanding immediately after such issuance would not exceed 25 percent of the surplus to policyholders (as defined in Section 107 of the New York Insurance Law) of MONY Life calculated immediately prior to any such issuance; (ii) funding agreements (including, but not limited to, guaranteed investment contracts) issued pursuant to Section 3222 of the New York Insurance Law that are permitted under SAP to be accounted for as policyholder or similar liabilities of MONY Life; or (iii) any other indebtedness for borrowed money having a maturity of one year or less not in excess of $100 million in the aggregate at any time.

         (9) The Company will not, without the Insurer's consent which will not be unreasonably withheld, cause or permit MONY Life to enter into any reinsurance agreement, treaty, contract or arrangement (an "arrangement") which
(a) has the effect of significantly increasing MONY Life's ratio of Total Adjusted Capital to Company Action Level RBC above what such ratio would be in the absence of such arrangement and (b) can reasonably be expected to cause MONY Life's Total Adjusted Capital to avoid falling below 250% of MONY Life's Company Action Level RBC.

SECTION 11.07.    Maintenance of Properties.

         The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders or the Insurer.

SECTION 11.08.    Payment of Taxes and Other Claims.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

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SECTION 11.09.    Limitation on Indebtedness.

         The Company shall not create, incur, assume, guarantee, acquire, or, contingently or otherwise, become responsible for payment of any indebtedness other than Permitted Indebtedness.

SECTION 11.10.    Limitations Relating to the Closed Block Business.

         (1) The Company shall not lend funds from its Ongoing Business to its Closed Block Business other than Inter-Business Loans. The Company shall cause its Subsidiaries (other than MONY Life) not to, and MONY Group shall not, lend funds to the Closed Block Business within the Company except loans made on market terms and on a basis subordinated to the Notes (which loans shall incorporate a form of subordination provisions substantially in the Form of Subordination Provisions attached as Exhibit O). The Company shall not permit the Ongoing Business of MONY Life to lend funds to the Closed Block Business within the Company. MONY Group and the Company shall at all times comply with the provisions of the CBB Tax Agreement and the OB Tax Agreement.

         (2) The Company shall not transfer any funds or assets held in any of the subaccounts of the Debt Service Coverage Account to any portion of the Ongoing Businesses in the Company or any Affiliate or Subsidiary of the Company, other than transfers between subaccounts pursuant to Section 4.07.

         (3) The Company shall cause MONY Life (i) not to make any loans from the Surplus and Related Assets to the Ongoing Businesses outside of MONY Life;
(ii) not to make any investments (including loans to any Affiliate) from amounts on deposit in the Additional Reserve Account other than investments pursuant to the Investment Policy Statement for Surplus and Related Assets attached as Exhibit D and (iii) not to make loans from the Surplus and Related Assets to the Ongoing Businesses in MONY Life other than for cash management purposes of MONY Life.

         (4) The Company shall cause MONY Life (i) to not create or permit to exist any Liens on assets of the Closed Block or Surplus and Related Assets other than Permitted Liens and (ii) to not otherwise utilize (by transfer or otherwise) such assets or cash flows from such assets to repay indebtedness for money borrowed or liabilities of MONY Life, (x) attributable to or for the express benefit of the Ongoing Businesses of MONY Life except for the payment of Administrative Payments and investment management fees relating to the management of assets in the Closed Block and the Surplus and Related Assets or
(y) unless inconsistent with applicable law and regulation, arising from conduct or events occurring prior to the Closing Date.

         (5) If all or substantially all of the assets of the Closed Block Business are sold to a third party, the Company shall redeem the Notes in accordance with Section 12.03 and shall pay all amounts owing to the Insurer pursuant to the Insurance Agreement. As long as no Insurer Default has occurred and is continuing, the Company shall obtain the written consent of the Insurer, such consent not to be unreasonably

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withheld (but no consent of any Holder shall be required) prior to selling or causing MONY Life to sell assets of the Closed Block Business constituting less than substantially all of the assets of the Closed Block Business.

         (6) (a) (a) As long as no Insurer Default has occurred and is continuing, the Company shall not and shall cause MONY Life not to seek regulatory approval for the termination of the Closed Block without the consent of the Insurer, such consent not to be unreasonably withheld.

         (b) The Company shall not, and shall cause MONY Life not to, seek regulatory approval for any action that would reasonably be expected to reduce the CB Debt Cash Flow or otherwise impair the Collateral or the rights of the Secured Parties in the Collateral.

         (7) The Company shall cause MONY Life not to distribute by way of dividend or otherwise transfer (collectively, "transfer") to the Company or any other Person, Subsidiaries or assets attributable to the Ongoing Businesses within MONY Life, if such transfer would result in (i) a ML OB Dividend amount in excess of the amount calculated pursuant to Section 14.01(2)(b), and (ii) the book value of MONY Life after such transfer, calculated in accordance with GAAP, falling below the book value of MONY Life, calculated in accordance with GAAP, at the time of the issuance of the Series A Notes, except for extraordinary dividends arising from Closed Block Reinsurance and transfers of Subsidiaries or assets for which fair consideration is paid to MONY Life, as determined by an independent investment banking firm of national reputation.

         (8) Notwithstanding any provisions in this Indenture to the contrary, no provision of this Indenture shall be deemed to apply to or to condition or restrict MONY Life's right: (a) to seek, if required, the approval of the New York Department of Insurance to enter into any Closed Block Reinsurance transaction upon terms and conditions that are consistent with paragraphs (a) through (i), inclusive, of Section 9.03(3) above; (b) to make, and receive, all payments provided for or required by, the terms of the agreements entered into in connection with any Closed Block Reinsurance transaction; (c) to remit to the Company by means of one or more dividend payments, any or all of the capital held in MONY Life within the Ongoing Businesses that is no longer required by MONY Life to be held within MONY Life to meet MONY Group's objectives with respect to RBC as a direct result of a completed Closed Block Reinsurance transaction (the "Freed-Up Capital").

         The restrictions appearing in clause (7) of this Section 11.10 shall not apply to any such dividend payments consisting of Freed-Up Capital by MONY Life as long as each of the following conditions are met at the time of any such dividend payment:

         (a) Concurrently with each such dividend payment, the Closed Block Business receives, out of such dividend payment, an amount equal to the Maximum Dividend Amount for ML CB Dividends attributable to the period

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     during which such dividend payment is being made, as defined and described in clause (a) of Section 14.01(2) below; and

         (b) As a result of making such dividend payment, the ratio of MONY Life's Total Adjusted Capital to Company Action Level RBC will not be reduced below 300%; and

         (c) MONY Life shall have obtained prior written assurance from Standard & Poor's that the combined effect of the completion of the Closed Block Reinsurance transaction and all dividend payments of Freed-Up Capital will not result in any adverse rating action by Standard & Poor's with respect to the insurer financial strength ratings of MONY Life, and MONY Life shall have obtained prior written assurance from Moody's that the combined effect of the completion of the Closed Block Reinsurance transaction and all dividend payments of Freed-Up Capital will not result in any adverse rating action by Moody's with respect to the insurer financial strength ratings of MONY Life. Copies of such written assurances from Standard & Poor's and Moody's shall be provided to the Insurer and the Closed Block Reinsurers; provided, however, that each such recipient shall hold such written assurances in strict confidence and shall not further disseminate or distribute them.

SECTION 11.11.    Dividends.

         The Company shall cause MONY Life to seek to maintain a shareholder dividend policy that results in the dividending of sufficient funds to the Company to meet Debt Service on the Notes, subject to the extent of available dividend capacity within the Closed Block Business and to the provisions of Article Fourteen, and further subject to any applicable regulatory oversight.

SECTION 11.12. Management of Closed Block, Surplus and Related Assets and Debt Service Coverage Account.

         (1) The Company shall cause MONY Life to manage the operations of the Closed Block in a manner consistent with the Plan of Reorganization, including the investment guidelines applicable to the assets held in the Closed Block as set forth in the Plan of Reorganization, and to use reasonable efforts to manage the operations of the Closed Block so as to ensure that cash flow from the Surplus and Related Assets will not be necessary to fund the cash flows required to meet the liabilities and obligations of the Closed Block.

         (2) The Company shall cause MONY Life to manage the Surplus and Related Assets pursuant to the Investment Policy Statement for Surplus and Related Assets attached as Exhibit D.

         (3) The Company shall, and shall cause any Affiliate or any other investment manager retained by the Company for such purpose to, manage the assets held in the Debt Service Coverage Account pursuant to the DSCA Investment Policy.

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SECTION 11.13.    Non-Consolidation.

         (1) The Company shall not have employees. The Company may enter into service agreements with MONY Group, or any Affiliate of MONY Group, such that the employees of such entity act on behalf of the Company; provided, however, that such employees shall at all times hold themselves out to third parties as representatives of the Company while performing duties under such service agreement (including, without limitation, by means of providing such persons with business or identification cards identifying such persons as agents of the Company).

         (2) MONY Group and its Affiliates shall act as agents of the Company solely through express agencies; provided, however, that such Affiliate fully discloses to any third party the agency relationship with the Company; and provided, further, that such Affiliate receives fair compensation or compensation consistent with regulatory requirements, as appropriate, from the Company for the services provided.

         (3) MONY Holdings shall not act as an agent for MONY Group or any Affiliate of MONY Group.

         (4) The Company shall allocate all overhead expenses other than expenses allocable to the Company's use of office space made available by MONY Group, including, without limitation, telephone and other utility charges, for items shared between the Company and MONY Group, on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use.

         (5) The Company shall ensure that all actions of the Company are duly authorized by its authorized personnel, as appropriate.

         (6) The Company shall maintain the Company's books and records separately from those of MONY Group, and use separate stationery bearing the name "MONY Holdings, LLC" in all correspondence, and use separate invoices and checks.

         (7) The Company shall prepare consolidated financial statements for itself and its consolidated Subsidiaries that are separate from the financial statements of MONY Group.

         (8) The Company shall not commingle funds or other assets of the Company with those of MONY Group and shall not maintain bank accounts or other depository accounts to which MONY Group is an account party, into which MONY Group makes deposits or from which MONY Group has the power to make withdrawals.

         (9) The Company shall not permit MONY Group to pay any of the Company's operating expenses unless such operating expenses are paid by MONY Group pursuant to an agreement between MONY Group and the Company providing for the allocation of such expenses and such expenses are reimbursed by the Company out of its own funds.

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         (10) The Company shall at all times act solely in its own name and through its duly authorized officers or agents in order to maintain an arm's-length relationship with MONY Group and shall not enter into any contract with MONY Group except on terms that are fair and equitable.

         (11) The Company shall conduct its business solely in its own name so as to not mislead third parties as to the identity of the Company with which such third parties are conducting business, and shall use all reasonable efforts to avoid the appearance that it is conducting business on behalf of MONY Group or that the assets of the Company are directly available to pay the creditors of MONY Group.

         (12) The Company shall not consent to be liable for, or hold itself out to be responsible for, any money borrowed by, or for any indebtedness incurred by, MONY Group.

         (13) The Company shall not consent to MONY Group granting consensual liens on the Company's property.

         (14) The Company shall maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets.

         (15) The Company shall not assume, guarantee, become obligated for, pay, or hold itself out to be responsible for, the debts or obligations of any other affiliated Person or entity.

         (16) The Company shall pay its own liabilities and expenses out of its own funds drawn on its own bank account.

         (17) The Company shall not acquire obligations or securities of its members or Affiliates other than MONY Life.

         (18) The Company shall not hold out its credit to any person as available to satisfy the obligation of any other Person or entity.

         (19) The Company shall not pledge its assets for the benefit of any other entity or make any loans or advances to any Person or entity except as provided in this Indenture or in connection with the Swaps.

         (20) The Company shall not identify itself as a division of any other Person or entity.

         (21) As of the Closing Date, the Company shall have adequate capital in light of its contemplated business operations and for the normal obligations reasonably foreseeable in a business of its size and character.

         (22) MONY Group shall include in its financial statements published after the Closing Date the following statement: "MONY Group is a holding company and is a legal entity separate and distinct from its subsidiaries. The rights of MONY

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Group to participate in any distribution of assets of any subsidiary, including upon its liquidation or reorganization, are subject to the prior claims of creditors of that subsidiary, except to the extent that MONY Group may itself be a creditor of that subsidiary and its claims are recognized. MONY Holdings, LLC and its subsidiaries have entered into covenants and arrangements with third parties in connection with the issuance of the CB Debt which are intended to confirm their separate, `bankruptcy-remote' status, by assuring that the assets of MONY Holdings, LLC and its subsidiaries are not available to creditors of MONY Group or its other subsidiaries, except and to the extent that MONY Group and its other subsidiaries are, as shareholders or creditors of MONY Holdings, LLC and its subsidiaries, or would be, entitled to those assets."

         (23) As long as no Insurer Default has occurred and is continuing, except as may be consented to by the Insurer, the Company shall not enter into
(i) agreements with Affiliates, or (ii) agreements with third parties that in the aggregate would be material, if such agreements do not contain the provision that such Affiliates or third parties, in their respective capacities as counterparties under such agreements, will not seek to initiate bankruptcy or insolvency proceedings in respect of the Company. The Company shall use its reasonable efforts to include the provision described in the preceding sentence in all agreements with third parties other than those specified in the preceding sentence, to the extent practicable without interfering with the conduct of the business affairs of the Company, and taking into consideration of the willingness of third parties to enter into agreements containing such provision.

         (24) The Company shall observe strictly all organizational and procedural formalities required by the Indenture, its Certificate of Formation and its LLC Agreement, and by applicable law, as the case may be, including, but not limited to, in the declaration and payment of dividends to MONY Group.

SECTION 11.14.    Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 11.01 to 11.13, inclusive, if before the time for such compliance the Holders of at least 66-2/3% in Remaining Principal Amount of the Notes Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under
Section 1.03(4) to exercise the rights of the Holders to so waive), but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

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                                 ARTICLE TWELVE

                               REDEMPTION OF NOTES

SECTION 12.01.    Right of Redemption by the Company.

         (1) The Notes may be redeemed at the election of the Company, in whole or in part on any Scheduled Payment Date, at the Redemption Price, payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date.

         (2) Notwithstanding the foregoing paragraph (1), upon the occurrence of a Regulatory Redemption Event, the Notes may be redeemed at the election of the Company, as a whole or in part, on any Scheduled Payment Date, at the Redemption Price applicable to Regulatory Redemption Events, payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date.

SECTION 12.02.    Redemption by the Company by Action of the Insurer.

         If there occurs (i) a Regulatory Redemption Event or (ii) a change in New York law or regulation (other than with respect to taxes) after the Closing Date that materially adversely affects the transferability of the Collateral, the Company shall provide notice to the Trustee and the Insurer of such event or change, not more than 15 days following the date on which the law or regulation giving rise to such event or change is enacted, issued or promulgated. So long as no Insurer Default has occurred and is continuing, the Insurer will have the right, exercisable within 60 days following receipt of notice by the Company of any such change, to require the Company to redeem all of the Notes, at the Redemption Price, payable in cash, applicable to Regulatory Redemption Events, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date, it being agreed that the Redemption Date shall be not later than 120 days following receipt by the Company of written notice of the Insurer's exercise of such right.

SECTION 12.03. Redemption Due to Sale of All or Substantially All of Closed Block Business.

         If any action by the Company or MONY Life results in a sale of all or substantially all of the assets of the Closed Block Business, the Company shall provide notice to the Insurer and the Trustee no later than 30 days prior to the date of such sale, and shall no later than the effective date of such sale, redeem all of the Notes at the Redemption Price, payable in cash, applicable to redemptions due to the sale of all or substantially all of the Closed Block Business together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date.

SECTION 12.04.    Redemption Due to Change of Control.

         Within 15 days after the later of (i) the effective date of any Change of Control or (ii) the date on which the Company has knowledge of a Change of Control, the

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Company shall provide to the Trustee and the Insurer (as long as no Insurer
Default has occurred and is continuing) notice of such Change of Control pursuant to Section 1.04.

         So long as no Insurer Default has occurred and is continuing, the Insurer may, within 60 days following its receipt of notice of such Change of Control by the Company, notify the Company of its exercise of the right to require the Company to redeem the Notes within 60 days following receipt of notice from the Insurer. The Company will thereupon redeem all of the Notes, at the Redemption Price, payable in cash, applicable to redemptions due to a Change in Control, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date.

SECTION 12.05.    Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Notes pursuant to Section
12.01 shall be evidenced by a Company Order. In case of any redemption at the election of the Company of less than 100% of the Remaining Principal Amount of the Notes Outstanding, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

SECTION 12.06.    Notice of Redemption.

         Notice of redemption shall be given by the Company by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Security Register.

         All notices of redemption shall state:

         (1) the Redemption Date,

         (2) the Redemption Price,

         (3) interest and Liquidated Damages (if any) accrued to but not including the Redemption Date,

         (4) a good faith estimate (as provided by the Swap Counterparty) of the net Swap termination payments, if any, owed to the Swap Counterparty in connection with the termination of the Swaps,

         (5) if less than 100% of the Notes are to be redeemed, the amount to be redeemed with respect to each Note,

         (6) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date, and

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         (7) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Notes to be redeemed at the election of the Company shall be given to the Holders by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 12.07.    Deposit of Redemption Price.

         Prior to any Redemption Date, the Company shall deposit with the Trustee or the Paying Agent, as applicable, an amount of money sufficient to pay the Redemption Price, and interest and Liquidated Damages (if any) accrued to but not including the Redemption Date with respect to the Notes which are subject to redemption on that date, and, in the case of a redemption pursuant to Sections 12.01, 12.03 or 12.04, the net Swap termination payments (if any) to be incurred in connection with such redemption (the amount of which will have been provided by the Swap Counterparty to the Company), to the extent that allocable funds in the Debt Service Coverage Account are not sufficient to pay the aggregate of such amounts; provided, however, that any use of funds in the Debt Service Coverage Account for payment of any portion of such amounts shall be in accordance with Section 4.05.

SECTION 12.08.    Notes Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) all or the portion of the Notes subject to redemption shall cease to bear interest and accrue additional Liquidated Damages. Upon surrender of any such Note or portion thereof for redemption in accordance with said notice, such Note or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest and Liquidated Damages (if any) to the Redemption Date; provided, however, that payments of interest whose applicable Scheduled Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates according to their terms.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Remaining Principal Amount thereof shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

SECTION 12.09.    Notes Redeemed in Part.

         Any Note that is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section
11.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed

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by, the Holder thereof or his attorney duly authorized in writing), and the
Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate Initial Principal Amount equal to and in exchange for the Remaining Principal Amount of the Note not so surrendered.

         If the Notes are to be redeemed in part, the amount to be redeemed shall be allocated pro rata according to the then Remaining Principal Amount among all of the Notes Outstanding at the Redemption Date.

SECTION 12.10.    Release of Company.

         Upon the redemption of all of the Notes, the Company shall be fully released from its obligations under the Notes and, upon payment of any termination payment to the Insurer under the Insurance Agreement and the payment of all amounts owing to the Insurer thereunder, the Insurance Agreement shall terminate in accordance with its terms, except to the extent specified therein, and no further premium will be payable pursuant to the Insurance Agreement. The Company shall remain obligated to the Insurer, however, under this Indenture and the Insurance Agreement until all amounts payable to the Insurer under this Indenture and the Insurance Agreement have been paid in full or the Company has been released from its obligations to the Insurer under this Indenture and the Insurance Agreement pursuant to the terms of this Indenture.

                                ARTICLE THIRTEEN

                                   DEFEASANCE

SECTION 13.01.    Company's Option to Effect Defeasance.

         The Company may elect, at its option at any time, to effect defeasance of all the Notes as provided in Section 13.02 upon compliance with the conditions set forth below in this Article Thirteen. Any such election shall be evidenced by a Company Order. Upon the Company's exercise of its option to defease all but not less than all the Notes, and the satisfaction of the conditions set forth in this Article Thirteen, the Debt Service Coverage Account shall be liquidated, all amounts therein released to the Company and the security interest in the Collateral shall be terminated. On the funding date of a defeasance, the Insurance Policy on its terms will terminate as to all future payments but will remain in effect for all amounts paid prior to such funding date for the applicable fraudulent transfer or voidable transfer periods following such funding date.

SECTION 13.02.    Defeasance and Discharge.

         The Company shall be deemed to have been discharged from its obligations with respect to the Notes and to the Insurer as provided in this
Section 13.02 on and after the date the conditions set forth in Section 13.03 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under the Notes, this Indenture and the

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Registration Rights Agreement (including but not limited to the obligation to pay Liquidated Damages) insofar as the Notes are concerned, to the Insurer under this Indenture and the Insurance Agreement (and the Trustee and the Insurer, at the expense of the Company, shall execute proper instruments acknowledging the same), and this Indenture, the Insurance Agreement and the Registration Rights Agreement shall terminate, subject to the following, which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments of principal of and interest on the Notes and Liquidated Damages (if any) in respect of the Notes when such payments are due, (2) the Company's obligations with respect to the Notes under Sections 3.06, 3.08, 11.02 and 11.03, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder (4) provisions surviving under the terms of the Insurance Agreement, and (5) this Article Thirteen.

SECTION 13.03.    Conditions to Defeasance.

         The following shall be the conditions to the application of Section
13.02 to the Notes:

         (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 7.09 and agrees to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
(C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge the principal of and interest on the Notes through their respective Stated Maturities, in accordance with the terms of this Indenture and the Notes and Liquidated Damages, if any, in accordance with the terms of the Registration Rights Agreement. As used in this Indenture, "U.S. Government Obligation" means
(x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any

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amount received by the custodian in respect of the U.S. Government
Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

          (2) Either (i) the Company shall take actions reasonably acceptable to the Insurer designed to avoid the inclusion of the trust assets deposited pursuant to Section 13.03(1) in the bankruptcy estate of the Company (such as the delivery of an Opinion of Counsel in a form acceptable to the Insurer to such effect), or (ii) the effective date of the defeasance will occur only after one year and one day after the date of the deposit specified in Section 13.03(1).

          (3) The Company shall have delivered to the Trustee, with a copy to the Insurer, an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

          (4) The Company shall have delivered to the Trustee an Officer's Certificate to the effect that the Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit.

          (5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Section 6.01(c), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

          (6) Such Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

          (7) Such Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under such Act or exempt from registration thereunder.

          (8) All amounts payable to the Insurer under this Indenture and the Insurance Agreement have been paid in full.

          (9) The Insurance Policy and the Swap Policy have terminated to the extent provided by their terms or otherwise and have been surrendered to the Insurer for cancellation, the Swap Agreement has terminated, and all amounts payable to the Swap Counterparty under the Swaps have been paid in full.

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          (10)   The Company shall have obtained prior written assurance from
Standard & Poor's that the defeasance will not result in any adverse rating action by Standard & Poor's with respect to the ratings of the Notes and the Company shall have obtained prior written assurance from Moody's that the defeasance will not result in any adverse rating action by Moody's with respect to the Notes. Copies of such written assurances from Standard & Poor's and Moody's shall be provided by the Company to the Insurer and the Trustee on behalf of the Holders.

          (11) The Company shall have delivered to the Trustee, with a copy to the Insurer, an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance have been complied with.

SECTION 13.04. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

          Subject to the provisions of paragraph (2) of Section 11.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section
13.04 and Section 13.05, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 13.03 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders, of all sums due and to become due thereon in respect of principal and any premium and interest and Liquidated Damages, but money so held in trust need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Notes then Outstanding.

          Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 13.03 with respect to any Notes that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance of such Notes.

SECTION 13.05.   Reinstatement.

          If the Paying Agent is unable to apply any money in accordance with this Article with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture, the Registration Rights Agreement and such

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Notes from which the Company has been discharged or released pursuant to Section
13.02 shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen with respect to such Notes, until such time as the Paying Agent is permitted to apply all money held in trust pursuant to Section
13.04 with respect to such Notes in accordance with this Article Thirteen; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Note or Liquidated Damages in respect of such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holder of such Note to receive such payment from the money so held in trust.

                                ARTICLE FOURTEEN

                               DIVIDEND ALLOCATION

SECTION 14.01.   Dividend Allocation.

          (1) Any dividends declared by MONY Life on its common stock will consist of the sum of two separate dividend components, one with respect to its Closed Block Business (the "ML CB Dividend"), and the other with respect to its Ongoing Businesses (the "ML OB Dividend"), subject to the conditions set forth in this Indenture. Whenever MONY Life pays a dividend (including a dividend-in-kind), the amount of the ML CB Dividend amount will be (i) debited to the retained earnings or paid-in capital of MONY Life's Closed Block Business and (ii) directly deposited into the DSCA-Subaccount CBB. Concurrently, the amount of the ML OB Dividend component, if any, will be (i) debited to the retained earnings or paid-in capital of MONY Life's Ongoing Businesses and (ii) following establishment by the Company of appropriate reserves for operating expenses attributable to its Ongoing Businesses, immediately distributed to MONY Group without having been deposited in the Debt Service Coverage Account.

          (2) The Company shall be permitted, but not required, to cause MONY Life to pay aggregate shareholder dividends to the Company in an amount (in this Indenture called the "Maximum Dividend Amount") up to the sum of:

          (a)    as to ML CB Dividends, an amount equal to the least of:

                 (i) the prior year's Net Gain from Operations of MONY Life's Closed Block Business, and

                 (ii) 10% of the prior year's Closed Block Business Surplus, and

                 (iii)  the amount, if any, by which the current year's Closed

          Block Business Surplus exceeds any Required Surplus;

and

          (b) as to ML OB Dividends, the remainder of MONY Life's permitted dividend capacity under the New York Business Corporation Law and the New York Insurance Law and other applicable regulations; provided, however, that

     MONY Life may dividend or otherwise transfer Subsidiaries or assets in excess of such amount with prior regulatory approval subject to limitations provided in Section 11.10(7);

provided, however, that the Company may permit MONY Life to pay a dividend in excess of the Maximum Dividend Amount in relation to the Ongoing Businesses upon compliance with the requirements of Section 11.10(7).

          (3) The Company shall not be required to cause MONY Life to pay ML CB Dividends and/or ML OB Dividends up to the Maximum Dividend Amount; provided that, if MONY Life does not pay ML CB Dividends in the full amount determined by application of Section 14.01(2)(a), then the percentage of the aggregate shareholder dividend actually paid by MONY Life to the Company during the relevant year that is allocated and attributed to MONY Life's Closed Block Business shall not be less than the CB Dividend Percentage for that year.

          The "CB Dividend Percentage" means with respect to the aggregate dividend paid by MONY Life in any year, the greater of:

          (a)    the quotient of:

                 (i) the prior year's Net Gain from Operations of MONY Life's Closed Block Business (it being understood that the determination of such amount is only for purposes of this Indenture and shall not be used by MONY Life for reporting purposes with insurance regulatory authorities, including the New York Department of Insurance), divided by

                 (ii)   the prior year's Net Gain from Operations for MONY Life

          in its entirety; or

          (b)    the quotient of:

                 (i) 10% of the prior year's Closed Block Business Surplus, divided by

                 (ii) 10% of the prior year's actual statutory surplus, as set forth in MONY Life's annual statutory statement as filed with the New York Department of Insurance for MONY Life in its entirety;

provided, however, that (x) if clause (a) or (b) above yields an indeterminate amount, the CB Dividend Percentage shall be 100%, and (y) the CB Dividend Percentage shall never exceed 100%.

          (4) Notwithstanding the foregoing, if (i) any amounts owed to the Insurer under this Indenture or the Insurance Agreement are not paid in full when due (subject to the agreed grace periods) or (ii) the fair market value of the assets remaining in the subaccounts of the Debt Service Coverage Account, such fair market value to be determined by the Investment Manager and notified to the Company and the Trustee, in the aggregate falls below the greater of 10% of the Remaining Principal
Amount of the Notes Outstanding and the aggregate Estimated Debt Service payable on the following four Scheduled Payment Dates (or the Scheduled Payment Dates remaining until the Stated Maturity of the latest maturing series of Notes if less than four), as calculated by the Company, provided to the Insurer, and confirmed by the Trustee, or (iii) MONY Life's financial strength rating has been downgraded since the Closing Date by at least three rating notches by at least two of Moody's, Standard & Poor's, Fitch or A.M. Best, or (iv) any amount is required to be deposited in the Additional Reserve Account, pursuant to the circumstances described in Section 4.11, then any dividend paid by MONY Life will be allocated first to the Closed Block Business up to the amount determined by application of Section 14.01(2)(a), and only then to the Ongoing Businesses.

          (5) For purposes of applying the provisions of this Article Fourteen for dividends declared by MONY Life on its common stock in 2002 based upon its financial results in 2001, the following special calculation rules shall apply to account for the timing of the Closing Date:

          (A) the amount determined by application of Section 14.01(2)(a) shall be $15.6 million; and

          (B)    the applicable CB Dividend Percentage shall be 100%.

                                ARTICLE FIFTEEN

                             COLLATERAL AND SECURITY

SECTION 15.01.   Obligations Secured Hereby.

          This Article Fifteen is made to secure and provide for payment of the following obligations and liabilities of the Company (such obligations and liabilities being in this Indenture called the "Secured Obligations"):

          (1) to pay any interest, principal, premium and other amounts payable on the Notes (including interest on any deferred interest payments) and any Liquidated Damages in respect of the Notes (and interest accruing thereon if provided); and

          (2) to pay any amounts owing to the Insurer pursuant to this Indenture and the Insurance Agreement; and

          (3) to pay to the Swap Counterparty any amounts owing under the Swaps.

          The Collateral shall be applied to the Secured Obligations in accordance with the provisions of Article Six and this Article Fifteen.

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SECTION 15.02.   Collateral.

          The Company, as security for the payment of the Secured Obligations, hereby assigns, conveys, transfers, delivers and sets over to the Trustee for the benefit of the Secured Parties, and grants to the Trustee for the benefit of the Secured Parties a lien on and a security interest in, all of the Company's right, title and interest (now existing or hereafter acquired) in, to and under the following (collectively, the "Collateral"):

          (1) the Debt Service Coverage Account, including the DSCA-Subaccount CBB, the DSCA-Subaccount OB and the DSCA-Subaccount OB (Deposit) and all Cash, securities, instruments and other property held in the Debt Service Coverage Account from time to time, and all certificates and instruments, if any, from time to time representing the Debt Service Coverage Account or any property therein; except, however, the Insurer and the Trustee on behalf of the Secured Parties each hereby authorizes free of any security interest any disposition of property from the Debt Service Coverage Account or any subaccount thereof if and only to the extent that such disposition is made in accordance with this Indenture;

          (2) the rights of the Company under the CBB Tax Agreement and the obligations of MONY Group to pay any amounts payable by or on behalf of MONY Group to the Company, subject only to any netting or set-off provisions contained in the CBB Tax Agreement, and whether now existing or hereafter executed by or assigned to the Company, including all monies due or to become due to the Company thereunder or in connection therewith and all amounts received with respect thereto or upon the assignment or transfer thereof, whether payable as interest, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach or repudiation thereof or otherwise and whether payable by MONY Group or any other Person, and all rights, remedies, powers, privileges and claims of the Company under or in respect of any of the foregoing (whether available pursuant to the terms thereof or otherwise available to the Company at law or in equity), including the rights of the Company to enforce the CBB Tax Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the CBB Tax Agreement to the same extent as the Company could but for the assignment and lien granted to the Trustee in this Section 15.02. Upon commencement of any foreclosure proceeding, the Company shall direct MONY Group or any other Person to pay such amounts directly to the Trustee for the benefit of the Secured Parties;

          (3) the rights of the Company under the Swaps and the Swap Agreement and the obligations of each party other than the Company to pay any amounts payable by such other party and any applicable credit support provider, subject to any netting or set-off provisions contained in any such Swap, and whether now existing or hereafter executed by or assigned to the Company, including all monies due or to become due to the Company thereunder or in connection therewith and all amounts received with respect thereto or upon the assignment or transfer thereof, whether payable as interest, fees, expenses, costs, indemnities, insurance recoveries, collateral damages for the breach or repudiation thereof or otherwise and whether payable by the relevant party or any other Person, and all rights, remedies, powers, privileges and claims of the Company under or in respect of any of the foregoing (whether available pursuant to the terms thereof or otherwise available to the Company at law or in equity), including the rights of the Company to enforce the Swaps and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Swaps to the same extent as the Company could but for the assignment and lien granted to the Trustee in this Section
15.02. Upon commencement of any foreclosure proceeding, the Company shall direct the Swap Counterparty and any applicable credit support provider to pay such amounts directly to the Trustee for the benefit of the Secured Parties;

          (4) all other property or rights delivered or assigned by the Company or on its behalf to the Trustee from time to time under this Indenture or otherwise, to secure or guarantee payment of the Secured Obligations; and

          (5) to the extent not covered above, all products and proceeds of, and all dividends, collections, earnings, accruals and other payments with respect to, any or all of the foregoing.

SECTION 15.03.   Management of Swaps and Tax Agreements Prior to Event of
                 Default.

          Notwithstanding the assignment and lien granted to the Trustee hereunder, prior to any foreclosure on the Collateral, the Company shall, subject to the other provisions of this Indenture, nevertheless be permitted to manage and maintain all Swaps and Tax Agreements and to engage in all related activities with all other parties to such agreements in accordance with its usual procedures, including (i) giving any consents, requests, notices, directions, approvals, extensions or waivers that are required or permitted to be given by the Company in connection with any such agreement; (ii) entering into any amendment or modification to, or terminating or agreeing to the termination of, any such agreement; provided, however, that any such amendment, modification, termination or agreement (A) with respect to the Swap Agreement or Swaps shall require the consent of the Insurer and (B) with respect to any Tax Agreement, shall require the consent of the Insurer unless such amendment, modification, termination or agreement is required by a regulatory agency or would not decrease the cash flow into or increase the cash flow out of the DSCA-Subaccount CBB; (iii) receiving, collecting and retaining all payments made by such other parties in respect of such agreements (except as otherwise provided in any such agreements and this Indenture); (iv) releasing or compromising any claim under any such agreement; and (v) entering into any other transaction, agreement or arrangement with any such other parties without limitation, in each case as though the Company had not assigned or granted a lien on its rights in respect of any such agreement.

SECTION 15.04.   Perfection of Security Interest in Collateral.

          (1) The Company agrees that the Trustee, in its capacity as Trustee for the Secured Parties, is the Entitlement Holder with respect to each securities account and a Customer with respect to each deposit account that is included in the DSCA-Subaccount CBB, the DSCA-Subaccount OB and the DSCA-Subaccount OB (Deposit).

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

          (2) The Company shall join with the Trustee in executing, and will file or record, such notices, financing statements or other documents as may be reasonably necessary for the perfection of the security interests granted to the Trustee hereunder, and as the Insurer and its counsel may reasonably request, such instruments to be in form and substance reasonably satisfactory to the Trustee and the Insurer. The Company also agrees to do such further acts and things and execute and deliver to the Trustee such additional conveyances, assignments, agreements and instruments as the Trustee or the Insurer may at any time reasonably request in connection with the administration and enforcement of the security interest granted hereunder or relative to the Collateral or any part thereof or in order to assure and confirm unto the Trustee its rights, powers and remedies hereunder.

SECTION 15.05.   Continuing Security Interest; Termination.

          (1) This Indenture, on behalf of the Secured Parties shall create a continuing security interest in the Collateral in favor of the Trustee and shall remain in full force and effect in accordance with its terms until all of the Secured Obligations are paid or satisfied in full.

          (2) The security interest created by this Indenture shall not be considered satisfied by payment or satisfaction of any part of the Secured Obligations to the Secured Parties hereby secured but shall be a continuing security interest and shall not be discharged, prejudiced or affected in any way by time being given to the Company or by any other indulgence or concession to the Company granted by the Trustee, by the taking, holding, varying, non-enforcement or release by the Trustee of any other security for all or any of the Secured Obligations, by any other thing done or omitted to be done by the Trustee or any other Person or by any other dealing or thing including any variation of or amendment to any part of the Collateral and any circumstances whatsoever that but for this provision might operate to discharge any of the Secured Obligations or to exonerate or discharge the Company from its obligations hereunder or otherwise affect the security interest hereby created.

SECTION 15.06.   Protection of Collateral.

          (1) The Company shall at the reasonable request of the Insurer or the Trustee take any action necessary or advisable to:

          (a) maintain or preserve any and all Liens created by this Indenture on the Collateral (and the priorities thereof), or carry out more effectively the purposes hereof;

          (b) perfect or protect the validity of the assignment of Collateral and the Liens created by this Indenture;

          (c)    enforce any rights with respect to the Collateral; and

          (d) preserve and defend title to the Collateral and the rights of the Trustee, the Insurer and the Holders in such Collateral against the claims of all Persons.

          (2) The Company shall not (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder that are material to the rights, benefits or obligations of the Secured Parties; (ii) waive or alter any rights with respect to the Collateral (or any agreement or instrument relating thereto); (iii) take any action, or fail to take any action to collect any taxes, assessments, charges or fees with respect to the Collateral if such action or failure to take action may interfere with the enforcement of any rights with respect to the Collateral; or (iv) fail to pay any tax, assessment, charge or fee with respect to the Collateral, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the Secured Parties' first priority lien on or perfected security interest in the Collateral or the Company's right title or interest in the Collateral.

SECTION 15.07.   Performance of Obligations.

          (1) The Company shall not take any action, and shall use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture.

          (2) The Company may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an Officer's Certificate of the Company shall be deemed to be action taken by the Company.

          (3) The Company shall punctually perform and observe all its obligations and agreements contained in this Indenture, including, but not limited to, filing or causing to be filed all documents required to be filed by the terms of this Indenture in accordance with and within the time periods provided for in this Indenture and therein.

          (4) Subject to Section 6.06, the Company shall reimburse and indemnify the Trustee or the Insurer, as applicable, for their respective reasonable costs and expenses (including attorney's fees) and hold each harmless for any liabilities incurred in exercising its remedies in respect of an Event of Default, including their rights of acceleration and foreclosure.

SECTION 15.08.   Further Assurances.

          The Company will execute, deliver, file and record any financing statement in the proper filing office in the appropriate jurisdictions as required under Article 9 of the UCC, or any other document, continuation statement or other instruments and take any other action that may be necessary to create, preserve, perfect or validate any security interest granted under Article 15 of this Indenture, to enable any Secured Party to exercise or enforce its rights under this Indenture with respect to the Collateral.

SECTION 15.09.   Power of Attorney.

          The Company hereby irrevocably appoints the Trustee and any receiver, officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Company or the name of such attorney-in-fact, from time to time in the Trustee's discretion, for the purpose of taking such action and executing such agreements, financing statements, continuation statements, instruments and other documents, in the name of the Company, as provided in this Indenture and as the Trustee may reasonably deem necessary to perfect, promote and protect and enforce the security interest of the Secured Parties in the Collateral. Notwithstanding the foregoing, the Trustee has no responsibility for the validity, perfection, priority or enforceability of any lien or security interest and shall have no obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

SECTION 15.10.   No Pledge of Collateral to Others.

          The Company shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability on the Collateral except for (A) Liens the validity of which are being contested in good faith by appropriate proceedings, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered by the Trustee with respect to the Notes, (D) Liens otherwise incurred in connection with borrowings permitted hereunder and made in the ordinary course of businesses in accordance with the Company's stated investment objectives policies and restrictions, and (E) Liens in favor of the Secured Parties or (ii) sign or file under the UCC of any jurisdiction any financing statement which names the Company as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except in each case any such instrument solely securing the rights and preserving the Lien of the Secured Parties.

SECTION 15.11.   No Change in Issuer's Name, Structure or Office.

          The Company will not change its name, jurisdiction or organization or principal place of business or remove the books or records relating to the Collateral from the address specified below unless it has taken such action in advance of such change or removal, if any, as is necessary to cause the security interests of the Trustee in the Collateral to continue to be perfected without interruption.

                  Address at which Books and Records are Kept:

                                  1740 Broadway
                            New York, New York 10019

SECTION 15.12.   Release of Collateral.

          Upon the payment in full of all amounts due in respect of the Notes and the Swaps, under this Indenture and under the Insurance Agreement and of any Liquidated Damages under the Registration Rights Agreement, or upon the other circumstances specified in this Indenture, all of the Collateral shall be released from the Liens created hereby, and all rights of the Trustee and the Secured Parties in such Collateral shall cease.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                           MONY HOLDINGS, LLC

                           By:/s/ Richard Daddario
                              --------------------------------------------------
                              Name:  Richard Daddario
                              Title: Chief Financial Officer


                           AMBAC ASSURANCE CORPORATION

                           By:/s/ Michael Schozer
                              --------------------------------------------------
                              Name:  Michael Schozer
                              Title: M.D.



                           THE MONY GROUP INC.,
                           Solely for the limited purposes set forth in Sections 6.06, 11.05, 11.10(1) and 11.13(22)

                           By:/s/ Bart Schwartz
                              --------------------------------------------------
                              Name:  Bart Schwartz
                              Title: Senior Vice President and General
                                     Counsel


                           BANK ONE TRUST COMPANY, N.A.

                           By:/s/ Michael Pinzon
                              --------------------------------------------------
                              Name:  Michael Pinzon
                              Title: Authorized Officer

                                                                       Exhibit A

                             Form of Series A Notes


                               MONY HOLDINGS, LLC

                  SERIES A FLOATING RATE INSURED NOTES DUE 2017

                             $______________________

NO._____

                  MONY Holdings, LLC, a limited liability company duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of _______________ Dollars (or such lesser remaining principal amount as is reflected in the books and records of the Trustee under the Indenture referred to below), at the times and in the amounts pursuant to the amortization schedule set forth on the reverse hereof, and to pay interest thereon from and including April 30, 2002 to but excluding the first Scheduled Payment Date (as defined below), and for each successive period (each an "Interest Period") from and including the last day of the preceding Interest Period to but excluding the following Scheduled Payment Date, subject to certain exceptions set forth in the Indenture at a rate per annum equal to Three-Month LIBOR per annum plus 0.55%, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Scheduled Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 6, April 6, July 6 or October 6 (whether or not a Business Day), as the case may be, next preceding such Scheduled Payment Date. The Scheduled Payment Dates shall be January 21, April 21, July 21 and October 21, commencing July 21, 2002.

                  If this Note is issued in the form of a Global Note, all payments of the principal of, redemption price, if any, interest on and other amounts under this Note shall be made in immediately available funds to the Depositary. If this Note is issued as a Restricted Certificated Note, all payments of the principal of, redemption price, if any, interest on and other amounts under this Note will be made at the Corporate Trust Office of the Trustee in The City of New York, New York, maintained for such purpose, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Notes Register.

                  The "Stated Maturity" of this Note will be January 21, 2017. Installments of principal of this Note will be due and payable, in accordance with the Indenture referred to on the reverse hereof, in the manner described on the reverse hereof.

                  This Note is one of a duly authorized issue of notes of the Company, issued and to be issued under an Indenture, dated as of April 30, 2002 (herein, as supplemented or amended from time to time, called the "Indenture", which term shall have the meaning assigned to it in such instrument), among the Company, the Insurer (as defined below), The MONY Group Inc., solely for limited purposes as set forth therein, and Bank One Trust Company, N.A. (herein called the "Trustee" which term includes any successor trustee under the Indenture) designated as its Series A Floating Rate Insured Notes due 2017 (herein called the "Series A Notes"), limited in aggregate Initial Principal Amount to $300,000,000. The Company has also authorized the issuance from time to time under the Indenture of additional series of floating rate and fixed rate insured notes as provided in the Indenture (collectively, the "Additional Notes" and together with the Series A Notes, the "Notes").

                  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Insurer, the Trustee and the Holders of the Notes of each series. This
Note is subject to the provisions of the Indenture.

                  This Note is secured pursuant to the Indenture by the Collateral (as defined in the Indenture) consisting of certain property and rights equally and ratably pledged as security for the Notes of each series, as provided in the Indenture.

                  Scheduled payments of principal and interest on the Notes, but not Special Interest (as defined on the reverse hereof), are guaranteed by Ambac Assurance Corporation (the "Insurer") under the Insurance Policy, dated as of April 30, 2002, issued for the benefit of the Trustee on behalf of the Holders of the Notes (the "Insurance Policy").

                  So long as (1) no Insurer Default (as defined in the Indenture) has occurred and is continuing, the Insurer shall be entitled to exercise all rights and remedies with respect to the Notes under the Indenture, including the right to vote on all matters presented to the Holders, the exercise of remedies and the waiver of breaches and defaults, except for the rights of each of the Holders of the Notes to approve any changes in the material terms of the Notes as specified in the Indenture and (2) an Insurer Default occurs and is continuing, all rights and remedies available to a specific series of Notes shall be exercised directly by the Holders of such series of Notes, and all rights and remedies available to Holders as a group under the Indenture shall be exercised by the Holders, voting as a group.

                  Under the terms of the Insurance Policy, the Insurer is not obligated to pay any payments with respect to any Note after the Company has made a deposit to effect a defeasance of such Note pursuant to the Indenture. Each Holder by acceptance of this Note covenants and agrees to release the Insurer, subject to certain limited bankruptcy related exceptions as set forth in the Insurance Policy, of all of its obligations pursuant to the Insurance Policy upon the occurrence of such a deposit.

                  Each Holder by acceptance of this Note covenants and agrees that recourse with respect to the obligations of the Company on the Notes, the Indenture, the Insurance Agreement or the Registration Rights Agreement or any other agreement, instrument, certificate or other document delivered in connection therewith shall be limited first, to the Collateral, and, upon foreclosure on all the Collateral, liquidation of all the Collateral and application of the moneys so collected pursuant to the Indenture, second, to the Company as senior, unsecured indebtedness to the extent of the Fair Market Value of the Closed Block Business (as defined in the Indenture) as of the date of the commencement of foreclosure on the Collateral.

                  Each Holder by acceptance of this Note covenants and agrees that no recourse may be taken with respect to the Notes, the Indenture, the Insurance Policy, the Insurance Agreement or the Registration Rights Agreement or any other agreement, instrument, certificate or other document delivered in connection therewith, against (i) any member of the Company, any Affiliate, Subsidiary or controlling person thereof, or (ii) any stockholder, partner, member, officer or director of any of such parties in their individual capacities, any holder of a beneficial interest in any of such parties or any successor or assignee thereof in their individual capacities or against any beneficial or equity owner of a trust, including MONY Group or MONY Life (the parties referred to in clauses (i) and (ii) of this paragraph are referred to collectively as the "Exculpated Parties"). Except as provided above, no suit, claim or proceeding will be brought against the Exculpated Parties or any of them for any obligation relating to the Notes, the Indenture, the Insurance Agreement or the Registration Rights Agreement or any agreement, instrument, certificate or other document delivered in connection therewith.

                  Each Holder by acceptance of this Note covenants and agrees, to the fullest extent permitted by law, that it will not at any time prior to foreclosure on all of the Collateral, liquidation of all of the Collateral and application of the moneys so collected pursuant to the Indenture, institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency, rehabilitation, conservation or liquidation proceedings, or any other proceedings under any United States federal or state, or any other bankruptcy, insolvency or similar law in connection with any obligations relating to the Indenture, the Notes, the Insurance Agreement or any agreement relating hereto or thereto.

                  The Company shall treat this Note as debt of MONY Group for United States federal, state and local tax purposes, and each Holder, by acceptance of this Note, acknowledges and agrees to such treatment, and covenants to take no action inconsistent with such treatment unless otherwise notified by the Company.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms used and not otherwise defined herein are defined in the Indenture.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                               MONY Holdings, LLC

                                               By ____________________________

                  This is one of the Notes of the series designated therein referred to in the within mentioned Indenture.

                                               BANK ONE TRUST COMPANY, N.A., as
                                               Trustee

                                               BY ____________________________
                                                            Authorized Officer

                                Reverse of Note.

                  The interest on this Note shall be payable quarterly in arrears (including interest on any interest that is not paid when due to the extent permitted by applicable law), at a rate per annum equal to Three-Month LIBOR (as defined below) plus 0.55%; provided, however, that if (i) the Company has not filed a registration statement (the "Exchange Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering a note substantially identical to this Note (except that such Note will not contain terms with respect to the Special Interest payments described below or transfer restrictions) pursuant to an exchange offer (the "Exchange Offer") registered with the Securities and Exchange Commission (the "Commission"), or, in lieu thereof, if such obligation arises pursuant to the Exchange and Registration Rights Agreement dated as of April 30, 2002 (the "Exchange and Registration Rights Agreement"), by and between the Company and the Purchasers (as defined therein) parties thereto, a registration statement registering this Note for resale (the "Shelf Registration Statement"), in either case on or before the date on which such registration statement is required to be filed pursuant to Section 2(a) or 2(b) of such Exchange and Registration Rights Agreement, respectively, or (ii) such Exchange Registration Statement or Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such Registration Statement is required to become or be declared effective pursuant to Section 2(a) or 2(b) of such Exchange and Registration Rights Agreement, respectively, or (iii) the Exchange Offer has not been completed within 60 days after the initial effective date of the Exchange Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made) or (iv) any Exchange Registration Statement or Shelf Registration Statement required by Section 2(a) or 2(b) of such Exchange and Registration Rights Agreement is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted in such Agreement) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then special interest (in addition to the stated interest on this Note), shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period and at a per annum rate of 0.50% thereafter for the remaining portion of the Registration Default Period ("Special Interest"). Any accrued and unpaid interest (including Special Interest) on this Note upon the issuance of an Exchange Note (as defined in the Indenture) in exchange for this Note shall cease to be payable to the Holder thereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Scheduled Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date. The interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

                  "Three-Month LIBOR" means, for each Interest Period, the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in that market, at that time, that appears on Bloomberg Page BBAM as of 11:00 a.m., London time, on the LIBOR Determination Date with respect to such Interest Period. If such rate does not appear on the Bloomberg Page BBAM, then Three-Month LIBOR for the relevant Interest Period will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the LIBOR Determination Date with respect to such Interest Period to prime banks in the London interbank market for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in that market at that time, assuming an actual/360 day count basis. The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. dollars to leading European banks for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in that market at that time. If the Calculation Agent is unable to obtain rate quotations for such loans, the rate for that LIBOR Determination Date shall be Three-Month LIBOR as calculated for the immediately preceding quarterly period. Notwithstanding the foregoing, "Three-Month LIBOR" with respect to the first Interest Period will be 1.92125%.

                  Three-Month LIBOR will be determined by the Company, as Calculation Agent, or any successor calculation agent as determined by the Company.

                  The Company shall repay the principal amount of the Series A Notes in annual installments, commencing on January 21, 2008 and continuing until the Stated Maturity. The aggregate amount of principal of the Series A Notes to be repaid in each year shall be as follows (in millions of dollars):

       Year             Principal Amount        Year        Principal Amount
  -----------------  ---------------------  -----------  ---------------------
       2002           $        0                2010     $  26,666,667
       2003                    0                2011        26,666,667
       2004                    0                2012        26,666,667
       2005                    0                2013        26,666,667
       2006                    0                2014        26,666,667
       2007                    0                2015        26,666,667
       2008           26,666,667                2016        40,000,000
       2009           26,666,667                2017        46,666,664

                  Each annual scheduled repayment of principal will be made on January 21 of the relevant year, together with the payment of interest due on that date, to the person whose name this Note is registered on the Regular Record Date before the payment date. The final annual scheduled repayment of interest will be made only against surrender of the Note to the Trustee.

                  The Notes may be redeemed at the election of the Company, in whole or in part on any Scheduled Payment Date, at the Regular Redemption Price (as defined below), payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date. The Regular Redemption Price for the Series A Notes, payable in cash, and expressed as a percentage of the outstanding principal amount of each Note to be redeemed, shall equal 103.5% of the outstanding principal amount of such Note if redeemed on or before April 21, 2003. Thereafter, the Regular Redemption Price shall decline ratably on a straightline basis to 100% by April 21, 2012 of the outstanding principal amount of each Note to be redeemed and shall remain constant thereafter.

                  Notwithstanding the foregoing paragraph, upon the occurrence of a Regulatory Redemption Event (as defined below), the Notes may be redeemed at the election of the Company, as a whole or in part, on any Scheduled Payment Date, at the Regulatory Redemption Event Redemption Price (as defined below), payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date. The Regulatory Redemption Event Redemption Price for the Series A Notes, payable in cash, and expressed as a percentage of the outstanding principal amount of each Note to be redeemed, shall equal 100% of the outstanding principal amount of such Note.

                  In each case, payment shall be made together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date, but interest installments and Liquidated Damages (if any) for a Scheduled Payment Date prior to such Redemption Date will be payable to the Holders of such Series A Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

                  If there occurs (i) a Regulatory Redemption Event or (ii) a change in New York law or regulation (other than with respect to taxes) after the Closing Date that materially adversely affects the transferability of the Collateral, the Company shall provide notice to the Trustee and the Insurer of such event or change, not more than 15 days following the date on which the law or regulation giving rise to such event or change is enacted, issued or promulgated. A Regulatory Redemption Event occurs if there is a change in New York law or regulation (other than with respect to taxes) that changes the ability of MONY Life to declare shareholder dividends without regulatory approval in a manner that materially adversely affects CB Debt Cash Flow. So long as no Insurer Default has occurred and is continuing, the Insurer will have the right, exercisable within 60 days following receipt of notice by the Company of any such change, to require the Company to redeem all of the Notes, at the Regulatory Redemption Event Redemption Price, payable in cash, together with interest and Liquidated Damages

(if any) accrued to but not including the Redemption Date, it being agreed that the Redemption Date shall be not later than 120 days following receipt by the Company of written notice of the Insurer's exercise of such right.

                  In the event of a partial redemption, the amount to be redeemed will be allocated pro rata as determined by the then outstanding principal amount among all the Notes Outstanding at the Redemption Date. The amount to be redeemed that is allocated to the Series A Notes will be further allocated pro rata as determined by the then outstanding principal amount among all of the Outstanding Series A Notes.

                  In the event of a Change of Control, the Insurer, so long as no Insurer Default has occurred and is continuing, will have the right, within 60 days following its receipt of notice of such Change of Control by the Company, which notice shall be given within 15 days after the later of (i) the effective date of the Change of Control or (ii) the date on which the Company has knowledge of the Change of Control, to notify the Company of its exercise of the right to require the Company to redeem all of the Notes within 60 days following receipt of such notice from the Insurer. The Series A Notes will in this circumstance be redeemed at the Regular Redemption Price, payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date.

                  Further, upon the sale of all or substantially all of the assets of the Closed Block Business, the Company will be required to redeem, no later than the effective date of the sale, all of the Notes. The Series A Notes will in this circumstance be redeemed at the Regular Redemption Price, payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date.

                  In the event of redemption of this Series A Note in part only, a new Series A Note or Notes in Initial Principal Amount equal to and in exchange for the Remaining Principal Amount of the Note not so redeemed and surrendered will be issued in the name of the Holder hereof upon the cancellation hereof.

                  The Notes are further subject to Defeasance at the election of the Company, if the Company deposits with the Trustee funds in trust specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, sufficient to pay and discharge the principal and interest on the Notes through their respective Stated Maturities and Liquidated Damages.

                  In the event of the funding of a Defeasance, the Insurance Policy guaranteeing payment of scheduled principal and interest on the Notes shall terminate as to all future payments but will remain in effect for all amounts paid prior to such funding date for the applicable fraudulent transfer or voidable transfer periods following such funding date.

                  The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee, with the consent of the

Insurer. For certain material changes to the terms of the Notes, as specified in the Indenture, the consent of each affected Holder is required.

                  The Indenture also contains provisions permitting the Holders of not less than 66 2/3% in outstanding principal amount of the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under the Indenture to exercise the rights of the Holders in determining whether to give any such direction).

                  Any such consent or waiver shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration or transfer hereof or in exchange herefor (including through an Exchange Offer) or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, the Regular Redemption Price or the Regulatory Redemption Event Redemption Price, as the case may be, and interest on and Liquidated Damages (if any) accrued to but not including the Redemption Date in respect of this Note at the times, place and rate, and in the coin and currency, as prescribed in the Indenture; the enforcement of such obligation of the Company being subject to a limited recourse provision set forth in Section 6.06 of the Indenture.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Notes Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Initial Principal Amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable only in fully registered form without coupons in principal amounts only in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of any series are exchangeable for a like tenor and aggregate Remaining Principal Amount of other Notes of the same series of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                                                                       Exhibit B

               FORM OF TRANSFER CERTIFICATE FOR RESTRICTED GLOBAL
                      NOTE OR RESTRICTED CERTIFICATED NOTE

                   (for transfers pursuant to Section 3.06(1)
                                of the Indenture)

Bank One Trust Company, N.A.
         as Trustee,
         153 West 51/st/ Street
         New York, NY 10019
Attention: Corporate Trust Administration

         Re:      [Insert as applicable--
                  [Series A Floating Rate Insured Notes due 2017]] of MONY Holdings, LLC (the "Notes")

                  Reference is made to the Indenture, dated as of April 30, 2002 (the "Indenture"), among MONY Holdings, LLC (the "Company"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee (the "Trustee"). Capitalized terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

                  This certificate relates to U.S.$__________ initial principal amount of Notes presented or surrendered on the date hereof (the "Surrendered Notes") which are registered in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such Surrendered Notes registered in the name of a Person (the "Transferee") other than the Transferor.

                  In connection with such request and in respect of such Surrendered Notes, the Transferor does hereby certify that:

         A. It is an initial investor who purchased the Notes from the initial purchasers pursuant to the Purchase Agreement dated April 24, 2002 among the Company, MONY Life Insurance Company and the initial purchasers, and that the Surrendered Notes are being transferred:

                  1. To a person who the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

                  2. In an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act; or

                  3. Pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder.

                  OR

         B. If the Transferor is a subsequent investor, that the Surrendered Notes are being transferred:

                  1.  Pursuant to 1, 2 or 3 of A above; or

                  2. To an institutional investor that is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act pursuant to an exemption from registration under the Securities Act.

                  The Transferor understands that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, the Transferor irrevocably authorizes you to produce this certificate to any interested party in such proceeding.

                  This certificate and the statements contained herein are made for your benefit, the benefit of the Company and for the benefit of Goldman, Sachs & Co., Advest, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Fleet Securities, Inc. as the initial purchasers of the Notes.

Dated:

                                             ________________________________
                                             (Print the name of the
                                             Transferor, as such term is
                                             defined in the second
                                             paragraph of this
                                             certificate.)

                                             By:_____________________________
                                             Name:
                                             Title:

                                             (If the Transferor is a
                                             corporation, partnership or
                                             fiduciary, the title of the
                                             person signing on behalf of
                                             the Transferor must be
                                             stated.)

                                                                     Exhibit C-1

                               FORM OF CERTIFICATE
                    FOR TRANSFERS FROM RESTRICTED GLOBAL NOTE
                      TO TEMPORARY REGULATION S GLOBAL NOTE

                  (for transfers pursuant to Section 3.07(2)(a)
                                of the Indenture)

Bank One Trust Company, N.A.,
         as Trustee,
         153 West 51/st/ Street
         New York, NY 10019
Attention: Corporate Trust Administration

         Re:      [Insert as applicable--
                  [Series A Floating Rate Insured Notes due 2017]] of MONY Holdings, LLC (the "Notes")

                  Reference is made to the Indenture, dated as of April 30, 2002 (the "Indenture"), among MONY Holdings, LLC (the "Company"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee (the "Trustee"). Capitalized terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

                  This certificate relates to U.S.$_____________ aggregate initial principal amount of Notes which are evidenced by the Restricted Global Note (CUSIP No. _________; ISIN __________; Common Code __________) and held with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal aggregate initial principal amount of Notes evidenced by the Temporary Regulation S Global Note (CUSIP No. __________; ISIN __________; Common Code __________), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Clearstream or both.

                  In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and accordingly the Transferor does hereby further certify that:

         (a)      the offer of the Notes was not made to a person in the United
                  States;

         (b)      either:

                  (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                  (ii) the transaction was executed in, on or through the
                       facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

         (c) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                                       C-1-1

         (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (e) upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depositary through Euroclear or Clearstream or both.

                  We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.

                  This certificate and the statements contained herein are made for your benefit, the benefit of the Company and for the benefit of Goldman, Sachs & Co, Advest, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Fleet Securities, Inc. as the initial purchasers of the Notes.

Dated:

                                             ________________________________
                                             (Print the name of the
                                             Transferor, as such term is
                                             defined in the second
                                             paragraph of this
                                             certificate.)

                                             By:_____________________________
                                             Name:
                                             Title:


                                             (If the Transferor is a
                                             corporation, partnership or
                                             fiduciary, the title of the
                                             person signing on behalf of
                                             the Transferor must be
                                             stated.)

                                       C-1-2

                                                                     Exhibit C-2

                     FORM OF CERTIFICATE FOR TRANSFERS FROM
                            RESTRICTED GLOBAL NOTE TO
                            REGULATION S GLOBAL NOTE

                  (for transfers pursuant to Section 3.07(2)(b)
                                of the Indenture)

Bank One Trust Company, N.A.,
         as Trustee,
         153 West 51/st/ Street
         New York, NY 10019
Attention: Corporate Trust Administration

         Re:      [Insert as applicable--
                  [Series A Floating Rate Insured Notes due 2017]] of MONY Holdings, LLC (the "Notes")

                  Reference is made to the Indenture, dated as of April 30, 2002 (the "Indenture"), among MONY Holdings, LLC (the "Company"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee (the "Trustee"). Capitalized terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

                  This certificate relates to U.S.$_____________ aggregate initial principal amount of Notes which are evidenced by the Restricted Global Note (CUSIP No. _________; ISIN __________; Common Code __________) and held with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal aggregate initial principal amount of Notes evidenced by the Regulation S Global Note (CUSIP No. __________; ISIN __________; Common Code __________).

                  In connection with such request and in respect of such Notes, the Transferor does hereby certify that:

         (a) with respect to transfers made in reliance on Regulation S under the Securities Act:

                  (i) the offer of the Notes was not made to a person in the United States;

                  (ii)  either:

                        1) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                        2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (iii) no directed selling efforts have been made in
                        contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

                  (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

                                     C-2-1

         (b) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

                  We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.

                  This certificate and the statements contained herein are made for your benefit, the benefit of the Company and for the benefit of Goldman, Sachs & Co., Advest, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Fleet Securities, Inc. as the initial purchasers of the Notes.

Dated:

                                         ________________________________
                                         (Print the name of the
                                         Transferor, as such term is
                                         defined in the second
                                         paragraph of this
                                         certificate.)

                                         By:_____________________________
                                         Name:
                                         Title:


                                         (If the Transferor is a
                                         corporation, partnership or
                                         fiduciary, the title of the
                                         person signing on behalf of
                                         the Transferor must be
                                         stated.)

                                      C-2-2

                                                                     Exhibit C-3

                     FORM OF CERTIFICATE FOR TRANSFERS FROM
                      TEMPORARY REGULATION S GLOBAL NOTE OR
                     REGULATION S GLOBAL NOTE TO RESTRICTED
                                   GLOBAL NOTE

                  (for transfers pursuant to Section 3.07(2)(c)
                                of the Indenture)



Bank One Trust Company, N.A.,
         as Trustee,
         153 West 51/st/ Street
         New York, NY 10019
Attention: Corporate Trust Administration

         Re:      [Insert as applicable--
                  [Series A Floating Rate Insured Notes due 2017]] of MONY Holdings, LLC (the "Notes")

                  Reference is made to the Indenture, dated as of April 30, 2002 (the "Indenture"), among MONY Holdings, LLC (the "Company"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee (the "Trustee"). Capitalized terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

                  This certificate relates to U.S.$_________________ aggregate initial principal amount of Notes which are evidenced by the Temporary Regulation S Global Note or the Regulation S Global Note (CUSIP No. __________; ISIN __________; Common Code __________) and held with the Depositary through Euroclear or Clearstream or both in the name of [insert name of transferor] (the "Transferor") during the Restricted Period. The Transferor has requested a transfer of such beneficial interest in the Notes to a Person that will take delivery thereof in the form of an equal initial principal amount of Notes evidenced by the Restricted Global Note (CUSIP No. _________; ISIN __________; Common Code __________).

                  In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the Securities Act and accordingly the Transferor does hereby further certify that the Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A and the Notes have been transferred in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

                  We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.

                                      C-3-1

                  This certificate and the statements contained herein are made for your benefit, the benefit of the Company and for the benefit of Goldman, Sachs & Co., Advest, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Fleet Securities, Inc. as the initial purchasers of the Notes.

Dated:

                                           ________________________________
                                           (Print the name of the
                                           Transferor, as such term is
                                           defined in the second
                                           paragraph of this
                                           certificate.)


                                           By:_____________________________
                                           Name:
                                           Title:


                                           (If the Transferor is a
                                           corporation, partnership or
                                           fiduciary, the title of the
                                           person signing on behalf of
                                           the Transferor must be
                                           stated.)

                                      C-3-2

                                                                     Exhibit C-4



                     FORM OF CERTIFICATE FOR TRANSFERS FROM
                         RESTRICTED CERTIFICATED NOTE TO
                             RESTRICTED GLOBAL NOTE

                  (for transfers pursuant to Section 3.07(2)(d)
                                of the Indenture)


Bank One Trust Company, N.A.,
       as Trustee,
       153 West 51/st/ Street
       New York, NY 10019
Attention: Corporate Trust Administration

         Re:      [Insert as applicable--
                  [Series A Floating Rate Insured Notes due 2017]] of MONY Holdings, LLC (the "Notes")

                  Reference is made to the Indenture, dated as of April 30, 2002 (the "Indenture"), among MONY Holdings, LLC (the "Company"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee (the "Trustee"). Capitalized terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

                  This certificate relates to $_____________ aggregate initial principal amount of Notes held in definitive form (CUSIP No. _______; ISIN __________; Common Code __________) by [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such Notes to a Person that will take delivery in the form of an equal initial principal amount of Notes evidenced by the Restricted Global Note (CUSIP No. ___________; ISIN __________; Common Code __________).

                  In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the Securities Act and accordingly the Transferor does hereby further certify that the Notes are being transferred to a person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A and the Notes have been transferred in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

                  We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.


                                       C-4-1

     This certificate and the statements contained herein are made for your benefit, the benefit of the Company and for the benefit of Goldman, Sachs & Co., Advest, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Fleet Securities, Inc. as the initial purchasers of the Notes.

Dated:

                                                     ___________________________
                                                     (Print the name of the
                                                     Transferor, as such term is
                                                     defined in the second
                                                     paragraph of this
                                                     certificate.)

                                                     By:________________________
                                                     Name:
                                                     Title:


                                                     (If the Transferor is a
                                                     corporation, partnership or
                                                     fiduciary, the title of the
                                                     person signing on behalf of
                                                     the Transferor must be
                                                     stated.)

                                       C-4-2

                                                                     Exhibit C-5

                     FORM OF CERTIFICATE FOR TRANSFERS FROM
                          RESTRICTED CERTIFICATED NOTE
                           TO REGULATION S GLOBAL NOTE

                  (for transfers pursuant to Section 3.07(2)(d)
                                of the Indenture)

Bank One Trust Company, N.A.,
      as Trustee,
      153 West 51/st/ Street
      New York, NY 10019
Attention: Corporate Trust Administration

         Re:      [Insert as applicable--
                  [Series A Floating Rate Insured Notes due 2017]] of MONY Holdings, LLC (the "Notes")

                  Reference is made to the Indenture, dated as of April 30, 2002 (the "Indenture"), among MONY Holdings, LLC (the "Company"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee (the "Trustee"). Capitalized terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

                  This certificate relates to $____________ aggregate initial principal amount of Notes held in definitive form (CUSIP No. _____; ISIN __________; Common Code __________) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Notes to a Person that will take delivery in the form of an equal initial principal amount of Notes evidenced by the Regulation S Global Note (CUSIP No. ___________; ISIN __________; Common Code __________).

                  In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act, as amended, or (b) Rule 144 under the Securities Act, and accordingly the Transferor does hereby further certify that:

         (a)      if the transfer has been effected pursuant to Rule 903 or Rule
         904:

                  (i) the offer of the Notes was not made to a person in the United States;

                  (ii)     either:

                           1) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                           2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (iii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;


                                       C-5-1

                  (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (v) if such transfer is to occur during the Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depositary through Euroclear or Clearstream; or

         (b)      if the transfer has been effected pursuant to Rule 144:

                  (i) more than two years has elapsed since the date of the closing of the initial placement of the Notes pursuant to the Purchase Agreement, dated April 24, 2002, between the Company and the representatives of the several purchasers named therein; and

                  (ii) the Notes have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

                  We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.

                  This certificate and the statements contained herein are made for your benefit, the benefit of the Company and for the benefit of Goldman, Sachs & Co., Advest, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Fleet Securities, Inc. as the initial purchasers of the Notes.

Dated:

                                                     ___________________________
                                                     (Print the name of the
                                                     Transferor, as such term is
                                                     defined in the second
                                                     paragraph of this
                                                     certificate.)

                                                     By:________________________
                                                     Name:
                                                     Title:


                                                     (If the Transferor is a
                                                     corporation, partnership or
                                                     fiduciary, the title of the
                                                     person signing on behalf of
                                                     the Transferor must be
                                                     stated.)

                                       C-5-2

                                                                     Exhibit C-6

                     FORM OF CERTIFICATE FOR TRANSFERS FROM
                          RESTRICTED CERTIFICATED NOTE
                      TO TEMPORARY REGULATION S GLOBAL NOTE

                  (for transfers pursuant to Section 3.07(2)(d)
                                of the Indenture)

Bank One Trust Company, N.A.,
       as Trustee,
       153 West 51/st/ Street
       New York, NY 10019
Attention: Corporate Trust Administration

         Re:      [Insert as applicable--
                  [Series A Floating Rate Insured Notes due 2017]] of MONY Holdings, LLC (the "Notes")

                  Reference is made to the Indenture, dated as of April 30, 2002 (the "Indenture"), among MONY Holdings, LLC (the "Company"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee (the "Trustee"). Capitalized terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

                  This certificate relates to $____________ aggregate initial principal amount of Notes held in definitive form (CUSIP No. _____; ISIN __________; Common Code __________) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Notes to a Person that will take delivery in the form of an equal initial principal amount of Notes evidenced by the Temporary Regulation S Global Note (CUSIP No. ___________; ISIN __________; Common Code __________).

                  In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act, or
(b) Rule 144 under the Securities Act, and accordingly the Transferor does hereby further certify that:

         (a)      if the transfer has been effected pursuant to Rule 903 or Rule
                  904:

                  (i) the offer of the Notes was not made to a person in the United States;

                  (ii)     either:

                           1) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                           2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (iii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                  (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (v) if such transfer is to occur during the Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depositary through Euroclear or Clearstream; or

         (b)      if the transfer has been effected pursuant to Rule 144:

                  (i) more than two years has elapsed since the date of the closing of the initial placement of the Notes pursuant to the Purchase Agreement, dated April 24, 2002, between the Company and the representatives of the several purchasers named therein; and

                  (ii) the Notes have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

                  We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.

                 This certificate and the statements contained herein are made for your benefit, the benefit of the Company and for the benefit of Goldman, Sachs & Co., Advest, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Fleet Securities, Inc. as the initial purchasers of the Notes.

Dated:

                                                     ___________________________
                                                     (Print the name of the
                                                     Transferor, as such term is
                                                     defined in the second
                                                     paragraph of this
                                                     certificate.)

                                                     By:________________________
                                                     Name:
                                                     Title:


                                                     (If the Transferor is a
                                                     corporation, partnership or
                                                     fiduciary, the title of the
                                                     person signing on behalf of
                                                     the Transferor must be
                                                     stated.)

                                     C-6-2

                                                                     Exhibit C-7



                  FORM OF CERTIFICATE TO BE GIVEN BY HOLDERS OF
                 BENEFICIAL INTEREST IN A TEMPORARY REGULATION S
                   GLOBAL SECURITY TO EUROCLEAR OR CLEARSTREAM

                        (Owner Securities Certification)

[Euroclear S.A./N.V.] [or] [Clearstream
    International, societe anonyme]

         Re:      [Insert as applicable--
                  [Series A Floating Rate Insured Notes due 2017]] of MONY Holdings, LLC (the "Notes")

                  Reference is made to the Indenture, dated as of April 30, 2002 (the "Indenture"), among MONY Holdings, LLC (the "Company"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This certificate relates to U.S.$_________________ initial principal amount of Notes which are evidenced by the Temporary Regulation S Global Note (CUSIP No. _________; ISIN __________; Common Code __________) and held with the Depositary through Euroclear or Clearstream or both in the name of [insert name of beneficial owner] (the "Holder").

                  In respect of such Notes, the Holder hereby certifies that as of the date hereof, the above-captioned Notes are beneficially owned by non-U.S. Persons and are not held for purposes of resale directly or indirectly to a U.S. Person or to a person within the United States or its possessions.

                  As used herein, "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia. As used herein, U.S. Person has the meaning assigned to it in Rule 902 under the Securities Act of 1933, as amended.

                  We undertake to advise you immediately by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                  We understand that this certification is required in connection with certain securities laws in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings. This certificate and the statements contained herein are made for your

                                       C-7-1
benefit, the benefit of the Company and The MONY Group Inc. and for the benefit of Goldman, Sachs & Co Advest, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Fleet Securities, Inc. as the initial purchasers of the Notes.

Dated:

                                                     ___________________________
                                                     (Print the name of the
                                                     Holder, as such term is
                                                     defined in the second
                                                     paragraph of this
                                                     certificate.)

                                                     By:________________________
                                                     Name:
                                                     Title:


                                                     (If the Holder is a
                                                     corporation, partnership or
                                                     fiduciary, the title of the
                                                     person signing on behalf of
                                                     the Holder must be stated.)

                                       C-7-2

                                                                     Exhibit C-8

                      FORM OF CERTIFICATION TO BE GIVEN BY
                     TRANSFEREE OF BENEFICIAL INTEREST IN A
                     TEMPORARY REGULATION S GLOBAL SECURITY
                           AFTER THE RESTRICTED PERIOD

                      (Transferee Securities Certification)

[Euroclear S.A./N.V.] [or] [Clearstream
     International, societe anonyme]

         Re:      [Insert as applicable--
                  [Series A Floating Rate Insured Notes due 2017]] of MONY Holdings, LLC (the "Notes")

                  Reference is made to the Indenture, dated as of April 30, 2002 (the "Indenture"), among MONY Holdings, LLC, as Issuer, Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  For purposes of acquiring a beneficial interest in the Temporary Regulation S Global Note, the undersigned certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

                  We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you in which we intend to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                  We understand that this certification is required in connection with certain securities laws in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit, the benefit of the Company and The MONY Group Inc. and for the benefit of Goldman, Sachs & Co., Advest, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Fleet Securities, Inc. as the initial purchasers of the Notes.

Dated:

                                      By:________________________________
                                            As, or as agent for, the beneficial
                                            acquiror of the Notes to which this
                                            certificate relates.

                                       C-8-1

                                                                     Exhibit C-9

                        FORM OF CERTIFICATION TO BE GIVEN
                    BY THE EUROCLEAR OPERATOR OR CLEARSTREAM,
                                 SOCIETE ANONYME

                      (Depositary Securities Certification)

Bank One Trust Company, N.A.,
      as Trustee,
      153 West 51/st/ Street
      New York, NY 10019
Attention: Corporate Trust Administration

         Re:      [Insert as applicable--
                  [Series A Floating Rate Insured Notes due 2017]] of MONY Holdings, LLC (the "Notes")

                  Reference is made to the Indenture, dated as of April 30, 2002 (the "Indenture"), among MONY Holdings, LLC, as Issuer, Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Indenture, as of the date hereof, $__________ aggregate principal amount of the above-captioned Notes are beneficially owned by non-U.S. Persons and are not held for purposes of resale directly or indirectly to a U.S. Person or to a person within the United States or its possessions.

                  As used herein, "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia. As used herein, U.S. Person has the meaning assigned to it in Rule 902 under the Securities Act of 1933, as amended.

                  We further certify (i) that we are not making available herewith for exchange any portion of the Temporary Regulation S Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

                  We understand that this certification is required in connection with certain securities laws in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit, the benefit of the Company and The MONY Group Inc. and for the benefit of Goldman, Sachs & Co., Advest, Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Fleet Securities, Inc. as the initial purchasers of the Notes.

Dated:

                                  By:_________________________________________
                                       [Euroclear S.A./N.V.] [or] [Clearstream
                                       Banking, societe anonyme]

                                       C-9-1

                                                                       Exhibit D

     Investment Policy Statement on the Surplus and Related Assets Portfolio

Investment Policy for the Surplus and Related Assets Portfolio

         Investments of the Surplus and Related Assets (and the Additional Reserve Account) will be undertaken pursuant to the following policy provisions. The goal of the following policy provisions is to obtain a high level of income while providing reasonable safety of capital. Except as noted below, investment restrictions will apply at the time of purchase of assets and will be calculated on a statutory book value basis. The statutory book value basis will be determined based on the immediately preceding month-end invested asset balance. The investment policy for the Surplus and Related Assets may be amended from time to time with the consent of Ambac, but without the consent of the noteholders.

Permitted Investments

         The Surplus and Related Assets may be invested in:

         (i) public or private fixed income investments including, but not limited to, fixed and floating rate investments, commercial and agricultural mortgages (including those below investment grade mortgage assets classified within MONY Life as "mezzanine lending"), bank loans, derivatives, and short-term debt instruments with a remaining maturity of one year or less, and shares of certain open-ended funds that:

               .  invest primarily in short-term debt instruments,

               . meet the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 under the Investment Company Act, and

               . are issued by an investment company registered under the Investment Company Act or by an exempt issuer; and

         (ii) equities, including private equity investments, venture capital investments, equity-linked securities, real estate equities and funds which invest in the same.

Portfolio Quality

         At least 85% of invested assets of the Surplus and Related Assets portfolio will be investment grade assets (which we refer to as Investment Grade Assets). For this purpose, assets with two ratings from nationally recognized statistical rating organizations (which we refer to as an NRSRO) which are split between investment grade and below investment grade will be evenly divided, with one-half being included in the investment grade category and one-half in the below-investment grade category. The remainder of the Surplus and Related Assets portfolio, up to a limit of 15%, may be invested in other assets (which we refer to as Other Assets), a category which includes fixed income investments with minimum ratings of B1 or B+, commercial mortgages with minimum MONY Life internal ratings of 3, agricultural mortgages with MONY Life internal minimum ratings of 3, mezzanine loans and equities. Mezzanine loans and equities will each be further limited to 5% of invested assets. If the Surplus and Related Assets portfolio holdings of Other Assets, mezzanine loans or equities exceed these limits, MONY Life will cease acquiring additional Other Assets, mezzanine loans or equities within the Surplus and Related Assets portfolio and attempt to return to this limit. MONY Life may, however, hold Other Assets, mezzanine loans or equities in excess of this limit until valuation and opportunities for sale provide good value.

         Ratings compliance will be determined by reference to an NRSRO, Dominion Bond Rating Service or Canadian Bond Rating Service ratings in the case of public bonds and by such ratings for private placements where available. If such ratings are not available, ratings compliance will be determined by reference to internal MONY

         Life ratings, unless the designation assigned by the Securities Valuation Office of the NAIC implies a lower rating, in which case the NAIC ratings will be used. For commercial and agricultural mortgages, internal MONY Life ratings will be used.

Diversification

         The Surplus and Related Assets may be invested without limit in debt obligations issued or guaranteed by the U.S. Government and U.S. Government-related entities. Investments in a single issuer, other than U.S. Government and government-related issuers, are limited to the lesser of (i) 4% of invested assets of the Surplus and Related Assets portfolio or (ii) $40 million, except with respect to Other Assets, for which the limit will be 1.5% for any single issuer.

         The fixed income assets rated by the NAIC of the Surplus and Related Assets portfolio shall also be limited to the following securities industry category limits as further defined herein by MONY Holdings in Appendix A to this document:

                  US Government                      Unlimited
                  Asset Backed                       15.0%
                  Communications                     10.0%
                  Finance                            20.0%
                  Manufacturing                      35.0%
                  Mining                             5.0%
                  Miscellaneous                      15.0%
                  Mortgage Backed                    20.0%
                  Oil and Gas                        10.0%
                  Retail and Wholesale Trade         10.0%
                  Services                           10.0%
                  Transportation                     15.0%
                  Utilities                          15.0%

         The Manufacturing category will be managed to include diversification across the industries which comprise the category.

Liquidity

         The Surplus and Related Assets portfolio may use borrowing to enhance liquidity, for purposes including, but not limited to, allowing cash to be raised without selling assets at a disadvantageous time. Borrowing (excluding securities lending and dollar roll activity) is limited to no more than 10% of the portfolio, with a maximum maturity of one year. Investments in commercial and agricultural mortgages are limited to no more than 20% of invested assets of the Surplus and Related Assets portfolio. Non-public fixed income investments are limited to no more than 60% of invested assets of the portfolio.

Foreign Securities

         The Surplus and Related Assets portfolio may purchase foreign securities; provided that they are payable in U.S. dollars or substantially hedged to the U.S. dollar. Foreign securities payable in a currency other than U.S. dollars are limited to no more than 10% of invested assets of the portfolio. If any country's foreign currency debt ratings are lower than Aa3 by Moody's or AA- by Standard and Poor's, then such securities of such country shall be included as Other Assets, regardless of the ratings of the securities.

Derivatives

         The Surplus and Related Assets portfolio may purchase derivatives (including foreign exchange contracts, forward contracts, futures contracts, hedge agreements and interest rate, credit and other over-the-counter swaps) pursuant to MONY Life's Derivative Use Plan as filed with the New York State Insurance Department. The fair market value of net exposure from derivatives will not exceed 5% of invested assets. If the Surplus and Related Assets portfolio holdings of derivatives exceeds this limit, MONY Life will cease adding additional derivatives to the Surplus and Related Assets portfolio and attempt to return to this limit, but may hold derivatives in excess of this limit until valuation and opportunities for sale provide good value.

Transactions With Affiliates

         All transactions related to investment management or asset sales and purchases between MONY Life, MONY Holdings or MONY Group and their affiliates, for the purposes of this document, shall be on an arms-length basis.

Securities Lending and Other Activities

         Dollar rolls, repurchase agreements and securities lending activities are permitted in the Surplus and Related Assets portfolio; provided that the maximum term does not exceed one year and that such activities are only transacted with counterparties whose senior unsecured securities are rated equal to or higher than A1 from Moody's and A+ from Standard and Poor's. Cash proceeds of securities lending are to be reinvested in either a Rule 2a-7 money market fund as defined below or any pooled or cash accounts along with the rest of MONY Life's securities lending proceeds.

         MONY Life will notify Ambac of changes in the investment policy relating to securities lending activity and seek Ambac's consent, which consent shall not be unreasonably withheld. In the event that Ambac does not consent to any such changes, the proceeds of securities lending activity will be reinvested in compliance with any existing policy or in a Rule 2a-7 money market fund under the Investment Company Act of 1940, as amended (which we refer to as the Investment Company Act). A Rule 2a-7 money market fund is an open-end fund that:

                  (i)      invests primarily in short-term instruments,

                  (ii)     meets the conditions of paragraphs (c)(2), (c)(3) and
                           (c)(4) of Rule 2a-7 under the Investment Company Act, and

                  (iii) the shares of which are issued by an investment company registered under the Investment Company Act in compliance with any existing policy or by an exempt issuer.

Other Investments

         The Surplus and Related Assets portfolio is permitted to invest in equities and mezzanine loans; provided that the total value of equities and mezzanine loans each shall not initially exceed 5% of invested assets of the Surplus and Related Asset portfolio. If the value exceeds 5%, the portfolio will dispose of any such mezzanine loan or equity when valuation and opportunities for sale provide good value. In addition, without regard to these limits, the Surplus and Related Assets portfolio will be permitted to (1) accept common stock, convertible bonds, real estate equities and other equity interests as part of restructurings and (2) convert warrants into common stock. If, however, such acquisition either occurs when equities exceed 5% of invested assets or otherwise causes equities to exceed 5% of invested assets, then the portfolio will dispose of any such equity interests when valuation and opportunities for sale provide good value.

         Other than as specifically stated herein, the Surplus and Related Assets portfolio will not invest in separate accounts, MONY Life subsidiaries or affiliates.

Duration

         The target duration for the Surplus and Related Assets portfolio initially is 5 years and may be modified by MONY Life from time to time as the duration of the liabilities supported by the portfolio changes. Any modifications to the target duration will take into account any scheduled interest and principal due and any swap payments associated with the notes. The portfolio's actual duration will remain within plus or minus 2 years of the target duration set by MONY Life. MONY Life will notify the trustee and Ambac on behalf of the noteholders of any subsequent changes in the target duration of the portfolio and seek Ambac's consent, which consent shall not be unreasonable withheld.

Asset Manager Selection

         Assets will be managed by one or more affiliates of MONY Group or third party investment managers for a negotiated, market-based fee at the discretion of MONY Life.

Appendix A- Security Industry Category Definitions

         Security industry categories shall be defined by MONY Holdings as follows.

US GOVERNMENT
              GOVERNMENT & STATE AGENCY
              US GOVERNMENT AGENCY ISSUED/GUARANTEED
              US GOVERNMENT DIRECT OBLIGATIONS
ASSET-BACKED SECURITIES
              ASSET BACKED AUTO
              ASSET BACKED CBO/CLO
              ASSET BACKED CREDIT CARDS
              ASSET BACKED COMMERCIAL MBS
              ASSET BACKED FRANCHISEE RECEIVABLES
              ASSET BACKED HOME EQUITY
              ASSET BACKED MANUFACTURED HOUSING
              ASSET BACKED MANUFACTURED HOUSING
              ASSET BACKED MISCELLANEOUS
              ASSET BACK RATE REDUCTION
              ASSET BACKED STUDENT LOANS
COMMUNICATIONS
              BROADCASTING
              CABLE TELEVISION
              TELEPHONE & TELEGRAPH
FINANCE
              BANKS
              BANK HOLDING COMPANIES
              BROKERAGE/MERCHANT BANKING
              FINANCE COMPANIES
              INSURANCE LIFE & HEALTH
              LEASING
              MISCELLANEOUS FINANCE
              REAL ESTATE
MANUFACTURING
              AEROSPACE & MILITARY TECHNOLOGY
              AUTO
              BREWING & DISTILLING
              BUILDING MATERIALS & COMPONENTS
              CHEMICALS
              COMPUTERS, ELECTRONICS & OFFICE PRODUCTS
              CONTAINERS & PACKAGING
              DRUGS AND COSMETICS
              FOOD & FOOD PROCESSING
              HOUSEHOLD PRODUCTS
              LUMBER & WOOD PRODUCTS
              MACHINERY & EQUIPMENT
              MISCELLANEOUS MANUFACTURING
              NEWSPAPERS & MAGAZINES
              PAPER
              PRINTING
              PUBLISHING

              STEEL AND IRON
              TEXTILES & APPAREL
              TRANSPORTATION EQUIPMENT
MINING
              METALS - NONFERROUS
MISCELLANEOUS
              CANDIAN GOVERNMENT AGENCY ISSUED/GUAR
              CANADIAN GOVERNMENT PROVINCIAL
              FOREIGN GOVERNMENT STATES/TERR/POSSESS
              HOUSING
              INTERNATIONAL BANK FOR RECONST & DEVELOP
              OTHER
MORTGAGE-BACKED SECURITIES
              MBS- FED HOME LN MTG CORP CMO
              MBS- FED NATL MTG ASSOC CMO
              MBS- GOVT NATL MTG ASSOC CMO
              MBS CMO NON AGENCY
              MBS- FED HOME LN MTG CORP PASS THRU
              MBS- FED NATL MTG ASSOC PASS THRU
              MBS- GOVT NATL MTG ASSOC PASS THRU
OIL & GAS
              CONTRACT DRILLING
              COAL
              INTEGRATED PETROLEUM
              OIL & GAS PRODUCTION
              OTHER ENERGY
              PIPELINES (NON-GAS)
              REFINING & MARKETING
RETAIL & WHOLESALE TRADE
              DISTRIBUTION
              LPG DISTRIBUTION
              RETAIL TRADE
              RESTAURANTS
SERVICES
              HEALTH SERVICES
              LEISURE TIME
              LODGING
              SERVICE COMPANIES
TRANSPORTATION
              AIR TRANSPORTATION
              RAILROADS
              SHIPPING
              TRUCKING
UTILITIES
              ELECTRIC LIGHT & POWER HOLDING CO
              ELECTIC LIGHT & POWER
              GAS TRANSMISSION AND DISTRIBUTION
              INDEPENDENT POWER

If any additional assets are purchased in accordance with the Investment Policy for the Surplus and Related Assets Portfolio, then such asset will be classified in one of the categories listed above. If such security can not be classified by any of the categories above, then the security will be classified in the Miscellaneous category as Other. To the extent that the Miscellaneous category reaches its limit of 15% then at that time a new category shall be defined, with the consent of Ambac.

                                                                       Exhibit E

        Investment Policy Statement for the Debt Service Coverage Account

Investment Policy for the Debt Service Coverage Account of MONY Holdings

         Investments of the assets in the Debt Service Coverage Account will be undertaken pursuant to the following policy provisions. The goal of these policy provisions is to obtain reasonable income while providing liquidity and a high level of safety of capital. To accomplish these objectives the policy provisions provide for investing in investment grade, fixed income securities. Investment restrictions will apply at the time of purchase of assets and will be calculated on a GAAP book value basis. The determination of the GAAP book value basis will be based on the immediately preceding month-end portfolio balance. The investment policy statement for the assets in the Debt Service Coverage Account may be amended from time to time with the consent of Ambac, but without the consent of the noteholders.

Permissible Investments

         Permissible investments include the asset types listed below.

Investment Grade Securities

         The Debt Service Coverage Account may purchase public fixed income securities with a rating at the time of purchase of at least A2 by Moody's and A by Standard and Poor's (hereinafter called the Minimum Credit Quality Limit) or, if a rating is unavailable from one of these agencies, an equivalent rating from an NRSRO. In addition, the account may purchase:

                  (i) fixed income securities with a maturity of one year or less if they have a rating of at least A-1 or P-1; and

                  (ii)      shares of open-end funds that:

                              .     invest primarily in short-term debt
                                    instruments,

                              .     meet the conditions of paragraphs (c)(2),
                                    (c)(3) and (c)(4) of Rule 2a-7 under the Investment Company Act, and

                              .     are issued by an investment company
                                    registered under the Investment Company Act or by an exempt issuer.

Securities Rated Below the Minimum Credit Quality Limit

         Securities that do not satisfy the Minimum Credit Quality Limit at the time of purchase may not be purchased by the Debt Service Coverage Account. However, the Debt Service Coverage Account may hold securities below the Minimum Credit Quality Limit as a result of downgrades that may occur from time to time. If those securities are downgraded below A3 by Moody's or A- by Standard & Poor's, then we must divest the downgraded securities within six months from the initial date of downgrade. We may hold such downgraded securities for longer than six months with the consent of Ambac.

Maximum Maturity

         The Debt Service Coverage Account may not purchase securities with a remaining maturity in excess of five years from the date of purchase. The maturity profile of invested assets will take into account anticipated withdrawals from the Debt Service Coverage Account.

Single Issuer Limits

         The Debt Service Coverage Account may invest without limitation in debt obligations issued or guaranteed by the U.S. Government and U.S.
Government-related entities. Maximum permitted debt exposure to any other single issuer may not exceed 3% of the amount of the Debt Service Coverage Account.

Separate Accounts

         No transactions may be effected with separate accounts sponsored by MONY Life or MONY Group or any of its affiliates.

Transactions With Affiliates

         All transactions related to investment management or asset sales and purchases between MONY Life, MONY Holdings or MONY Group and their affiliates, for the purposes of this document, shall be on an arms-length basis.

Asset Manager Selection

         Assets will be managed by one or more affiliates of MONY Group or third party investment managers for a negotiated, market-based fee at the discretion of the Company.

                                                                       Exhibit F

                  Closed Block Business Administrative Payments

To be paid annually from the Closed Block Business (but not the Closed Block) within MONY Life to the Ongoing Businesses within MONY Life:

$60 Per Policy (which for these purposes as a separate Policy includes, but is not limited to, each traditional participating individual life insurance policy, joint and last survivor whole life policy, term life insurance policy, retirement annuity contract, policy or contract in ETI or RPU status, paid-up policy, rider or contract, and supplementary benefit, rider or contract) plus 12% of annual Policy Premium

Per Policy (which for these purposes as a separate Policy includes, but is not limited to, each traditional participating individual life insurance policy, joint and last survivor whole life policy, term life insurance policy, retirement annuity contract, policy or contract in ETI or RPU status, paid-up policy, rider or contract, and supplementary benefit, rider or contract) expense factor to increase by 3% on an annual basis.

                                                                       Exhibit G

  Expenses of the Company Attributable to the Closed Block Business to be Paid
                     from the Debt Service Coverage Account
                                [in $ per annum]

Bank fees

Trustee/Issuing and Paying Agent

Accounting Services chargeback

Rating Agency Fee expenses

Administrative services expenses

Audit Fees

Legal fees and chargebacks                      Estimated Total:      $____


Such expenses will not exceed $250,000 in 2002, such limit to be increased by 5% per annum. This limit is not applicable to investment management-related or Swap-related expenses associated with the DSCA-Subaccount CBB or to Administrative Payments incurred as set forth in Exhibit F.

                                                                       Exhibit H

           Schedule of Projected Closed Block Asset/Liabilities Ratios
                      for the Closed Block Within MONY Life

             At December 31,                       Asset/Liabilities Ratio
          ---------------------                 -----------------------------

                  2002                                      0.8041
                  2003                                      0.8124
                  2004                                      0.8201
                  2005                                      0.8272
                  2006                                      0.8337
                  2007                                      0.8396
                  2008                                      0.8451
                  2009                                      0.8500
                  2010                                      0.8545
                  2011                                      0.8587
                  2012                                      0.8625
                  2013                                      0.8661
                  2014                                      0.8695
                  2015                                      0.8727
                  2016                                      0.8756
                  2017                                      0.8783

                                                                       Exhibit I

                         [Form of Statement of Account]

                            [Letterhead of U.S. Bank]

MONY Holdings, LLC
1740 Broadway
New York, New York 10019
Attn:  Kenneth Levine

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attn: Managing Director, Structured Finance and Credit Derivatives

                                     [DATE]

                  Pursuant to Section 4.06(1) of the Indenture among MONY Holdings, LLC ("MONY Holdings"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee, dated as of April 30, 2002 (the "Indenture"), we hereby inform you of the balance of the Debt Service Coverage Account as of __________________, 20___, and of the withdrawals and payments made for the period between __________________, 20___, and _____________________, 20___.

                  Capitalized terms used herein and not otherwise defined shall have the meaning specified in the Indenture.

I.       Balance

                  (1) Balance of Debt Service Coverage Account.

---------------------------------------------------------------------------------------------------
                      DSCA - Subaccount  DSCA - Subaccount        DSCA -           Debt Service
                             CBB                 OB            Subaccount OB     Coverage Account
                                                                 (Deposit)            Total
---------------------------------------------------------------------------------------------------
Cash
---------------------------------------------------------------------------------------------------
Non-Cash/1/
---------------------------------------------------------------------------------------------------



II.      Non-Cash Assets Liquidated Pursuant to Section 4.05(3) of the Indenture

          -------------------------------------------------------------
                Date          Description/2/             Proceeds
          -------------------------------------------------------------

          -------------------------------------------------------------

          -------------------------------------------------------------


_______________________________
         /1/ The title and principal amount of each non-Cash asset to be listed. /2/ As provided by Company to Trustee pursuant to Section 4.04(2).

III.    Withdrawals and Payments

                                                                                Amount withdrawn from
----------------------------------------------------------------------------------------------------------------------
                 Category            Section in        Date        DSCA -         DSCA         DSCA
                                      Indenture                  Subaccount    Subaccount   Subaccount
                                                                    CBB            OB      OB (Deposit)
1.      Tax Payments             4.05(1) (a)
2.      Third-Party Costs        4.05(1) (b)
3.      Ongoing Expenses CBB     4.05(1) (c), (j)
4.      Amounts due under Swap   4.05(1) (d)
5.      Premium                  4.05(1) (e)
6.      Reimbursement Amounts    4.05(1) (f)
7.      Interest                 4.05(1) (g)
8.      Liquidated Damages       4.05(1) (h)
9.      Principal                4.05(1) (i)
10.     Termination of Swaps     4.05(1) (k)
11.     Inter-Business Loans     4.05(1) (l)
12.     Excess Funds             4.05(1) (m)

----------------------------------------------------------------------------------------------------------------------


IV.     Deposit and Use of Funds in the Escrow Account

(1)     Funds deposited in accordance with Section 4.10(1) in the Escrow Account

        --------------------------------------------------------------
           Date of Deposit           Amount           Deposited By
        --------------------------------------------------------------

        --------------------------------------------------------------

        --------------------------------------------------------------

        --------------------------------------------------------------


(2)     Use of funds in the Escrow Account

        --------------------------------------------------------------
           Date of Deposit           Amount             Recipient
        --------------------------------------------------------------

        --------------------------------------------------------------

        --------------------------------------------------------------

        --------------------------------------------------------------

V.      Specification of Payments Made

(1)     Tax Payments made in accordance with Section 4.05(1)(a) of the Indenture

     ------------------------------------------------------------------------------------------------------
        Date                 Amount          Description of        Recipient            Account
                                               Payment/3/
     ------------------------------------------------------------------------------------------------------
     ------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------

_________________________________
        /3/ As proveded by Company to Trustee in Notice of Due Tax Payment.

(2) Third-party out-of-pocket costs paid in accordance with Section 4.05(1)(b) of the Indenture

     ------------------------------------------------------------------------------------------------------
             Date                 Amount        Description/4/          Recipient            Account
     ------------------------------------------------------------------------------------------------------
     ------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------

(3) Ongoing Expenses of MONY Holdings attributable to the Closed Block Business paid in accordance with Section 4.05(1)(c) and (j) of the Indenture

          ----------------------------------------------------------------------------------
                 Date                 Amount         Description/4/          Account
          ----------------------------------------------------------------------------------
          ----------------------------------------------------------------------------------

          ----------------------------------------------------------------------------------

          ----------------------------------------------------------------------------------



(4) Amounts paid under the Swaps in accordance with Section 4.05(1)(d) of the Indenture

       --------------------------------------------------------------
             Date                 Amount             Account
       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

(5) Premium paid to Insurer pursuant to the Insurance and Indemnity Agreement in accordance with Section 4.05(1)(e) of the Indenture

       --------------------------------------------------------------
             Date                 Amount             Account
       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

(6) Amounts paid by the Company pay, reimburse, indemnify or repay the Insurer pursuant to the Insurance and Indemnity Agreement in accordance with
      Section 4.05(1)(f) of the Indenture

       --------------------------------------------------------------
             Date                 Amount             Account
       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

(7) Interest payments on the Notes in accordance with Section 4.05(1)(g) of the Indenture

       --------------------------------------------------------------
             Date                 Amount             Account
       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

__________________________________
      /4/ As provided by Company to Trustee in Notice of Due Payments.

(8) Payments of liquidated damages to Holders (including interest if provided) in accordance with Section 4.05(1)(h) of the Indenture

       --------------------------------------------------------------
             Date                 Amount             Account
       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

(9) Payments of principal of the Notes in accordance with Section 4.05(1)(i) of the Indenture

       --------------------------------------------------------------
             Date                 Amount            Recipient
       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

(10)  Termination payments associated with the Swaps paid in accordance with
      Section 4.05(1)(k) of the Indenture

       --------------------------------------------------------------
             Date                 Amount            Recipient
       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

(11) Repayment of any Inter-Business Loan in accordance with Section 4.05(1)(l) of the Indenture

       --------------------------------------------------------------
             Date                 Amount            Recipient
       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

(12)  Release of any excess funds to the Ongoing Business in accordance with
      Section 4.05(1)(m) of the Indenture

       --------------------------------------------------------------
             Date                 Amount            Recipient
       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

       --------------------------------------------------------------

VI.   Inter-Business Loans pursuant to Section 4.07 of the Indenture

(1)   Loans from DSCA-Subaccount OB to DSCA-Subaccount CBB

       ===========================================================================================
          Date of Loan            Amount Outstanding          Interest            Total Due
       -------------------------------------------------------------------------------------------


       ===========================================================================================

(2)   Loans from DSCA-Subaccount OB (Deposit) to DSCA-Subaccount CBB

          =============================================================================================
               Date of Loan            Amount Outstanding          Interest            Total Due
          ---------------------------------------------------------------------------------------------


          =============================================================================================

(3)    Inter-Business Loans Outstanding

          =============================================================================================
                   Date                       DSCA -                 DSCA                Total
                                        Subaccount OB            Subaccount OB
                                                                   (Deposit)
          ---------------------------------------------------------------------------------------------


          =============================================================================================

(4)    Repaid Inter-Business Loans

                    ============================================
                        Date of Repayment          Interest
                    --------------------------------------------



                    ============================================


VII.   Subaccount OB Deposits Pursuant to Section 4.08 of the Indenture

                    =============================================
                             Date                   Amount

                    ---------------------------------------------



                    =============================================


                                            BANK ONE TRUST COMPANY, N.A.


                                            By:_____________________________
                                            Name:
                                            Title:

                                                                       Exhibit J

                        [Form of Notice of Due Payments]

                       [Letterhead of MONY Holdings, LLC]

Bank One Trust Company, N.A.,
         as Trustee,
         153 West 51/st/ Street
         New York, NY 10019
Attention: Corporate Trust Administration

                                     [DATE]

                Pursuant to Section 4.04(1) of the Indenture among MONY Holdings, LLC ("MONY Holdings"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and you, as Trustee, dated as of April 30, 2002 (the "Indenture"), we hereby advise you that the following withdrawals and payments in the amounts specified below shall be made from the Debt Service Coverage Account in accordance with Section 4.05 of the Indenture, on ______________________, 20___:

                (1) Third-party out-of-pocket costs incurred by MONY Holdings in accordance with Section 4.04(1)(a)(i) of the Indenture:

     =====================================================================
          Specification               Amount                Payable To
     ---------------------------------------------------------------------



     =====================================================================

                (2) Fees and expenses of the Trustee with respect to the Notes and the trust in accordance with Section 4.04(1)(a)(ii) of the Indenture:

               =================================================
                      Specification               Amount
               -------------------------------------------------



               =================================================


                (3) Ongoing expenses of MONY Holdings attributable to the Closed Block Business in accordance with Section 4.04(1)(b) of the Indenture:

     =====================================================================
          Specification               Amount                Payable To
     ---------------------------------------------------------------------



     =====================================================================

                (4) Net amounts due under the Swaps by the Company in accordance with Section 4.04(1)(c) of the Indenture:

    =======================================================================
        Specification               Amount                  Payable To
    -----------------------------------------------------------------------



    =======================================================================

                (5) Amounts due and payable to the Insurer in accordance with
Section 4.04(1)(d) of the Indenture:

               =================================================
                     Specification               Amount
               -------------------------------------------------



               =================================================

                (6) Dividends paid by MONY Life to MONY Holdings attributable to the Closed Block Business and the amount of any distributions to be made to The MONY Group Inc. from such funds in accordance with Section 4.04(1)(e):

   ========================================================================
        Specification               Amount                  Distribution
   ------------------------------------------------------------------------



   ========================================================================


                (7) List of assets to be liquidated in accordance with Section 4.04(1)(f) of the Indenture, in order of priority in which they are to be so liquidated:

               ===========================================
                               Specification
               -------------------------------------------



               ===========================================

                (8) Termination payments associated with the Swaps in accordance with Section 4.04(1)(g) of the Indenture:

    =======================================================================
        Specification               Amount                  Payable To
    -----------------------------------------------------------------------



    =======================================================================

                (9) Any and all Liquidated Damages paid in accordance with
Section 4.04(1)(h) of the Indenture:

     ======================================================================
          Specification           Amount                    Payable To
     ----------------------------------------------------------------------



     ======================================================================


                All capitalized terms used herein and not otherwise defined shall have the meanings specified in the Indenture.

                                                 MONY HOLDINGS, LLC


                                                 By:___________________________
                                                 Name:
                                                 Title:

                                                                       Exhibit K

                      [Form of Notice of Due Tax Payments]

                       [Letterhead of MONY Holdings, LLC]

Bank One Trust Company, N.A.,
       as Trustee,
       153 West 51/st/ Street
       New York, NY 10019
Attention: Corporate Trust Administration

                                     [DATE]

          Pursuant to Section 4.04(2) of the Indenture among MONY Holdings, LLC ("MONY Holdings"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein and you, as Trustee, dated as of April 30, 2002 (the "Indenture"), we hereby advise you that [strike out as appropriate] [no tax payments are] [the following net Tax Payments are] due and payable by MONY Holdings to The MONY Group Inc. on __________________________, 20___ in accordance with Section 4.05(1)(a) of the Indenture.

          ===========================================================
               Specification                             Amount
          -----------------------------------------------------------














          -----------------------------------------------------------


          All capitalized terms used herein and not otherwise defined shall have the meanings specified in the Indenture.

                                          MONY HOLDINGS, LLC


                                          By:_____________________________
                                          Name:
                                          Title:

                                                                       Exhibit L

                  [Form of Notice of Required Account Deposit]

                            [Letterhead of U.S. Bank]

MONY Holdings, LLC,
1740 Broadway
New York, New York 10019
Attn: Kenneth Levine

Ambac Assurance Corporation,
One State Street Plaza
New York, New York 10019
Attn: Managing Director, Structured Finance and Credit Derivatives

                                     [DATE]

          Pursuant to the Indenture among MONY Holdings, LLC ("MONY Holdings"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee, dated as of April 30, 2002 (the "Indenture"), we hereby advise you that [check as applicable]:

     [_] following payments effected from the Debt Service Coverage Account on _________________________, 20___, the funds therein have fallen below a level specified in Section 4.08 of the Indenture and a deposit is required to be made [check as applicable]

     [_] by MONY Holdings pursuant to Section 4.08 of the Indenture into the DSCA-Subaccount OB (Deposit) in the minimum amount of $_______.

     [_] by MONY Life pursuant to Section 4.11 of the Indenture into the Additional Reserve Account within MONY Life in the minimum amount of $__________.

          The amount(s) to be deposited was/were determined as follows:

          All terms used herein shall have the meanings specified in the Indenture.

                                        BANK ONE TRUST COMPANY, N.A.


                                        By:_____________________________
                                        Name:
                                        Title:

                                                                       Exhibit M

                       [Form of Notice of Account Deposit]

                            [Letterhead of U.S. Bank]


MONY Holdings, LLC
1740 Broadway
New York, New York 10019
Attn: Kenneth Levine

Ambac Assurance Corporation,
One State Street Plaza
New York, New York 10004
Attn: Managing Director, Structured Finance and Credit Derivatives

                                     [DATE]

          Pursuant to the Indenture among MONY Holdings, LLC ("MONY Holdings"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee, dated as of April 30, 2002 (the "Indenture"), we hereby advise you that a deposit has been made into [check as applicable]:

     [_]       the DSCA-Subaccount CBB on _________________________, 20___, and
               credited to such account in the amount of $____________.

     [_]       the DSCA-Subaccount OB on _________________________, 20___, and
               credited to such account in the amount of $_________.

     [_]       the DSCA-Subaccount OB (Deposit) on ___________________, 20___,
               and credited to such account in the amount of $_________.

     [_]       the Additional Reserve Account within MONY Life on
               ________________________, 20___, and credited to such account in the amount of $__________.

          All capitalized terms used herein shall have the meanings specified in the Indenture.

                              BANK ONE TRUST COMPANY, N.A.


                              By:_____________________________
                              Name:
                              Title:

                                                                       Exhibit N

                       [Form of Notice of Current Ratings]

                       [Letterhead of MONY Holdings, LLC]

Bank One Trust Company, N.A.,
      153 West 51/st/ Street
      New York, NY 10019
Attention: Corporate Trust Administration

Ambac Assurance Corporation,
One State Street Plaza
New York, New York 10004
Attn: Managing Director, Structured Finance and Credit Derivatives

                                     [DATE]

               Pursuant to Section 4.04(3) of the Indenture among MONY Holdings, LLC ("MONY Holdings"), Ambac Assurance Corporation, The MONY Group Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee, dated as of April 30, 2002 (the "Indenture"), we hereby advise you of the following ratings:

1.      MONY Life

================================================================================
                               Moody's       S&P       Fitch        A.M. Best
--------------------------------------------------------------------------------
Financial Strength Rating

================================================================================


2.      The MONY Group Inc.

          ===========================================================
                                          Moody's        S&P

          -----------------------------------------------------------
          Long-term, Senior
          Unsecured Debt

          ===========================================================


               All capitalized terms used herein and not otherwise defined shall have the meanings specified in the Indenture.

                                     MONY HOLDINGS, LLC


                                     By:_____________________________
                                     Name:
                                     Title:

                                                                       Exhibit O

                        FORM OF SUBORDINATION PROVISIONS

               MONY Holdings, LLC and the obligee agree that the indebtedness created by this agreement is subordinated in right of payment, to the extent and in the manner herein provided, to the prior payment of principal and interest in full of the Series A Floating Rate Insured Notes due 2017 and additional series of floating rate and fixed rate insured notes as may be issued from time to time as provided herein (collectively, the "CB Debt"), as described in the Indenture dated April 30, 2002 among MONY Holdings, LLC, Ambac Assurance Corporation, The MONY Group Inc. (solely for limited purposes), and Bank One Trust Company, N.A., as trustee, but only in respect of the collateral provided for under the CB Debt.

               Upon any distribution to creditors in any rehabilitation, liquidation, conservation, or dissolution proceeding relating to MONY Holdings, LLC or its property, the holders of the CB Debt will first be entitled to receive payment in full of all amounts due or to become due with respect to the CB Debt before the obligee will be entitled to receive any payment in respect of the principal of or interest on the debt created by this agreement, but only in respect of the collateral provided for under the CB Debt.

               If a distribution is made to the obligee that, because of this provision, should not have been made, the obligee shall hold it in trust for the holders of the CB Debt, and shall forthwith deliver the same to the Trustee for application to the payment of principal, interest and other amounts owing on the CB Debt.

                                                                       Exhibit P

                   [Form of Notice of Glide Path Actual Ratio]

                            [Letterhead of U.S. Bank]


MONY Holdings, LLC,
1740 Broadway
New York, New York 10019
Attn: Kenneth Levine

Ambac Assurance Corporation,
One State Street Plaza
New York, New York 10019
Attn: Managing Director, Structured Finance and Credit Derivatives

                                     [DATE]

               Pursuant to Section 4.11(2) of the Indenture among MONY Holdings, LLC, Ambac Assurance Corporation, The MONY Group, Inc., solely for the limited purposes set forth therein, and Bank One Trust Company, N.A., as Trustee, dated as of April 30, 2002 (the "Indenture") we hereby confirm to you that:

               1.       The Glide Path Actual Ratio is ______________.

               2.       The Ratio Excess is ______________.

               3.       The DSCA Shortfall is ____________.

               All capitalized terms used herein and not otherwise defined shall have the meanings specified in the Indenture.

                                               BANK ONE TRUST COMPANY, N.A.



                                               By:_____________________________
                                               Name:
                                               Title:

                                                                       Exhibit Q



================================================================================


                               MONY Holdings, LLC,
                                   as Issuer,

                                       AND

                          Ambac Assurance Corporation,

                                       AND

                              The MONY Group Inc.,
 solely for the limited purposes set forth herein and in the Original Indenture,

                                       TO

                          Bank One Trust Company, N.A.,
                                   as Trustee



                         [First] Supplemental Indenture




                          Dated as of [ ________, ____]


                                 $[__________ ]
         "Series [_] [Floating Rate Insured] [Fixed Rate Insured] Notes"

                  [FIRST] SUPPLEMENTAL INDENTURE, dated as of [___________ __, ____], between MONY Holdings, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal executive office at 1740 Broadway, New York, New York 10019, and Ambac Assurance Corporation, an insurance company incorporated under the laws of the State of Wisconsin (herein called the "Insurer"), The MONY Group Inc., a company duly incorporated under the laws of the State of Delaware (herein called "MONY Group"), solely for the limited purposes set forth herein and in the Indenture (as defined below), and Bank One Trust Company, N.A., a national banking association, as Trustee (herein called "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

                                   WITNESSETH:

                  WHEREAS, the Company has heretofore entered into an Indenture, dated as of April 30, 2002 (the "Original Indenture"), with MONY Group (solely for limited purposes), the Insurer and the Trustee;

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the "Indenture";

                  WHEREAS, under the Original Indenture, additional series of floating rate insured notes and fixed rate insured notes may at any time be established by the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee, with (so long as no Insurer Default has occurred and is continuing) the consent of the Insurer;

                  WHEREAS, the Company proposes to create under the Indenture an additional series of [floating rate insured] [fixed rate insured] notes;

                  WHEREAS, additional floating rate and fixed rate insured notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                  WHEREAS, all things necessary to make the Series [_____] [Floating Rate Insured] [Fixed Rate Insured] Notes (as defined below), when executed by the Company and authenticated and delivered under this Supplemental Indenture and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                  NOW, THEREFORE, for and in consideration of the premises and the purchase of the Series [_____] [Floating Rate Insured] [Fixed Rate Insured] Notes by their Holders, it is mutually agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   Article I

                  Series [_____] [Floating Rate Insured] [Fixed Rate Insured] Notes

                  Section 1.01. Establishment. There is hereby established an additional series of [floating rate insured] [fixed rate insured] notes to be issued under the Indenture, to be designated as the Company's Series [_____] [Floating Rate Insured] [Fixed Rate Insured] Notes due [ _______] (the "Series [_____] [Floating Rate Insured] [Fixed Rate Insured] Notes").

                  The aggregate Initial Principal Amount of Series [_____] [Floating Rate Insured] [Fixed Rate Insured] Notes that may be authenticated and delivered under this Supplemental Indenture is limited to $[___________], except for Series [_____] [Floating Rate Insured] [Fixed Rate Insured] Notes authenticated and delivered upon registration of transfer of, or in exchange for (including through an Exchange Offer), or in lieu of, other Series [_____] [Floating Rate Insured] [Fixed Rate Insured] Notes pursuant to Section 3.04, 3.06, 3.08, 10.06 or 12.09 of the Original Indenture.

                  [The Series [____] [Floating Rate Insured] [Fixed Rate Insured] Notes shall be issued in the form of one Global Security in substantially the form set out in Exhibit A hereto.] [The Series [____] Floating Rate Insured Notes shall be issued in the form of one Global Security in substantially the form set out in Exhibit A to the Original Indenture.] The Depositary with respect to the Series [____] [Floating Rate Insured] [Fixed Rate Insured] Notes shall be The Depository Trust Company.

                  The form of the Trustee's Certificate of Authentication for the Series [____] [Floating Rate Insured] [Fixed Rate Insured] Notes shall be in substantially the form set forth in Exhibit B hereto.

                  Each Series [____] [Floating Rate Insured] [Fixed Rate Insured] Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

                  Section 1.02. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

                  "Stated Maturity" means [_______________].

                  [insert other applicable definitions]

                  Section 1.03. Payment of Principal and Interest. The principal of the Series [____] [Floating Rate Insured] [Fixed Rate Insured] Notes shall be due at Stated Maturity. The unpaid principal amount of the Series [____] [Floating Rate Insured] [Fixed Rate Insured] Notes shall bear interest [insert applicable interest provisions].

                                   Article II

                            Miscellaneous Provisions

                  Section 2.01. Recitals by Company. The recitals contained in this Supplemental Indenture and in the Series [____] [Floating Rate Insured] [Fixed Rate Insured] Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Series [____] [Floating Rate Insured] [Fixed Rate Insured] Notes or the proceeds thereof.

                  Section 2.02. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  Section 2.03. Executed in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                            MONY HOLDINGS, LLC


                                            By:_________________________________
                                               Name:
                                               Title:


                                            AMBAC ASSURANCE CORPORATION


                                            By:_________________________________
                                               Name:
                                               Title:


                                            THE MONY GROUP INC.,
                                            Solely for the limited purposes set
                                            forth herein and in Sections 6.06,
                                            11.05, 11.10(1) and 11.13(22) of the
                                            Original Indenture


                                            By:_________________________________
                                               Name:
                                               Title:


                                            BANK ONE TRUST COMPANY, N.A.


                                            By:_________________________________
                                               Name:
                                               Title:

                                    EXHIBIT A

                     FORM OF [____]% FIXED RATE INSURED NOTE

                               MONY HOLDINGS, LLC
                        [____]% FIXED RATE INSURED NOTES

                             $----------------------

NO._____

          MONY Holdings, LLC, a limited liability company duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [_________________], or registered assigns, the principal sum of [_______________] Dollars (or such lesser remaining principal amount as is reflected in the books and records of the Trustee under the Indenture referred to below), at the times and in the amounts pursuant to the amortization schedule set forth on the reverse hereof, and to pay interest thereon from [______________ ], at a rate of [_____________], until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Scheduled Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the [_______________] (whether or not a Business Day), as the case may be, next preceding such Scheduled Payment Date. The Scheduled Payment Dates shall be [____________], commencing [___________ ___, _____].

          If this Note is issued in the form of a Global Note, all payments of the principal of, redemption price, if any, interest on and other amounts under this Note shall be made in immediately available funds to the Depositary. If this Note is issued as a Restricted Certificated Note, all payments of the principal of, redemption price, if any, interest on and other amounts under this Note will be made at the Corporate Trust Office of the Trustee in The City of New York, New York, maintained for such purpose, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Notes Register.

          The "Stated Maturity" of this Note will be [____________]. Installments of principal of this Note will be due and payable, in accordance with the Indenture referred to on the reverse hereof, in the manner described on the reverse hereof.

          This Note is one of a duly authorized issue of additional notes of the Company, issued and to be issued under an Indenture, dated as of April 30, 2002, as supplemented by the

[First] Supplemental Indenture dated as of [__________ __, _____] (herein, as supplemented or amended from time to time, called the "Indenture", which term shall have the meaning assigned to it in such instrument), among the Company, the Insurer (as defined below), The MONY Group Inc., solely for limited purposes as set forth therein, and Bank One Trust Company, N.A. (herein called the "Trustee" which term includes any successor trustee under the Indenture) designated as its [____]% Fixed Rate Insured Notes due [___________ __, _____] (herein called the "[____]% Fixed Rate Insured Notes"), limited in aggregate Initial Principal Amount to $[______________]. On April 30, 2002, the Company issued under the Indenture its Series A Floating Rate Notes due 2017 (the "Series A Notes") and the Company has also authorized the issuance from time to time under the Indenture of additional series of floating rate and fixed rate insured notes as provided in the Indenture (collectively, the "Additional Notes" and together with the [____]% Fixed Rate Insured Notes and the Series A Notes, the "Notes").

          Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Insurer, the Trustee and the Holders of the Notes of each series. This Note is subject to the provisions of the Indenture.

          This Note is secured pursuant to the Indenture by the Collateral (as defined in the Indenture) consisting of certain property and rights equally and ratably pledged as security for the Notes of each series, as provided in the Indenture.

          Scheduled payments of principal and interest on the Notes, but not Special Interest (as defined on the reverse hereof), are guaranteed by Ambac Assurance Corporation (the "Insurer") under the Insurance Policy, dated as of April 30, 2002, issued for the benefit of the Trustee on behalf of the Holders of the Notes (the "Insurance Policy").

          So long as (1) no Insurer Default (as defined in the Indenture) has occurred and is continuing, the Insurer shall be entitled to exercise all rights and remedies with respect to the Notes under the Indenture, including the right to vote on all matters presented to the Holders, the exercise of remedies and the waiver of breaches and defaults, except for the rights of each of the Holders of the Notes to approve any changes in the material terms of the Notes as specified in the Indenture and (2) an Insurer Default occurs and is continuing, all rights and remedies available to a specific series of Notes shall be exercised directly by the Holders of such series of Notes, and all rights and remedies available to Holders as a group under the Indenture shall be exercised by the Holders, voting as a group.

          Under the terms of the Insurance Policy, the Insurer is not obligated to pay any payments with respect to any Note after the Company has made a deposit to effect a defeasance of such Note pursuant to the Indenture. Each Holder by acceptance of this Note covenants and agrees to release the Insurer, subject to certain limited bankruptcy related exceptions as set forth in the Insurance Policy, of all of its obligations pursuant to the Insurance Policy upon the occurrence of such a deposit.

          Each Holder by acceptance of this Note covenants and agrees that recourse with respect to the obligations of the Company on the Notes, the Indenture, the Insurance Agreement or the Registration Rights Agreement or any other agreement, instrument, certificate or other document delivered in connection therewith shall be limited first, to the Collateral, and, upon foreclosure on all the Collateral, liquidation of all the Collateral and application of the moneys so collected pursuant to the Indenture, second, to the Company as senior, unsecured indebtedness to the extent of the Fair Market Value of the Closed Block Business (as defined in the Indenture) as of the date of the commencement of foreclosure on the Collateral.

          Each Holder by acceptance of this Note covenants and agrees that no recourse may be taken with respect to the Notes, the Indenture, the Insurance Policy, the Insurance Agreement or the Registration Rights Agreement or any other agreement, instrument, certificate or other document delivered in connection therewith, against (i) any member of the Company, any Affiliate, Subsidiary or controlling person thereof, or (ii) any stockholder, partner, member, officer or director of any of such parties in their individual capacities, any holder of a beneficial interest in any of such parties or any successor or assignee thereof in their individual capacities or against any beneficial or equity owner of a trust, including MONY Group or MONY Life (the parties referred to in clauses (i) and (ii) of this paragraph are referred to collectively as the "Exculpated Parties"). Except as provided above, no suit, claim or proceeding will be brought against the Exculpated Parties or any of them for any obligation relating to the Notes, the Indenture, the Insurance Agreement or the Registration Rights Agreement or any agreement, instrument, certificate or other document delivered in connection therewith.

          Each Holder by acceptance of this Note covenants and agrees, to the fullest extent permitted by law, that it will not at any time prior to foreclosure on all of the Collateral, liquidation of all of the Collateral and application of the moneys so collected pursuant to the Indenture, institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency, rehabilitation, conservation or liquidation proceedings, or any other proceedings under any United States federal or state, or any other bankruptcy, insolvency or similar law in connection with any obligations relating to the Indenture, the Notes, the Insurance Agreement or any agreement relating hereto or thereto.

          The Company shall treat this Note as debt of MONY Group for United States federal, state and local tax purposes, and each Holder, by acceptance of this Note, acknowledges and agrees to such treatment, and covenants to take no action inconsistent with such treatment unless otherwise notified by the Company.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms used and not otherwise defined herein are defined in the Indenture.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                      MONY Holdings, LLC

                                      By _____________________________

          This is one of the Notes of the series designated therein referred to in the within mentioned Indenture.

                                      BANK ONE TRUST COMPANY, N.A., as Trustee



                                      BY ______________________________
                                                     Authorized Officer

                                Reverse of Note.

          The interest on this Note shall be payable at a fixed rate of [___]% [insert applicable definitions and interest provisions]

          The Company shall repay the principal amount of the [____]% Fixed Rate Insured Notes in [annual] installments, commencing on [_______________ __, ______] and continuing until the Stated Maturity. The aggregate amount of principal of the [____]% Fixed Rate Insured Notes to be repaid in each [year] shall be as follows (in millions of dollars):

          [Year]      Principal Amount         [Year]       Principal Amount
   ----------------- ------------------  ----------------- ------------------










          Each [annual] scheduled repayment of principal will be made on [____________] of the relevant [year], together with the payment of interest due on that date, to the person whose name this Note is registered on the Regular Record Date before the payment date. The final [annual] scheduled repayment of interest will be made only against surrender of the Note to the Trustee.

          The Notes may be redeemed at the election of the Company, in whole or in part on any Scheduled Payment Date, at the Regular Redemption Price (as defined below), payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date. The Regular Redemption Price for the [____]% Fixed Rate Insured Notes, payable in cash, and expressed as a percentage of the outstanding principal amount of each Note to be redeemed, shall equal [_______]% of the outstanding principal amount of such
Note if redeemed on or before [____________ __, ______]. Thereafter, the Regular Redemption Price shall decline ratably on a straightline basis to [_____]% by [_____________ __, ____] of the outstanding principal amount of each Note to be redeemed and shall remain constant thereafter.

          Notwithstanding the foregoing paragraph, upon the occurrence of a Regulatory Redemption Event (as defined below), the Notes may be redeemed at the election of the Company, as a whole or in part, on any Scheduled Payment Date, at the Regulatory Redemption Event Redemption Price (as defined below), payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date. The Regulatory Redemption Event Redemption Price for the [____]% Fixed Rate Insured Notes, payable in cash, and expressed as a percentage of the outstanding principal amount of each Note to be redeemed, shall equal 100% of the outstanding principal amount of such Note.

          In each case, payment shall be made together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date, but interest installments and Liquidated Damages (if any) for a Scheduled Payment Date prior to such Redemption Date will be payable to the Holders of such [____]% Fixed Rate Insured Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

          If there occurs (i) a Regulatory Redemption Event or (ii) a change in New York law or regulation (other than with respect to taxes) after the Closing Date that materially adversely affects the transferability of the Collateral, the Company shall provide notice to the Trustee and the Insurer of such event or change, not more than 15 days following the date on which the law or regulation giving rise to such event or change is enacted, issued or promulgated. A Regulatory Redemption Event occurs if there is a change in New York law or regulation (other than with respect to taxes) that changes the ability of MONY Life to declare shareholder dividends without regulatory approval in a manner that materially adversely affects CB Debt Cash Flow. So long as no Insurer Default has occurred and is continuing, the Insurer will have the right, exercisable within 60 days following receipt of notice by the Company of any such change, to require the Company to redeem all of the Notes, at the Regulatory Redemption Event Redemption Price, payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date, it being agreed that the Redemption Date shall be not later than 120 days following receipt by the Company of written notice of the Insurer's exercise of such right.

          In the event of a partial redemption, the amount to be redeemed will be allocated pro rata as determined by the then outstanding principal amount among all the Notes Outstanding at the Redemption Date. The amount to be redeemed that is allocated to the [____]% Fixed Rate Insured Notes will be further allocated pro rata as determined by the then outstanding principal amount among all of the Outstanding [____]% Fixed Rate Insured Notes.

          In the event of a Change of Control, the Insurer, so long as no Insurer Default has occurred and is continuing, will have the right, within 60 days following its receipt of notice of such Change of Control by the Company, which notice shall be given within 15 days after the later of (i) the effective date of the Change of Control or (ii) the date on which the Company has knowledge of the Change of Control, to notify the Company of its exercise of the right to require the Company to redeem all of the Notes within 60 days following receipt of such notice. The [____]% Fixed Rate Insured Notes will in this circumstance be redeemed at the Regular Redemption Price, payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date.

          Further, upon the sale of all or substantially all of the assets of the Closed Block Business, the Company will be required to redeem, no later than the effective date of the sale, all of the Notes. The [____]% Fixed Rate Insured Notes will in this circumstance be redeemed at the Regular Redemption Price, payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date.

          In the event of redemption of this [____]% Fixed Rate Insured Note in part only, a new [____]% Fixed Rate Insured Note or Notes in Initial Principal Amount equal to and in exchange for the Remaining Principal Amount of the Note not so redeemed and surrendered will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Notes are further subject to Defeasance at the election of the Company, if the Company deposits with the Trustee funds in trust specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, sufficient to pay and discharge the principal and interest on the Notes through their respective Stated Maturities and Liquidated Damages.

          In the event of the funding of a Defeasance, the Insurance Policy guaranteeing payment of scheduled principal and interest on the Notes shall terminate as to all future payments but will remain in effect for all amounts paid prior to such funding date for the applicable fraudulent transfer or voidable transfer periods following such funding date.

          The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee, with the consent of the Insurer. For certain material changes to the terms of the Notes, as specified in the Indenture, the consent of each affected Holder is required.

          The Indenture also contains provisions permitting the Holders of not less than [66?]% in outstanding principal amount of the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under the Indenture to exercise the rights of the Holders in determining whether to give any such direction).

          Any such consent or waiver shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration or transfer hereof or in exchange herefor (including through an Exchange Offer) or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, the Regular Redemption Price or the Regulatory Redemption Event Redemption Price, as the case may be, and interest on and Liquidated Damages (if any) accrued to but not including the Redemption Date in respect of this Note at the times, place and rate, and in the coin and currency, as prescribed in the Indenture; the enforcement of such obligation of the Company being subject to a limited recourse provision set forth in Section 6.06 of the Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Notes Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Initial Principal Amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in fully registered form without coupons in principal amounts only in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of any series are exchangeable for a like tenor and aggregate Remaining Principal Amount of other Notes of the same series of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Notes of the series designated therein referred to in the within mentioned Indenture.

                                      BANK ONE TRUST COMPANY, N.A., as Trustee


                                      By:
                                             -----------------------------------
                                             Authorized Officer

                                                                       Exhibit R

                              CROSS-REFERENCE TABLE

Trust Indenture Act Section               Indenture Section
------------------------------------------------------------------------------------
310  (a)(1)                                 N.A.
------------------------------------------------------------------------------------
     (a)(2)                                 N.A.
------------------------------------------------------------------------------------
     (a)(3)                                 N.A.
------------------------------------------------------------------------------------
     (a)(4)                                 N.A.
------------------------------------------------------------------------------------
     (a)(5)                                 N.A.
------------------------------------------------------------------------------------
     (b)                                    N.A.
------------------------------------------------------------------------------------
     (b)(1)                                 N.A.
------------------------------------------------------------------------------------
     (c)                                    N.A.
------------------------------------------------------------------------------------
311  (a)                                    N.A.
------------------------------------------------------------------------------------
     (b)(4)                                 Section 7.13
------------------------------------------------------------------------------------
     (b)(6)                                 Section 7.13
------------------------------------------------------------------------------------
     (c)                                    N.A.
------------------------------------------------------------------------------------
312  (a)                                    N.A.
------------------------------------------------------------------------------------
     (b)                                    Section 8.02
------------------------------------------------------------------------------------
     (c)                                    N.A.
------------------------------------------------------------------------------------
313  (a)                                    Section 8.03
------------------------------------------------------------------------------------
     (b)                                    Section 8.03
------------------------------------------------------------------------------------
     (b) (1)                                N.A.
------------------------------------------------------------------------------------
     (b) (2)                                N.A.
------------------------------------------------------------------------------------
     (c)                                    Section 7.02, Section 8.03, Section 8.04
------------------------------------------------------------------------------------
     (d)                                    Section 8.03
------------------------------------------------------------------------------------
314  (a)                                       Section 8.04
------------------------------------------------------------------------------------
     (a)(1)                                 N.A.
------------------------------------------------------------------------------------
     (a)(2)                                 N.A.
------------------------------------------------------------------------------------
     (a)(3)                                 N.A.
------------------------------------------------------------------------------------
     (a)(4)                                 N.A.
------------------------------------------------------------------------------------
     (b)                                    N.A.
------------------------------------------------------------------------------------
     (c)(1)                                 N.A.
------------------------------------------------------------------------------------
     (c)(2)                                 N.A.
------------------------------------------------------------------------------------
     (c)(3)                                 N.A.
------------------------------------------------------------------------------------
     (e)                                    N.A.
------------------------------------------------------------------------------------
     (f)                                    N.A.
------------------------------------------------------------------------------------
315  (a)                                    N.A.
------------------------------------------------------------------------------------
     (b)                                    N.A.
------------------------------------------------------------------------------------
     (c)                                    N.A.
------------------------------------------------------------------------------------
     (d)                                    N.A.
------------------------------------------------------------------------------------
     (e)                                    N.A.
------------------------------------------------------------------------------------
316  (a)                                    N.A.
------------------------------------------------------------------------------------
     (a)(1)                                 N.A.
------------------------------------------------------------------------------------
     (a)(2)                                 N.A.
------------------------------------------------------------------------------------
     (b)                                    N.A.
------------------------------------------------------------------------------------
     (c)                                    N.A.
------------------------------------------------------------------------------------
317  (a)(1)                                 N.A.
------------------------------------------------------------------------------------
     (a)(2)                                 N.A.
------------------------------------------------------------------------------------
     (b)                                    N.A.
------------------------------------------------------------------------------------
318  (a)                                    N.A.
------------------------------------------------------------------------------------
     (b)                                    N.A.
------------------------------------------------------------------------------------
     (c)                                    N.A.
------------------------------------------------------------------------------------

N.A.  means not applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                                            Annex A to Indenture

                                     Annex A

          MONY Life manages the dividend scales primarily through analysis of the ratio of assets to liabilities in the Closed Block. When the Closed Block was originally funded, assets were allocated to the Closed Block such that if the experience underlying the 1998 dividend scale continued, the assets would be sufficient to continue the 1998 dividend scale and pay all policy benefits until the expiration of the Closed Block. The level of assets in the Closed Block was initially substantially lower than the liabilities in the Closed Block because, among other reasons, commissions and maintenance expenses are not paid from the Closed Block and statutory reserve assumptions are conservative. As the Closed Block ages, the ratio of assets to liabilities in the Closed Block increases, so that, at the expiration of the Closed Block, the assets will equal the liabilities.

          The planned progression of this ratio of assets to liabilities was determined at the time the Closed Block was established and is referred to as the "glidepath." The glidepath is used for managing dividend scales. As the Closed Block experience unfolds, the ratio of assets to liabilities is compared to the glidepath to determine whether any changes should be made to the dividend scales.

          For purposes of comparing the asset liability ratio to the glidepath on a consistent basis, several adjustments are made to the asset and liability values reported in the Statutory financial statements. The following is a list of adjustments that are made to the reported assets and liabilities:

          . Adjust the reported liabilities for any reserve valuation changes that occur after demutualization.

          . Exclude deficiency reserves from the reported liabilities since these reserves were not included in the glidepath.

          . Exclude policy loan interest due and accrued from the reported assets since the glidepath assumes that policy loan interest is received on the policy anniversary and does not establish an asset for accrued policy loan interest.

          . Exclude unamortized interest related capital gains and losses from the reported assets. This consists of the IMR balance and pre-payment penalties.

          . Adjust the reported assets to reflect the impact of statutory codification.

          . Adjust the reported assets and liabilities for differences in actual and modeled values at the start of the glidepath projection.

          . Adjust the reported assets for tax savings strategies that were not reflected in the glidepath.

          . Exclude the following payables and receivables from the reported assets and liabilities:

                     .      Claim liabilities

                     .      Premiums received in advance

                     .      Federal income tax due or accrued

                     .      Payables to agents

                     .      Payables to the parent company and affiliates

                     .      Funds held under coinsurance

                     .      Payables for securities

                     .      Policy credits not modeled

                     . Various other payables / receivables that were not reflected in the glidepath

              . In the future, additional adjustments may be needed to the extent there are changes in statutory reporting requirements, tax reserve calculations, etc.

                                 2